Exhibit 10.3

FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

FOURTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of January 26, 2023 (this “Amendment”), among CPG International LLC, a Delaware limited liability company (the “Borrower”), The Azek Company Inc., a Delaware corporation (“Holdings”), the Lenders party hereto and Deutsche Bank AG New York Branch, as administrative agent (the “Administrative Agent”) which shall amend that certain Amended and Restated Revolving Credit Agreement, dated as of March 9, 2017, among the Borrower, Holdings, the several lenders from time to time party thereto (the “Lenders”), and the Administrative Agent (as amended, supplemented or modified prior to the date hereof, the “Credit Agreement” and as amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms used but not defined herein have the meaning provided in the Credit Agreement or the Amended Credit Agreement, as applicable.

W I T N E S S E T H:

WHEREAS, certain loans or other extensions of credit under the Credit Agreement bear or are permitted to bear interest, or incur or are permitted to incur fees, commissions or other amounts, based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“USD LIBOR”) in accordance with the terms of the Credit Agreement;

WHEREAS, the Administrative Agent, the Borrower and the Lenders party hereto comprising 100% of the Lenders as of immediately prior to the Fourth Amendment Effective Date have determined that USD LIBOR should be replaced with the applicable Benchmark Replacement for all purposes under the Credit Agreement and any Loan Document;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.

SECTION 2. Amendments. (a) Effective as of the Fourth Amendment Effective Date (as defined below), (i) the Credit Agreement is hereby amended to delete the struck text (indicated textually in the same manner as the following example: ~~struck text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the selected pages of the Credit Agreement attached as Exhibit A hereto, such amendments, the “Amendments”; the Credit Agreement after giving effect to the Amendments is referred to herein as the “Amended Credit Agreement”) and (ii) Exhibit C and Exhibit G to the Credit Agreement are hereby replaced in their entirety with Exhibit C and Exhibit G attached hereto as Exhibit B and Exhibit C, respectively. Any other Schedule, Exhibit or other attachment to the Credit Agreement not amended pursuant to the terms of this Amendment or otherwise included as part of said Exhibit A, Exhibit B or Exhibit C shall remain in effect without any amendment or other modification thereto.

SECTION 3. Conditions to Effectiveness of the Amendments. This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the date on which such conditions shall have been so satisfied or waived, the “Fourth Amendment Effective Date”):

(a) the Administrative Agent shall have received the Amendment duly executed and delivered by each Loan Party, each Lender and the Administrative Agent; and

(b) all accrued fees of the Administrative Agent, all fees owed to the Lenders, and all reasonable, documented and invoiced out-of-pocket expenses required to be paid by the Borrower to the Lenders and the Agents on or before the Fourth Amendment Effective Date (to the extent invoiced at least one Business Day prior to the Fourth Amendment Effective Date except as otherwise agreed by the Borrower) shall have been paid to the extent due and payable.

The Administrative Agent shall notify the Borrower and the Lenders of the Fourth Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 4. Representations and Warranties.

To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, as of the Fourth Amendment Effective Date and after giving effect to the transactions and amendments to occur on the Fourth Amendment Effective Date:

(a) this Amendment has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes its legal, valid and binding obligation, enforceable against each of the Loan Parties in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

(b) The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this Amendment on the Fourth Amendment Effective Date, true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such date, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).

(c) After giving effect to this Amendment and the transactions contemplated hereby on Fourth Amendment Effective Date, no Default or Event of Default has occurred and is continuing on the Fourth Amendment Effective Date.

SECTION 5. Effect on the Loan Documents. (a) This Amendment shall not extinguish the Loans outstanding under the Credit Agreement and nothing herein contained shall be construed as a substitution or novation of the Loans outstanding under the Credit Agreement, which shall remain outstanding after the Fourth Amendment Effective Date, as modified hereby. Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Each Loan Party hereby agrees, with respect to each Loan Document to which it is a party, that (i) all of its obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis after giving effect to this Amendment, the Amendments, and all of the Liens and security interests created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to this this Amendment, the Amendments, as collateral security for its obligations, liabilities and indebtedness under the Credit Agreement and the other Loan Documents.

(b) Upon the Fourth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “herein,” “hereto,” “hereunder,” “hereof,” or in the other Loan Documents to the “Credit Agreement”, or, in each case, words of like import shall mean and be a reference to the Amended Credit Agreement.

(c) Except as expressly set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) The Borrower and the other parties hereto acknowledge and agree that this Amendment shall constitute a Loan Document.

SECTION 6. Expenses. The Borrower agrees to pay or reimburse the Administrative Agent and the Lenders for all of their reasonable, documented and invoiced out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, the reasonable, documented and invoiced fees, charges and disbursements of counsel to the Administrative Agent, all in accordance with and subject to Section 9.05 of the Credit Agreement.

SECTION 7. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8. Amendments; Execution in Counterparts. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Administrative Agent and the Required Lenders in accordance with Section 9.08 of the Credit Agreement. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or electronic mail that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of page intentionally left blank.]

Exhibit 10.3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

THE AZEK COMPANY INC., as Holdings

By:	/s/ Peter Clifford
Name:	Peter Clifford
Title:	Chief Financial Officer

CPG INTERNATIONAL LLC, as the Borrower

By:	/s/ Peter Clifford
Name:	Peter Clifford
Title:	Chief Financial Officer

CPG BUILDING PRODUCTS LLC

By:	/s/ Peter Clifford
Name:	Peter Clifford
Title:	Vice President

CPG SUB I CORPORATION

By:	/s/ Peter Clifford
Name:	Peter Clifford
Title:	Vice President

SANATEC SUB I CORPORATION

By:	/s/ Peter Clifford
Name:	Peter Clifford
Title:	Vice President

SANTANA PRODUCTS INC.

By:	/s/ Peter Clifford
Name:	Peter Clifford
Title:	Vice President

SCRANTON PRODUCTS INC.

By:	/s/ Peter Clifford
Name:	Peter Clifford
Title:	Vice President

VYCOM CORP.

[Fourth Amendment – Signature Page]

By:	/s/ Peter Clifford
Name:	Peter Clifford
Title:	Vice President

WES, LLC

By:	/s/ Peter Clifford
Name:	Peter Clifford
Title:	Vice President

ULTRALOX TECHNOLOGY, LLC

By:	/s/ Peter Clifford
Name:	Peter Clifford
Title:	Vice President

VERSATEX BUILDING PRODUCTS, LLC

By:	/s/ Peter Clifford
Name:	Peter Clifford
Title:	Vice President

VERSATEX HOLDINGS, LLC

By:	/s/ Peter Clifford
Name:	Peter Clifford
Title:	Vice President

STRUXURE OUTDOOR, LLC

By:	/s/ Peter Clifford
Name:	Peter Clifford
Title:	Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent and a Lender

By:	/s/ Philip Tancorra
Name:	Philip Tancorra
Title:	Vice President

By:	/s/ Manfred Affenzeller
Name:	Manfred Affenzeller
Title:	Managing Director

Barclays Bank PLC

By:	/s/ Koruthu Mathew
Name:	Koruthu Mathew
Title:	VP

[Fourth Amendment – Signature Page]

BANK OF AMERICA, N.A.

By:	/s/ Christy Bowen
Name:	Christy Bowen
Title:	Senior Vice President

CITIBANK N.A.,

By:	/s/ Christopher Marino
Name:	Christopher Marino
Title:	Vice President & Director

Goldman Sachs Bank USA

By:	/s/ Keshia Leday
Name:	Keshia Leday
Title:	Authorized Signatory

JPMorgan Chase Bank, N.A.

By:	/s/ Jerome Prince
Name:	Jerome Prince
Title:	Authorized Signatory

TD Bank, N.A.

By:	/s/ Jennifer Visconti
Name:	Jennifer Visconti
Title:	Vice President

[Fourth Amendment – Signature Page]

Exhibit 10.3

Exhibit A

Amendments

[Attached]

$150,000,000

AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT,

Dated as of March 9, 2017,

as amended by the First Amendment, dated as of June 5, 2020
the Second Amendment, dated as of August 12, 2020, and
the Third Amendment, dated as of March 31, 2021

among

CPG INTERNATIONAL LLC,

THE LENDERS PARTY HERETO,

TD BANK, N.A.,

as Documentation Agent

and

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent and Collateral Agent

DEUTSCHE BANK SECURITIES INC.,

BARCLAYS BANK PLC,
BANK OF AMERICA, N.A.

and
GOLDMAN SACHS BANK USA,
as Joint Bookrunners and Joint Lead Arrangers

[Fourth Amendment – Signature Page]

TABLE OF CONTENTS

Page
ARTICLE I Definitions

SECTION 1.01. Defined Terms	1
SECTION 1.02. Terms Generally	~~52~~56
SECTION 1.03. Accounting Terms; GAAP	~~53~~57
SECTION 1.04. Effectuation of Transactions	~~53~~57
SECTION 1.05. Currencies	~~53~~57
SECTION 1.06. Limited Condition Events; Basket and Ratio Compliance.	~~54~~57
SECTION 1.07. Delaware Divisions.	~~55~~59
SECTION 1.08. ~~LIBOR Notification~~Rates.	~~56~~59

ARTICLE II The Credits

SECTION 2.01. Commitments	~~56~~61
SECTION 2.02. Loans and Borrowings	~~58~~62
SECTION 2.03. Requests for Borrowing	~~58~~63
SECTION 2.04. Swingline Loans	~~59~~64
SECTION 2.05. Letters of Credit	~~61~~65
SECTION 2.06. Funding of Borrowings	~~66~~70
SECTION 2.07. Interest Elections	~~67~~71
SECTION 2.08. Termination and Reduction of Commitments.	~~68~~72
SECTION 2.09. Promise to Pay; Evidence of Debt	~~69~~73
SECTION 2.10. Optional Repayment of Loans	~~69~~73
SECTION 2.11. Mandatory Repayment of Loans	~~70~~74
SECTION 2.12. Fees	~~70~~74
SECTION 2.13. Interest	~~71~~75
SECTION 2.14. Alternate Rate of Interest	~~72~~76
SECTION 2.15. Increased Costs	~~72~~76
SECTION 2.16. Break Funding Payments	~~73~~78
SECTION 2.17. Taxes	~~74~~78
SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~77~~81
SECTION 2.19. Mitigation Obligations; Replacement of Lenders	~~79~~83
SECTION 2.20. Illegality	~~80~~84
SECTION 2.21. Incremental Revolving Commitments	~~80~~85
SECTION 2.22. Refinancing Amendments	~~82~~86
SECTION 2.23. Extensions of Revolving Facility Commitments	~~83~~87
SECTION 2.24. Joint and Several Liability of Borrower Parties.	~~84~~88
SECTION 2.25. Appointment of Borrower as Agent for Borrower Parties	~~85~~89
SECTION 2.26. Defaulting Lenders.	~~85~~89
SECTION 2.27. ~~LIBOR Successor~~Benchmark Replacement Setting.	~~87~~91

i

ARTICLE III Representations and Warranties

SECTION 3.01. Organization; Powers	~~94~~98
SECTION 3.02. Authorization	~~94~~98
SECTION 3.03. Enforceability	~~94~~98
SECTION 3.04. Governmental Approvals	~~94~~99
SECTION 3.05. Borrowing Base Certificate	~~94~~99
SECTION 3.06. Financial Statements	~~95~~99
SECTION 3.07. Title to Properties	~~9~~99
SECTION 3.08. Subsidiaries	~~95~~99
SECTION 3.09. Litigation; Compliance with Laws	~~95~~100
SECTION 3.10. Federal Reserve Regulations	~~96~~100
SECTION 3.11. Investment Company Act	~~96~~100
SECTION 3.12. Labor Matters	~~96~~100
SECTION 3.13. Tax Returns	~~96~~101
SECTION 3.14. No Material Misstatements	~~97~~101
SECTION 3.15. Employee Benefit Plans	~~97~~102
SECTION 3.16. Environmental Matters	~~98~~103
SECTION 3.17. Security Documents	~~99~~103
SECTION 3.18. Location of Real Property and Leased Premises	~~99~~104
SECTION 3.19. Solvency	~~99~~104
SECTION 3.20. No Material Adverse Effect	~~100~~104
SECTION 3.21. Use of Proceeds	~~100~~104
SECTION 3.22. USA PATRIOT Act; FCPA; OFAC	~~100~~104
SECTION 3.23. Intellectual Property; Licenses, Etc.	~~101~~105
SECTION 3.24. EEA Financial Institutions	~~101~~105

ARTICLE IV Conditions of Lending

SECTION 4.01. All Credit Events.	~~101~~106
SECTION 4.02. Conditions to First Restatement Effective Date	~~102~~106

ARTICLE V Affirmative Covenants

SECTION 5.01. Existence; Businesses and Properties	~~104~~109
SECTION 5.02. Insurance	~~105~~109
SECTION 5.03. Taxes	~~106~~110
SECTION 5.04. Financial Statements, Reports, etc.	~~106~~110
SECTION 5.05. Litigation and Other Notices	~~109~~113
SECTION 5.06. Compliance with Laws	~~109~~114
SECTION 5.07. Maintaining Records; Access to Properties and Inspections; Appraisals	~~109~~114
SECTION 5.08. Use of Proceeds	~~110~~115
SECTION 5.09. Compliance with Environmental Laws	~~110~~115
SECTION 5.10. Further Assurances; Additional Security	~~110~~115
SECTION 5.11. Cash Management Systems; Application of Proceeds of Accounts	~~110~~116
SECTION 5.12. Fiscal Year; Accounting	~~113~~118

SECTION 5.13. Creation of Co-Borrowers	~~113~~118
SECTION 5.14. Lender Calls	~~114~~118
SECTION 5.15. Post-Closing Matters	~~114~~119
SECTION 5.16. Patriot Act, OFAC, FCPA.	~~114~~119

ARTICLE VI Negative Covenants

SECTION 6.01. Indebtedness	~~115~~119
SECTION 6.02. Liens	~~119~~123
SECTION 6.03. Sale and Lease-Back Transactions	~~122~~126
SECTION 6.04. Investments, Loans and Advances	~~123~~127
SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions	~~126~~130
SECTION 6.06. Restricted Payments	~~128~~132
SECTION 6.07. Transactions with Affiliates	~~131~~135
SECTION 6.08. Business of Borrower	~~133~~138
SECTION 6.09. Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By Laws and Certain Other Agreements; etc	~~134~~138
SECTION 6.10. Financial Performance Covenant	~~136~~140

ARTICLE VIA Holdings Covenant

ARTICLE VII Events of Default

SECTION 7.01. Events of Default	~~138~~142
SECTION 7.02. Right to Cure	~~140~~144

ARTICLE VIII The Agents

SECTION 8.01. Appointment	~~141~~145
SECTION 8.02. Delegation of Duties	~~143~~147
SECTION 8.03. Exculpatory Provisions	~~143~~147
SECTION 8.04. Reliance by Administrative Agent	~~144~~148
SECTION 8.05. Notice of Default	~~144~~148
SECTION 8.06. Non-Reliance on Agents and Other Lenders	~~144~~149
SECTION 8.07. Indemnification	~~145~~149
SECTION 8.08. Agent in Its Individual Capacity	~~145~~149
SECTION 8.09. Successor Agent	~~146~~150
SECTION 8.10. Lead Arrangers; Co-Syndication Agents; Co-Documentation Agents	~~146~~150
SECTION 8.11. Certain ERISA Matters.	~~146~~150
SECTION 8.12. Acknowledgements of Lenders and Issuing Banks.	~~147~~151

ARTICLE IX Miscellaneous

SECTION 9.01. Notices; Communications	~~150~~154
SECTION 9.02. Survival of Agreement	~~151~~155
SECTION 9.03. Binding Effect	~~151~~155
SECTION 9.04. Successors and Assigns	~~151~~155
SECTION 9.05. Expenses; Indemnity	~~155~~159
SECTION 9.06. Right of Set-off	~~157~~161
SECTION 9.07. Applicable Law	~~157~~161
SECTION 9.08. Waivers; Amendment	~~157~~161
SECTION 9.09. Interest Rate Limitation	~~160~~163
SECTION 9.10. Entire Agreement	~~160~~164
SECTION 9.11. WAIVER OF JURY TRIAL	~~160~~164
SECTION 9.12. Severability	~~160~~164
SECTION 9.13. Counterparts	~~160~~164
SECTION 9.14. Headings	~~160~~164
SECTION 9.15. Jurisdiction; Consent to Service of Process	~~160~~164
SECTION 9.16. Confidentiality	~~161~~165
SECTION 9.17. Platform; Borrower Materials	~~162~~166
SECTION 9.18. Release of Liens and Guarantees	~~162~~166
SECTION 9.19. USA PATRIOT Act Notice	~~162~~167
SECTION 9.20. Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~163~~167
SECTION 9.21. Security Documents and ABL/Term Loan Intercreditor Agreement	~~163~~167
SECTION 9.22. No Liability of the Issuing Banks	~~163~~167
SECTION 9.23. Acknowledgements	~~164~~168
SECTION 9.24. No Novation	~~164~~168
SECTION 9.25. Delivery of Signature Pages; Amendment to Collateral Agreement	~~165~~169
SECTION 9.26. Acknowledgement Regarding Any Supported QFCs.	~~165~~169

Exhibits and Schedules

Exhibit A Form of Assignment and Acceptance

Exhibit B Form of Borrowing Base Certificate

Exhibit C Form of Borrowing Request

Exhibit D Form of Co-Borrower Joinder Agreement

Exhibit E Form of Letter of Credit Request

Exhibit F Form of Swingline Borrowing Request

Exhibit G Form of Interest Election Request

Exhibit H Form of Note

Exhibit I Form of Solvency Certificate

Exhibit J Form of Amendment to the Collateral Agreement

Schedule 1.01B Existing Letters of Credit

Schedule 1.01C Guarantors

Schedule 1.01D Sale/Lease-Back Documents

Schedule 1.01E Concentration Limits

Schedule 2.01 Commitments

Schedule 3.04 Governmental Approvals

Schedule 3.08(a) Subsidiaries

Schedule 3.08(b) Outstanding Subscriptions, Options, Warrants, Calls, Rights, etc.

Schedule 3.09(a) Litigation/Compliance with Laws

Schedule 3.13 Taxes

Schedule 3.16 Environmental Matters

Schedule 3.18 Material Real Property

Schedule 3.23 Intellectual Property

Schedule 5.02 Insurance

Schedule 5.15 Post-Closing Matters

Schedule 6.01(a) Indebtedness

Schedule 6.02(a) Liens

Schedule 6.04(h) Investments

Schedule 6.06(k) Restricted Payments

Schedule 6.07(e) Transactions and Agreements

Schedule 9.01 Notice Information

v

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of March 9, 2017 (the “Agreement”), among CPG International LLC, a Delaware limited liability company as the borrower (the “Borrower”), The Azek Company Inc., a Delaware corporation and the parent of the Borrower (“Holdings”), the Co-Borrowers party hereto, the Lenders party hereto from time to time and Deutsche Bank AG New York Branch (“Deutsche Bank”), as administrative agent (in such capacity, and as further defined in Section 1.01, the “Administrative Agent”) and as collateral agent (in such capacity, and as further defined in Section 1.01, the “Collateral Agent”), and Deutsche Bank as swingline lender (in such capacity, and as further defined in Section 1.01, the “Swingline Lender”) and as an issuing bank (in such capacity, and as further defined in Section 1.01, an “Issuing Bank”).

A. The Borrower (as successor-in-interest to CPG International Inc., itself a successor-in-interest to CPG Merger Sub LLC) entered into that certain Revolving Credit Agreement, dated as of September 30, 2013 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Revolving Credit Agreement”), among the Borrower, the co-borrowers party thereto, the lenders party thereto and Deutsche Bank, as administrative agent and collateral agent.

B. The parties hereto have agreed to amend and restate the Existing Revolving Credit Agreement as provided in this Agreement, which Agreement shall become effective upon the satisfaction of the conditions precedent set forth in Section 4.02 hereof.

C. It is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Revolving Credit Agreement or evidence repayment of any of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Revolving Credit Agreement and re-evidence the obligations of the Borrower and the Co-Borrowers outstanding thereunder.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree that on the First Restatement Effective Date (as defined below), the Existing Revolving Credit Agreement shall be amended and restated in its entirety as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABL Priority Collateral” shall have the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement.

“ABL/Term Loan Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of the Closing Date, by and among the Administrative Agent, Barclays Bank PLC, as collateral agent under the Term Loan Credit Agreement, Holdings, Borrower and the other Subsidiary Loan Parties party thereto, as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the New York Federal Reserve Bank Rate as of such day plus ½ of 1.00%, (b) the prime commercial lending rate announced as of such day by the Administrative Agent as the “prime rate” as in effect on such day and (c) ~~the LIBO Rate as of~~Adjusted Term SOFR for a one-month tenor in effect on such day (or, if such day is not a Business Day, the next preceding Business Day)~~for a deposit in Dollars with a maturity of one~~

~~month~~ plus 1.00%. If ABR is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.27), then ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if ABR as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loans” shall mean any ABR Revolving Loan or any Swingline Loan.

“ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.

“ABR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the ABR.

“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Acceptable Inspector” shall mean (a) with respect to an inventory appraisal, Accuval Associates LLC or any other experienced and reputable appraiser reasonably acceptable to the Administrative Agent and (b) with respect to a field examination, KPMG LLP or any other experienced and reputable field examiner reasonably acceptable to the Administrative Agent.

“Account” shall mean, with respect to a person, any of such person’s now owned and hereafter acquired or arising accounts (as defined in the UCC), including, whether or not constituting “accounts” (as defined in the UCC), any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance or arising out of the use of a credit or charge card or information contained on or used with such card.

“Account Debtor” shall mean each person obligated on an Account.

“Accounting Change” shall have the meaning assigned to such term in Section 1.03.

“Additional Lender” shall mean any person that provides Incremental Revolving Commitments or Replacement Revolving Commitments.

“Adjusted ~~LIBO~~Term ~~Rate~~SOFR” shall mean, ~~with respect to any Eurocurrency Borrowing~~for purposes of any ~~Interest Period, an interest~~calculation, the rate per annum equal to ~~the greater of(a)the LIBO Rate in effect~~(a) Term SOFR for such ~~Interest Period divided by one, minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any, and(b)1.00%~~calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Adjustment Date” shall mean the first day of each January, April, July and October of each year, commencing April 1, 2021.

“Administrative Agent” shall mean Deutsche Bank, in its capacity as administrative agent for itself and the Lenders hereunder, and any duly appointed successor in such capacity.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agents” shall mean the Administrative Agent and the Collateral Agent, in their respective capacities as such.

“Agreement” shall have the meaning assigned to such term in the introductory paragraphs hereof.

“Aggregate Credit Exposure” shall mean, at any time, the Revolving Facility Credit Exposure at such time.

“Annual Financial Statements” shall have the meaning assigned to such term in Section 5.04(a).

“Applicable Commitment Fee” shall mean a percentage per annum equal to (a) initially, 0.375%, and (b) from and after each Adjustment Date, a percentage per annum determined in accordance with the Applicable Commitment Fee Pricing Grid, based on the Average Daily Used Percentage for the most recent three month period ending on the day prior to such Adjustment Date. Changes in the Applicable Commitment Fee resulting from changes in the Average Daily Used Percentage shall become effective on the Adjustment Date. Each determination of the Average Daily Used Percentage pursuant to the Applicable Commitment Fee Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to the definition of the term “Average Daily Used Percentage”.

“Applicable Commitment Fee Pricing Grid” shall mean the table set forth below:

Average Daily Used Percentage	Applicable Commitment Fee
Greater than 50%	0.25%
Equal to or less than 50%	0.375%

“Applicable Margin” shall mean a percentage per annum equal to (i) initially, (x) for ~~Eurocurrency~~SOFR Revolving Loans, 1.25%, and (y) for ABR Revolving Loans, 0.25%, and (ii) from and after each Adjustment Date, the percentages per annum determined in accordance with the Applicable Margin Pricing Grid, based on Average Historical Availability for the most recent three month period ending on the date prior to such Adjustment Date. Changes in the Applicable Margin resulting from changes in the Average Historical Availability shall become effective on the Adjustment Date. Each determination of the Average Historical Availability pursuant to the Applicable Margin Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to the definition of the term “Average Historical Availability”.

“Applicable Margin Pricing Grid” shall mean the table set forth below:

Revolving Loans
Average Historical Availability	Applicable Margin for ~~Eurocurrency~~SOFR Revolving Loans	Applicable Margin for ABR Revolving Loans
Greater than 66 2/3% of the Line Cap	1.25%	0.25%
Less than or equal to 66 2/3% of the Line Cap but greater than or equal to 33% of the Line Cap	1.50%	0.50%
Less than 33% of the Line Cap	1.75%	0.75%

“Appraised Liquidation Value” shall mean, with respect to Eligible Inventory, the appraised net orderly liquidation value thereof (expressed as a percentage of the Cost of such Inventory) as determined from time to time by an Acceptable Inspector in accordance with Section 5.07.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).

“Ares” shall mean Ares Corporate Opportunities Fund IV, L.P.

“Asset Sale” shall mean any sale, transfer or other disposition (including any Sale and Lease-Back Transaction) to any person of any asset or assets of the Borrower, a Co-Borrower or any other Restricted Subsidiary; provided that the issuance of Equity Interests of (a) the Borrower or Holdings or (b) any Subsidiary of the Borrower to the Borrower, any Wholly Owned Subsidiary of the Borrower or on a pro rata basis to holders of Equity Interests of such Subsidiary, shall not, in each case, constitute an “Asset Sale”.

“Assignee” shall have the meaning assigned to such term in Section 9.04(b).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrower (if required by Section 9.04), substantially in the form of Exhibit A (or such other form as may be agreed between the Borrower and the Administrative Agent). “Availability” shall mean, at any time, (a) the Revolving Facility Availability at such time, minus (b) the Aggregate Credit Exposure at such time.

“Availability Period” shall mean the period from and including the First Restatement Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.27(d).

“Available Unused Commitment” shall mean, with respect to a Lender at any time, an amount equal to the amount by which (a) the Revolving Facility Commitment of such Lender at such time exceeds (b) the aggregate Revolving Facility Credit Exposure (other than Revolving Facility Credit Exposure attributable to Swingline Loans) of such Lender at such time.

“Average Daily Used Percentage” shall mean, for any period, the percentage derived by dividing (a) the sum of (i) the average daily principal balance of all Revolving Loans (other than the principal balance of any Swingline Loans) during such period plus (ii) the average daily undrawn amount of all outstanding Letters of Credit issued for the account or on behalf of the Borrower Parties during such period by (b) the average daily amount of the Revolving Facility Commitments during such period.

“Average Historical Availability” shall mean, for any period, the average daily Availability for such period.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.27(a).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) the sum of (i) Daily Simple SOFR and (ii) 0.10% (10 basis points); or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero)

that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” shall mean, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent decides in consultation with the Borrower may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines in consultation with the Borrower that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.27 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.27.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocked Account” shall have the meaning assigned to such term in Section 5.11(a).

“Blocked Account Agreement” shall have the meaning assigned to such term in Section 5.11(a).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory paragraphs hereof.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.17.

“Borrower Parties” shall mean, on any date of determination, a collective reference to the Borrower and each Co-Borrower as of such date.

“Borrowing” shall mean a group of Loans of a single Type made on a single date and, in the case of ~~Eurocurrency~~SOFR Revolving Loans, as to which a single Interest Period is in effect.

“Borrowing Base” shall mean the Revolving Facility Borrowing Base.

“Borrowing Base Certificate” shall mean a certificate by a Responsible Officer of the Borrower, substantially in the form of Exhibit B (or such other form as may be agreed between the Borrower and the Administrative Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof (including any adjustments pursuant to Section 5.04(h)(ii) and, to the extent the Borrower has received notice of any such Reserve from the Administrative Agent, any of the Reserves included in such calculation), all in such detail as shall be reasonably satisfactory to the Administrative Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall be made by the Borrower and certified to the Administrative Agent.

“Borrowing Minimum” shall mean $100,000 in the case of ABR Borrowings and $1.0 million in the case of ~~Eurocurrency~~SOFR Borrowings.

“Borrowing Multiple” shall mean $100,000 in the case of ABR Borrowings and $1.0 million in the case of ~~Eurocurrency~~SOFR Borrowings.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C (or such other form as may be agreed by the Borrower and the Administrative Agent from time to time).

“Budget” shall have the meaning assigned to such term in Section 5.04(f).

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that when used in ~~connection with a Eurocurrency Revolving Loan~~ relation to SOFR Borrowings and any interest rate settings, fundings, disbursements, settlements or payments of any such SOFR Borrowings or any other dealings of such SOFR Borrowings, the term “Business Day” ~~shall~~ also excludes any day ~~on which banks are not open for dealings in deposits in the London interbank market~~ that is not a U.S. Government Securities Business Day.

“Capital Lease Obligations” shall mean, with respect to any person, the obligations of such person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP (as in effect on the Closing Date) and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP (as in effect on the Closing Date).

“Cash Dominion Event” shall occur at any time that the Borrower shall have received written notice from the Administrative Agent that (a) Availability is less than the greater of (i) $12.5 million and (ii) 10% of the Line Cap then in effect, in each case, for five consecutive Business Days or (b) a Designated Event of Default has occurred and is continuing. Once commenced, a Cash Dominion Event shall be deemed to be continuing until such time as Availability equals or exceeds the greater of (i) $12.5 million and (ii) 10% of the Line Cap then in effect for 30 consecutive days or such Designated Event of Default has been cured or waived (or is otherwise no longer continuing), as applicable.

“Cash Management Bank” shall mean any provider of Cash Management Services that, at the time such Cash Management Obligations were entered into or, if entered into prior to the Closing Date, on the Closing Date, was the Administrative Agent, a Lender or an Affiliate of the foregoing, whether or not such person subsequently ceases to be the Administrative Agent, a Lender or an Affiliate of the foregoing.

“Cash Management Obligations” shall mean obligations owed by any Loan Party to any Cash Management Bank in respect of or in connection with Cash Management Services and designated by the Cash Management Bank and the Borrower in writing to the Administrative Agent as “Cash Management Obligations”.

“Cash Management Services” shall mean any treasury, depository, pooling, netting, overdraft, stored value card, purchase card (including so called “procurement card” or “P-card”), debit card, credit card, cash management, e-payables and similar services and any automated clearing house transfer of funds.

“CFC” shall mean a controlled foreign corporation under Section 957 of the Code.

A “Change in Control” shall be deemed to occur if:

(a) at any time, Holdings shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower;

(b) [reserved]; or

(c) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date, but excluding any employee benefit plan of such person and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Closing Date) of Equity Interests of Holdings representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings (determined on a fully diluted basis but not giving effect to contingent voting rights that have not yet vested) and the percentage of the aggregate ordinary voting power so held by such person or “group” is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests of Holdings owned beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, in the aggregate by the Permitted Holders (determined on a fully diluted basis but not giving effect to contingent voting rights that have not yet vested), unless, in the case of either clause (b) or (c) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the persons constituting the Governing Persons of Holdings.

Notwithstanding the preceding or any provision of Rule 13d-3 of the Exchange Act (as in effect on the Closing Date, (i) a person or “group” shall not be deemed to beneficially own securities (1) subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement or (2) as a result of veto or approval rights in any joint venture agreement, shareholder agreement or other similar agreement and (ii) if any “group” includes one or more Permitted Holders, any issued and outstanding voting Equity Interests of Holdings beneficially owned, directly or indirectly, by any Permitted Holders that are a part of such “group” shall not be treated as being beneficially owned by any other member of such “group” for purposes of determining whether a Change in Control has occurred.

“Change in Law” shall mean (a) the adoption of any law, rule, regulation or treaty after the Closing Date, (b) any change in law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority, made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated, implemented or issued.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean September 30, 2013.

“Closing Date First Lien Leverage Ratio” shall mean 4.50:1.00.

“Closing Date Transaction Documents” shall mean the “Transaction Documents” as defined in the Existing Revolving Credit Agreement.

“Closing Date Transactions” shall mean the “Transactions” as defined in the Existing Revolving Credit Agreement.

“Co-Borrower” shall have the meaning specified in Section 5.13(a).

“Co-Borrower Joinder Agreement” shall mean a Co-Borrower Joinder Agreement substantially in the form of Exhibit D (or such other form as may be agreed between the Borrower and the Administrative Agent), executed and delivered by a new Co-Borrower in accordance with the provisions of Section 5.13(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended, modified, and supplemented.

“Co-Documentation Agents” the Co-Documentation Agents identified on the cover page of this Agreement.

“Co-Syndication Agents” the Co-Syndication Agents identified on the cover page of this Agreement.

“Collateral” shall mean the “Collateral” as defined in the Collateral Agreement and shall also include all other property that is subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to any Security Document.

“Collateral Agent” shall mean Deutsche Bank, in its capacity as Collateral Agent for itself and the other Secured Parties, and any duly appointed successor in that capacity.

“Collateral Agreement” shall mean the Guarantee and Collateral Agreement dated as of the Closing Date, among the Loan Parties and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.

“Collateral and Guarantee Requirement” shall mean the requirement that:

(a) (i) on the Closing Date, the Administrative Agent shall have received (A) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such CPG Merger Sub LLC and (B) a supplement to the Collateral Agreement, substantially in the form specified therein, duly executed and delivered on behalf of each person that was a Subsidiary as of such date (other than any Unrestricted Subsidiary, Immaterial Subsidiary, Qualified CFC Holding Company, CFC or Domestic Subsidiary of a CFC that, in each case, was not a Subsidiary Loan Party under and as defined in the Term Loan Credit Agreement as of such date), (ii) on or prior to the Closing Date, the Administrative Agent shall have received the Security Documents required to be delivered pursuant to Section 5.15 of the Existing Revolving Credit Agreement and (iii) on or prior to the First Restatement Effective Date, the Administrative Agent shall have received a supplement to the Collateral Agreement, substantially in the form specified therein, duly executed and delivered on behalf of each Subsidiary (other than any Unrestricted Subsidiary, Immaterial Subsidiary, Qualified CFC Holding Company, CFC or Domestic Subsidiary of a CFC that, in each case, is not a Subsidiary Loan Party under and as defined in the Term Loan Credit Agreement), if any, formed or acquired after the Closing Date and on or prior to the First Restatement Effective Date;

(b) on the First Restatement Effective Date, (i) the Administrative Agent (or a designated bailee thereof) shall have received, subject to the exceptions set forth in the Collateral Agreement, (A) a pledge of all the issued and outstanding Equity Interests of each Subsidiary (other than any Unrestricted Subsidiary, Immaterial Subsidiary, Qualified CFC Holding Company or CFC) owned on the First Restatement Effective Date directly by any Loan Party and (B) a pledge of 100% of the outstanding non-voting Equity Interests and 65% of the outstanding voting Equity Interests of each (1) CFC directly owned by any Loan Party and (2) Qualified CFC Holding Company directly owned by any Loan Party and (ii) the Administrative Agent (or a designated bailee thereof) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) (i) on the First Restatement Effective Date all Indebtedness of Holdings, the Borrower Parties and each other Subsidiary of Holdings having, in the case of each instance of Indebtedness, an aggregate principal amount in excess of $5.0 million (other than (A) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings and its Subsidiaries or (B) to the extent that a pledge of such promissory note or instrument would violate applicable law) that is owing to any Loan Party shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to the Collateral Agreement (or other applicable Security Document as reasonably required by the Administrative Agent) and (ii) the Administrative Agent (or a designated bailee thereof) shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(d) in the case of any person that becomes a Subsidiary (other than an Unrestricted Subsidiary, an Immaterial Subsidiary, a Qualified CFC Holding Company, a CFC or a Domestic Subsidiary of a CFC that, in each case, is not a Subsidiary Loan Party under and as defined in the Term Loan Credit Agreement) after the First Restatement Effective Date (with (i) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary being deemed to constitute the acquisition of a Subsidiary, (ii) any Immaterial Subsidiary being designated a Material Subsidiary being deemed to constitute the acquisition of a Subsidiary and (iii) any transaction or event resulting in a Subsidiary ceasing to be a Qualified CFC Holding Company, a CFC or a Domestic Subsidiary of a CFC being deemed to constitute the acquisition of a Subsidiary), the Administrative Agent shall have received a supplement to the Collateral Agreement, substantially in the form specified therein, duly executed and delivered on behalf of such Subsidiary within the time period specified in Section 5.10(c);

(e) after the First Restatement Effective Date, subject to the exceptions set forth in the Collateral Agreement, (i)(A) all the issued and outstanding Equity Interests of any person that becomes a Subsidiary Loan Party after the First Restatement Effective Date and (B) all the Equity Interests that are acquired by a Loan Party after the First Restatement Effective Date (with (i) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary being deemed to constitute the acquisition of the Equity Interests of such redesignated Subsidiary, (ii) any Immaterial Subsidiary being designated a Material Subsidiary being deemed to constitute the acquisition of the Equity Interests of such redesignated Subsidiary and (iii) any transaction or event resulting in a Subsidiary ceasing to be a Qualified CFC Holding Company, a CFC or a Domestic Subsidiary of a CFC being deemed to constitute the acquisition of any Equity Interests of such Subsidiary not required to be pledged pursuant to the Loan Documents during the time such Subsidiary was a Qualified CFC Holding Company, CFC or Domestic Subsidiary of a CFC) and owned directly by such Loan Party, shall have been pledged pursuant to the Collateral Agreement; provided that in no event shall any Loan Party be required to pledge (1) the Equity Interests of any Subsidiary that is an Unrestricted Subsidiary or an Immaterial Subsidiary or (2) more than 65% of the issued and outstanding voting Equity Interests of any CFC or any Qualified CFC Holding Company directly owned by such Loan Party and (ii) the Administrative Agent (or a designated bailee thereof) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, to the extent required by the Collateral Agreement, in the case of each of clauses (i) and (ii), within the time period specified in Section 5.10(c);

(f) except as otherwise contemplated by the Security Documents, all documents and instruments, including Uniform Commercial Code financing statements and all other actions reasonably requested by the Administrative Agent to be filed, registered, recorded or delivered to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been delivered to the Administrative Agent (or a designated bailee thereof) for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(g) except as otherwise contemplated by any Security Document, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder; and

(h) after the First Restatement Effective Date, the Administrative Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10 or Section 5.15 and (ii) upon reasonable request by the Administrative Agent, evidence of compliance with any other requirements of Section 5.10.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).

“Commitments” shall mean (a) with respect to any Revolving Lender, such Revolving Lender’s Revolving Facility Commitment, (b) with respect to the Swingline Lender, its Swingline Commitment and (c) with respect to any Issuing Bank, its Letter of Credit Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consolidated Capital Expenditures” shall mean, for any period, the aggregate amount of all expenditures of Holdings and the Restricted Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included as “additions to property, plant or equipment” or similar items in the consolidated statement of cash flows of Holdings. Notwithstanding the foregoing, Consolidated Capital Expenditures shall not include:

(a) expenditures made with tenant allowances received by Holdings or any Restricted Subsidiary from landlords in the ordinary course of business and subsequently capitalized,

(b) expenditures made in connection with the Closing Date Transactions and Permitted Business Acquisitions,

(c) expenditures to the extent they are (i) paid for in Equity Interests of any Parent Entity or (ii) made with proceeds of the issuance of Equity Interests of, or a cash capital contribution to, the Borrower after the Closing Date,

(d) expenditures that are accounted for as capital expenditures by Holdings or any Restricted Subsidiary and that actually are paid for by a person other than Holdings or any Restricted Subsidiary to the extent none of Holdings or any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such person or any other person (whether before, during or after such period),

(e) any expenditures which are contractually required to be, and are, advanced or reimbursed to Holdings or any Restricted Subsidiary in cash by a third party (including landlords) during such period of calculation,

(f) the book value of any asset owned by Holdings or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (a) any expenditure necessary in order to permit such asset to be reused shall be included as a capital expenditure during the period in which such expenditure actually is made and (b) such book value shall have been included in Consolidated Capital Expenditures when such asset was originally acquired,

(g) that portion of interest on Indebtedness incurred for capital expenditures that is capitalized in accordance with GAAP,

(h) expenditures made in connection with the replacement, substitution, restoration, upgrade, development or repair of assets to the extent financed with (x) insurance or settlement proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored, upgraded, developed or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, in each case to the extent such expenditures are made within 24 months of receipt of such proceeds,

(i) in the event that any equipment is purchased simultaneously with the trade-in of existing equipment in the ordinary course of business, the gross amount of the credit granted by the seller of such equipment for the equipment being traded in at such time, or

(j) expenditures relating to the construction, acquisition, replacement, reconstruction, development, refurbishment, renovation or improvement of any property which has been transferred to a person other than the Borrower or any other Restricted Subsidiary during the same fiscal year in which such expenditures were made pursuant to a Sale and Lease-Back Transaction to the extent of the cash proceeds received by the Borrower or any other Restricted Subsidiary pursuant to such Sale and Lease-Back Transaction that are not required to repay loans under the Credit Facilities.

“Consolidated Depreciation and Amortization Expense” shall mean, with respect to Holdings and the Restricted Subsidiaries for any period, the total amount of depreciation and amortization expense, including the amortization of key money and other intangible assets and deferred financing fees and amortization of unrecognized prior service costs, of Holdings and the Restricted Subsidiaries as set forth on the most recently delivered Required Financial Statements for such period and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” shall mean, with respect to Holdings and the Restricted Subsidiaries for any period, the Consolidated Net Income of Holdings and the Restricted Subsidiaries for such period (without duplication):

(1) increased, in each case, to the extent deducted (and not added back) or, in the case of clause (l), not already included in Consolidated Net Income and, in each case, without duplication, by:

(a) provision for taxes based on income or, profits or capital, including state, franchise, excise and similar taxes and foreign withholding taxes of such person paid or accrued, including any penalties and interest relating to any tax examinations; plus

(b) Consolidated Interest Expense of Holdings and the Restricted Subsidiaries for such period (including (i) net losses on Hedge Agreements or other derivative instruments entered into for the purpose of hedging interest rate risk and (ii) expenses of surety bonds in connection with financing activities, in each case, to the extent included in Consolidated Interest Expense), together with items excluded from the definition of Consolidated Interest Expense pursuant to clauses (a)(i) and (a)(ii) thereof as well as items included under clause (4) of the definition of Fixed Charge Coverage Ratio; plus

(c) extraordinary, non-recurring or unusual losses, charges and expenses (provided that such losses, charges or expenses shall not be of the type that may be added back pursuant to clauses (e) or (j) below); plus

(d) charges and expenses relating to the Closing Date Transactions (including any printer expenses, filing fees, financial advisory fees, accounting fees, auditor fees, legal fees and other advisory and consulting fees and related out-of-pocket expenses and other fees, discounts and commissions, including with respect to underwriting, placement, arranging or syndication) recorded on or prior to December 31, 2014; plus

(e) (i) business optimization expenses (including consolidation initiatives), relocation or integration; (ii) expenses, costs and charges related to consolidation or closing of distribution centers or other facilities or exiting lines of business; acquisitions and mergers after the Closing Date; initiatives aimed at profitability improvement; strategic initiatives; personnel relocation, restructuring, redundancy, severance, termination, settlement or judgment; (iii) one-time compensation charges and (iv) the amount of any signing, retention and completion bonuses; provided that the aggregate amount added back pursuant to this clause (e) in any four-fiscal quarter period shall not exceed the greater of (i) $35.0 million and (ii) 25.0% of Consolidated EBITDA for such period (calculated prior to giving effect to any increase pursuant to this clause (e)); plus

(f) losses, charges and expenses attributable to asset dispositions or the sale or other disposition of any Equity Interests of Holdings or any of the Restricted Subsidiaries, in each case other than in the ordinary course of business, as determined in good faith by a Responsible Officer or Governing Person of Holdings; plus

(g) losses, charges and expenses attributable to abandoned, closed, disposed or discontinued operations and losses, charges and expenses related to the disposal of disposed, abandoned, closed or discontinued operations; plus

(h) the amount of management, monitoring, consulting, transaction and advisory fees (including termination fees and distributions and dividends paid to Teachers to approximate management fees and transaction and advisory fees) and related indemnities, charges and expenses paid or accrued to or on behalf of any Parent Entity or any of the Permitted Holders, in each case, to the extent permitted under Section 6.06 and Section 6.07 of this Agreement; plus

(i) losses, charges and expenses related to internal software development that are expensed but could have been capitalized under alternative accounting policies in accordance with GAAP; plus

(j) the amount of cost savings and synergies projected by Holdings in good faith to be realized as a result of specified actions taken or expected to be taken prior to or during such period (which cost savings or synergies shall be subject only to certification by an officer of Holdings and shall be calculated on a Pro Forma Basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable and (B) such actions have been taken or are expected to be taken within 18 months after the date of determination to take such action; and provided, further, that the aggregate amount added back pursuant to this clause (j) in any four-fiscal quarter period shall not exceed the greater of (i) $35.0 million and (ii) 25.0% of Consolidated EBITDA for such period (calculated prior to giving effect to any increase pursuant to this clause (j)); plus

(k) earn-out obligations incurred in connection with any Permitted Business Acquisition or other Investment, in each case consummated within the previous 24 months, and paid or accrued during the applicable period to the extent such earn-out is deducted from the calculation of Consolidated Net Income; plus

(l) business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received, so long as Holdings in good faith expects to receive the same within the next four fiscal quarters (it being understood that to the extent not actually received within such four fiscal quarter period, such proceeds shall be deducted in calculating Consolidated EBITDA for the next four fiscal quarter period)); plus

(m) charges and expenses related to payments made to option holders of Holdings or any Parent Entity in connection with, or as a result of, any distribution being made to equity holders of such person or any of its direct or indirect parents, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus

(n) any other non-cash losses, charges and expenses, including any write offs or write downs, reducing Consolidated Net Income for such period, decreased by all cash payments during such period on account of accruals on or reserves added back to Consolidated EBITDA pursuant to this clause (n) in prior periods, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus

(o) losses, charges and expenses attributable to the early extinguishment or conversion of Indebtedness or any Hedge Agreements or other derivative instruments, in each case entered into in the ordinary course of business (including deferred financing expenses written off and premiums paid); plus

(p) Consolidated Depreciation and Amortization Expense;

(2) decreased by (without duplication and to the extent increasing Consolidated Net Income for such period),

(a) non-cash gains, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period; plus

(b) extraordinary, unusual or exceptional income or gains; plus

(c) any gains attributable to asset dispositions or the sale or other disposition of any Equity Interests of Holdings or any of the Restricted Subsidiaries other than in the ordinary course of business, as determined in good faith by a Responsible Officer or the Governing Persons of Holdings;

(d) gains attributable to abandoned, closed, disposed or discontinued operations and gains related to the disposal of disposed, abandoned, closed, or discontinued operations; plus

(e) gains attributable to the early extinguishment or conversion of Indebtedness or any Hedge Agreements or other derivative instruments, in each case entered into in the ordinary course of business.

“Consolidated Interest Expense” shall mean, with respect to Holdings and the Restricted Subsidiaries for any period, the sum, without duplication, of:

(a) consolidated interest expense of Holdings and the Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capital Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedge Agreements but excluding (i) additional interest, if any, owing pursuant to a registration rights agreement, (ii) amortization of deferred financing fees, (iii) debt issuance costs, commissions, fees and expenses and (iv) non-cash expensing of any bridge, commitment or other financing fees that have been previously paid in cash (but solely to the extent not reducing Consolidated Interest Expense in any prior period) and (v) any original issue discount in respect of the Term Loans); plus

(b) consolidated capitalized interest of Holdings and the Restricted Subsidiaries for such period, whether paid or accrued; minus

(c) interest income of Holdings and the Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by Holdings (or any Parent Entity on behalf of Holdings) to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Consolidated Maintenance Capital Expenditures” shall mean, for any period, the portion of the aggregate amount of all Consolidated Capital Expenditures of Holdings and the Restricted Subsidiaries during such period attributable to maintenance of property, plant and equipment of Holdings and the Restricted Subsidiaries, as determined in good faith by a Responsible Officer or Governing Person of Holdings.

“Consolidated Net Income” shall mean with respect to Holdings and the Restricted Subsidiaries for any period, the aggregate of the Net Income of Holdings and the Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication:

(a) the cumulative effect of a change in accounting principles shall be excluded;

(b) the net after-tax effect of extraordinary, non-recurring and unusual gains, losses, charges and expenses shall be excluded (provided that such losses, charges or expenses shall not be of the type that may be excluded pursuant to clause (d));

(c) the net after-tax effect of any charges and expenses recorded on or prior to December 31, 2014 related to the Closing Date Transactions (including any financial advisory fees, accounting fees, auditor fees, legal fees and other advisory and consulting fees and related out-of-pocket expenses and other fees, discounts and commissions, including with respect to underwriting, placement or syndication) shall be excluded;

(d) (i) business optimization expenses (including consolidation initiatives), relocation or integration; (ii) expenses, costs and charges related to consolidation or closing of distribution centers or other facilities or exiting lines of business; acquisitions and mergers after the Closing Date; initiatives aimed at profitability improvement; strategic initiatives; personnel relocation, restructuring, redundancy, severance, termination, settlement or judgment; (iii) one-time compensation charges and (iv) the amount of any signing, retention and completion bonuses shall in each case be excluded in an aggregate amount not to exceed the greater of (x) $35.0 million and (y) 25% of Consolidated Net Income (calculated prior to giving effect to this clause (d)) for such period;

(e) the net after-tax effect of gains, losses, charges and expenses attributable to asset dispositions or the sale or other disposition of any Equity Interests of any person, in each case other than in the ordinary course of business, as determined in good faith by a Responsible Officer or the Governing Persons of the Borrower or any Parent Entity on behalf of the Borrower, shall be excluded;

(f) the net after-tax effect of gains, losses, charges and expenses attributable to the early extinguishment or conversion of indebtedness, Hedge Agreements or other derivative instruments, in each case entered into in the ordinary course of business (including deferred financing expenses written off and premiums paid) shall be excluded;

(g) the Net Income for such period of any person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid to Holdings or any Restricted Subsidiary thereof in respect of such period in cash;

(h) the effects of adjustments (including the effects of such adjustments pushed down to Holdings and the Restricted Subsidiaries) in any line item in Holdings’ consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in connection with the Closing Date Transactions, any acquisition or any joint venture investments or the amortization or write off of any amounts thereof, net of taxes, shall be excluded;

(i) impairment charges, asset write offs and write downs, including impairment charges, asset write offs and write downs related to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP shall be excluded;

(j) non-cash compensation charges and expenses, including any such charges and expenses arising from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights or equity incentive shall be excluded;

(k) (i) charges and expenses pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement and (ii) charges, expenses, accruals and reserves in connection with the rollover, acceleration or payout of Equity Interests held by management of Holdings or any of its Restricted Subsidiaries, in the case of each of (i) and (ii), to the extent that (in the case of any cash charges and expenses) such charges, expenses, accruals and reserves are funded with cash proceeds contributed (other than from a Restricted Subsidiary) to the capital of Holdings or any direct or indirect parent of Holdings or Net Cash Proceeds of an issuance of Equity Interests (other than Disqualified Stock) of Holdings or (if such Net Cash Proceeds are contributed as common equity to the capital of Holdings) any direct or indirect parent of Holdings shall be excluded, in each case without duplication of proceeds applied in accordance with Section 6.01(aa), Section 6.06(d) or Section 6.09(b)(i)(3);

(l) charges, expenses and fees incurred, including financial advisory, accounting, auditor, legal and other consulting and advisory fees and any SEC or other filling fees and expenses, or any amortization thereof, in connection with any equity offering, acquisition (including a Permitted Business Acquisition), merger, investment, recapitalization, asset disposition, incurrence or repayment of Indebtedness (including deferred financing expenses), refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any transaction undertaken but not completed) and any non-recurring charges and expenses (including non-recurring merger expenses) incurred as a result of any such transaction shall be excluded;

(m) accruals and reserves that are established or adjusted, in each case within 18 months of the subject transaction, including as a result of the Closing Date Transactions or any other acquisition, investment, asset disposition, write down or write off (including the related tax benefit) in accordance with GAAP (including any adjustment of estimated payouts on earn-outs) or charges as a result of the adoption or modification of accounting policies shall be excluded;

(n) any charge or expense resulting from the application of FAS 141R relating to the incurrence of obligations in respect of an “earn out” or other similar contingent obligations shall be excluded;

(o) to the extent covered by insurance and actually reimbursed, or, so long as Holdings has made a good faith determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that (i) such coverage is not denied by the applicable carrier or indemnifying party in writing within 270 days and (ii) such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within 365 days), losses, charges, expenses, accruals and reserves with respect to liability or casualty events or business interruption shall be excluded;

(p) losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any acquisition, investment or asset disposition, to the extent actually reimbursed, or, so long as Holdings has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), shall be excluded;

(q) (i) non-cash or unrealized gains or losses in respect of obligations under Specified Hedge Agreements or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of obligations under Hedge Agreements entered into in the ordinary course of business, and (ii) unrealized gains or losses resulting from currency translation gains or losses related to currency remeasurements of indebtedness (including gains or losses resulting from (A) Hedge Agreements entered into in the ordinary course of business for currency exchange risk and (B) intercompany Indebtedness) and all other unrealized foreign currency translation gains or losses to the extent such gains or losses are non-cash items shall be excluded;

(r) the net after-tax effect of gains, losses, charges and expenses attributable to disposed or discontinued operations and any net after-tax gains, losses, charges and expenses related to the disposal of disposed, abandoned or discontinued operations shall be excluded;

(s) non-cash interest charges on defined benefit plans, defined contribution plans or other pension plans shall be excluded;

(t) deferred tax expenses associated with tax deductions or net operating losses arising as a result of the Closing Date Transactions, or the release of any valuation allowance related to such item, shall be excluded (provided that they shall be deducted in any period in which such tax expense is incurred);

(u) any expenses or charges to the extent paid by a third party on behalf of Holdings or any Restricted Subsidiary shall be excluded; and

(v) the Consolidated Net Income of Holdings will be increased by the amount of (i) the amount of cost savings and synergies, (ii) business optimization expenses (including consolidation initiatives), relocation or integration expenses; (iii) cost savings from the consolidation or closing of distribution centers or other facilities or exiting lines of business; and (iv) costs of initiatives aimed at profitability improvement; strategic initiatives; personnel relocation, restructuring, redundancy, severance, termination, settlement or judgment; and one-time compensation charges, in each case, in connection with the TimberTech Acquisition and actions by Holdings or any Restricted Subsidiary in connection therewith, not to exceed $28.0 million during the period commencing on the Closing Date and ending on the Maturity Date.

“Consolidated Total Assets” shall mean, as of any date of determination, the total amount of all assets of Holdings and the Restricted Subsidiaries, determined in accordance with GAAP as of such date.

“Consolidated Total Debt” shall mean, as of any date of determination, without duplication, (i) the aggregate principal amount of funded Indebtedness for borrowed money, Capital Lease Obligations and debt obligations evidenced by promissory notes or similar instruments of Holdings and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Closing Date Transactions or any Permitted Business Acquisitions) and (ii) guarantee obligations of Holdings and the Restricted Subsidiaries in respect of Indebtedness that, if incurred directly by Holdings or any Restricted Subsidiary, would constitute Indebtedness under clause (i) above; provided that Consolidated Total Debt shall not include (i) Indebtedness in respect of letters of credit, except to the extent of drawn and unreimbursed amounts thereunder, (ii) Indebtedness of Unrestricted Subsidiaries and (iii) obligations under Hedge Agreements.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Cost” shall mean the calculated cost of purchases, based upon the Borrower’s accounting practices as reflected in the most recent Annual Financial Statements.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.26.

“Covenant Trigger Event” shall occur at any time that Availability is less than the greater of (a) $12.5 million and (b) 10% of the Line Cap then in effect. Once commenced, a Covenant Trigger Event shall be deemed to be continuing until such time as Availability equals or exceeds the greater of (i) $12.5 million and (ii) 10% of the Line Cap then in effect for 30 consecutive days.

“Credit Agreement Refinancing Indebtedness” shall mean any Indebtedness incurred pursuant to a Refinancing Amendment and issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance Revolving Facility Commitments (and extensions of credit thereunder) in whole (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt” which, in the case of the Revolving Facility Commitments, shall be deemed to be in the full committed amount thereof whether or not drawn); provided that (i) such exchanging, extending, renewing, replacing or refinancing Indebtedness is in an original aggregate principal amount not greater than the principal amount of the Refinanced Debt (plus the amount of unpaid accrued or capitalized interest and premiums thereon (including tender premiums), underwriting discounts, original issue discount, defeasance costs, fees (including upfront fees), commissions and expenses), (ii) such Indebtedness is not secured by any assets or property of the Loan Parties that does not constitute Collateral, (iii) such Indebtedness is not guaranteed by any Subsidiary of the Borrower other than the Loan Parties, (iv) such Indebtedness does not mature prior to the Maturity Date of the Revolving Facility Commitments as of the First Restatement Effective Date and (v) such

Refinanced Debt shall be repaid (in the case of Refinanced Debt consisting of Loans), defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid and the Revolving Facility Commitments shall be permanently reduced on a dollar-for-dollar basis, in each case, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Event” shall have the meaning assigned to such term in Article IV.

“Credit Facilities” shall mean each of the Revolving Facility (including any replacement or refinancing of any Loans permitted hereunder) and the Term Facility.

“Credit Party” shall mean any of the Administrative Agent, the Collateral Agent, each Lead Arranger, the Swingline Lender, each Issuing Bank or any Lender.

“Cure Amount” shall have the meaning assigned to such term in Section 7.02.

“Cure Expiration Date” shall have the meaning assigned to such term in Section 7.02.

“Cure Right” shall have the meaning assigned to such term in Section 7.02. “DDA” shall mean any checking or other demand deposit account maintained by the Loan Parties.

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“DDA Notification” shall have the meaning assigned to such term in Section 5.11(a).

“Default” shall mean any event or condition which, but for the giving of notice, lapse of time or both, would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” shall mean any Lender who meets any part of the definition of “Lender Default”.

“Designated Event of Default” shall mean any Event of Default under Section 7.01(a) (solely with respect to the accuracy of any Borrowing Base Certificate), 7.01(b), 7.01(c), 7.01(d) (solely with respect to a default under Section 5.04(h), 5.11 or 6.10), 7.01(h) or 7.01(i).

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or any other Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Deutsche Bank” shall have the meaning assigned to such term in the introductory paragraphs hereof.

“Disqualified Institution” shall mean (i) the persons identified in writing to the Administrative Agent on or prior to the First Restatement Effective Date as competitors of Holdings, the Borrower or any other Subsidiary (or, if after the First Restatement Effective Date, that are mutually agreed upon between the Borrower and the Administrative Agent, each party acting reasonably), (ii) Affiliates of any such competitors clearly identifiable by similarity of name other than any such Affiliate that is a bona fide debt fund or investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in fixed-income instruments, commercial loans, bonds and similar extensions of credit in the ordinary course of business with separate fiduciary duties to the investors in such fund or vehicle, (iii) certain banks, financial institutions and other institutional lenders and investors that have been specifically identified in writing to the Administrative Agent on or prior to the First Restatement Effective Date, (iv) Affiliates of the Lead Arrangers engaged as principals primarily in private equity or venture capital (other than bona fide debt funds or investment vehicles that are engaged in the making, purchasing, holding or otherwise investing in fixed-income instruments, commercial loans, bonds and similar extensions of credit in the ordinary course of business with separate fiduciary duties to the investors in such funds or vehicles) or (v) such other persons identified in writing to the Administrative Agent on or prior to the First Restatement Effective Date (other than, in each case, such persons engaged by the Borrower as part of the Transactions or persons identified in writing by the Borrower to the Administrative Agent that are to be no longer considered Disqualified Institutions); provided that any Person that is a Lender and subsequently becomes a Disqualified Institution (but was not a Disqualified Institution at the time it became a Lender) shall not retroactively be deemed to be a Disqualified Institution hereunder; provided, further, any Person that is a Lender that is designated as a Disqualified Institution after the date it became a Lender, once so designated, shall not be entitled to acquire any additional assignments of, or participations in, Commitments or Loans from any other Lender.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are redeemable or exchangeable), or upon the happening of any event or condition (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provide for the scheduled payments of dividends in cash or (d) either mandatorily or at the option of the holders thereof, are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is 91 days after the earlier of (i) the Latest Maturity Date and (ii) the date on which the Loans and all other Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) are repaid in full, the Commitments are terminated and Letters of Credit expired, terminated or cash collateralized on terms satisfactory to the Issuing Banks; provided that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of Holdings or its Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by Holdings or any of its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Distressed Person” shall have the meaning assigned to such term in the definition of “Lender-Related Distress Event”.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“Dominion Account” shall have the meaning assigned to such term in Section 5.11(b).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts” shall mean all Accounts of the Loan Parties reflected in the most recent Borrowing Base Certificate, net of sales, excise or similar taxes and net of returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed (in each case, without duplication, whether of the exclusionary criteria set forth below, of any Reserve or otherwise), except any Account with respect to which any of the exclusionary criteria set forth below applies (unless the Administrative Agent in its Reasonable Credit Judgment elects to include such Account). No Account shall be an Eligible Account if:

(a) it arises out of a sale made or services rendered by the applicable Loan Party to a Subsidiary or Affiliate of such Loan Party;

(b) it is not evidenced by an invoice;

(c) it remains unpaid more than 90 days after the original invoice date shown on the invoice (provided that as to Accounts with a due date greater than 30 days from the invoice date thereof, up to $6.0 million of which are unpaid more than 90 days after the original invoice date, but less than 120 days after the original invoice date, may be included as Eligible Accounts);

(d) the total unpaid Accounts of the Account Debtor and its Affiliates to the Loan Parties exceed 50% of the respective net amount of all Eligible Accounts of the Loan Parties, but only to the extent of such excess;

(e) any covenant, representation or warranty contained in any Loan Document with respect to such Account has been breached in any material respect;

(f) the Account Debtor is also a creditor or supplier of the owner of such Account, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to the owner of such Account, or the Account otherwise is or may become subject to right of setoff by the Account Debtor; provided that any such Account shall be ineligible under this clause (f) only to the extent of such contract, dispute, claim, setoff or similar right;

(g) (i) the Account Debtor has commenced a voluntary case under the U.S. federal bankruptcy laws (or any other applicable insolvency laws) as now constituted or hereafter amended, (ii) the Account Debtor has made an assignment composition or arrangement for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws (or any other applicable insolvency laws) as now constituted or hereafter amended, or any other petition or other application for relief under the U.S. federal bankruptcy laws (or any other applicable insolvency laws), as now constituted or hereafter amended, has been filed against the Account Debtor or (iii) the Account Debtor has failed, ceased business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator, custodian, administrator receiver or manager, interim receiver, sheriff, monitor, sequestrator or similar officer of fiduciary to be appointed for it or for all or a significant portion of its assets or affairs; provided that the Administrative Agent may, in its Reasonable Credit Judgment, include Accounts from Account Debtors subject to such proceedings if and to the extent that such Accounts are fully covered by credit insurance, letters of credit or other sufficient third-party credit support, or are otherwise deemed by the Administrative Agent not to pose an unreasonable risk of non-collectibility;

(h) it arises from a sale made or services rendered to an Account Debtor that is headquartered outside the United States (which throughout this Agreement, for purposes of determining the Borrowing Base, shall include Puerto Rico) or Canada, unless backed by a letter of credit, credit insurance, guaranty, acceptance or similar terms acceptable to the Administrative Agent in its Reasonable Credit Judgment;

(i) it is owed by an Account Debtor that is not organized under the laws of the United States of America, any State of the United States, Canada or any Province of Canada, except to the extent that such Account is secured or payable by a letter of credit, credit insurance, guaranty, acceptance or similar terms satisfactory to the Administrative Agent in its Reasonable Credit Judgment;

(j) (i) it arises from a sale to the Account Debtor on a bill‑and‑hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, cash-on-delivery or any other repurchase or return basis or (ii) it is subject to a reserve established by the applicable Loan Party for potential returns or refunds, to the extent of such reserve;

(k) the Account Debtor is the United States of America or Canada, or any agency thereof, unless the applicable Loan Party assigns its right to payment of such Account to the Collateral Agent, in a manner satisfactory to the Administrative Agent, in its Reasonable Credit Judgment, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. §3727, 41 U.S.C. §15 et seq., as amended) or the Financial Administration Act (Canada), as amended;

(l) it is not subject to the Collateral Agent’s duly perfected, first-priority security interest or is subject to a Lien other than the Lien of the Collateral Agent (other than a Lien securing the Term Loan Obligations, Incremental Term Loans, Incremental Equivalent Term Debt, a Lien permitted under Section 6.02(t) or 6.02(bb), a Permitted Lien arising by operation of law and any other Permitted Lien that is subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent between the holder of such Lien and the Collateral Agent);

(m) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Loan Party and accepted by the Account Debtor or the Account otherwise does not represent a final sale;

(n) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment;

(o) the applicable Loan Party has made any agreement with the Account Debtor for any extension, compromise, settlement or modification of the Account or deduction therefrom (to the extent of such extension, compromise, settlement or modification), except for discounts or allowances (including credits, rebates, coupons or similar arrangements) which are made in the ordinary course of business and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account;

(p) 50% or more of all Accounts owing from the Account Debtor or its Affiliates to the Loan Parties are not Eligible Accounts hereunder by reason of applicability of clause (c) above;

(q) the Account was acquired in a Permitted Business Acquisition, unless and until the Collateral Agent has completed or received such due diligence as the Agents may require, and the results of the foregoing are reasonably satisfactory to the Collateral Agent in its Reasonable Credit Judgment, and the Collateral Agent has agreed that such Account shall be deemed an Eligible Account; provided 100% of the net amount of such Account (to the extent such Account would otherwise be eligible pursuant to the other criteria of the definition of “Eligible Accounts”) shall be deemed an Eligible Account prior to the completion or receipt of such due diligence to the extent provided in Section 5.04(h)(ii).

(r) to the extent an Account represents any manufacturer’s or supplier’s credits, discounts, rebates, coupons, incentive plans or similar arrangements entitling a Borrower Party or any of its Affiliates to discounts on future purchase therefrom; or

(s) which is owing by an Account Debtor to the extent the aggregate amount of Eligible Accounts owing by such Account Debtor and its Affiliates to a Loan Party, taken as a whole, exceeds (i) with respect to each Account Debtor set forth on Schedule 1.01E, 20% of the aggregate amount of Eligible Accounts of the Loan Parties, (ii) with respect to an Account Debtor whose securities are rated BBB- (or the equivalent) or better by S&P or Baa3 (or the equivalent) or better by Moody’s, 30% of the aggregate amount of Eligible Accounts of the Loan Parties and (iii) with respect to each other Account Debtor, 15% of the aggregate amount of Eligible Accounts of the Loan Parties; provided that, with the consent of the Administrative Agent, in its Reasonable Credit Judgment, the Borrower may, from time to time, update Schedule 1.01E to include additional Account Debtors.

If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of the Borrowing Base; provided, however, that if any Account ceases to be an Eligible Account because of the adjustment of or imposition of new exclusionary criteria pursuant to the succeeding paragraph, the Administrative Agent will not require exclusion of such Account from the Borrowing Base until three Business Days following the date on which the Administrative Agent gives notice to the Borrower of such ineligibility; provided that upon such notice, the Borrower Parties shall not be permitted to borrow any Loans or have any Letters of Credit issued so as to exceed the Borrowing Base after giving effect to such adjustment or imposition of new exclusionary criteria.

The Administrative Agent reserves the right, at any time and from time to time after the First Restatement Effective Date, to adjust any of the exclusionary criteria set forth above and to establish new criteria, in each case, in its Reasonable Credit Judgment (based on an analysis of material facts or events first occurring, or first discovered by the Administrative Agent after the First Restatement Effective Date), subject to the necessary approvals set forth in Section 9.08 in the case of adjustments or new criteria which have the effect of making more credit available than would have been available based upon the criteria in effect on the First Restatement Effective Date.

“Eligible Domestic In-Transit Inventory” shall mean Inventory that would otherwise be Eligible Inventory (other than for its location) that has been shipped from a location of any Loan Party or from the manufacturer or wholesale distributor thereof within the United States for receipt at a location of any Loan Party within the United States and permitted hereunder, within 30 days of shipment, but in either case, which has not yet been delivered to such Loan Party, for which the purchase order is in the name of a Loan Party, title has passed to such Loan Party (and the Administrative Agent has received such evidence thereof as it has reasonably requested) and which is insured in accordance with the terms of this Agreement; provided that the aggregate amount of Inventory consisting of Eligible Domestic In-Transit Inventory for purposes of the calculation of the Borrowing Base at any time will not exceed $15.0 million.

“Eligible Inventory” shall mean Inventory of each Loan Party consisting of raw materials, regrind, work-in-process and finished goods reflected in the most recent Borrowing Base Certificate, except any Inventory with respect to which any of the exclusionary criteria set forth below applies (unless the Administrative Agent in its Reasonable Credit Judgment elects to include such Inventory). No Inventory shall be Eligible Inventory if such Inventory:

(a) is obsolete, damaged, defective, unmerchantable, slow moving (with Inventory that has not been sold after a period of more than 12 months being deemed to be slow moving for this purpose), used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business;

(b) does not meet in all material respects all standards imposed by any Governmental Authority having regulatory authority over such Inventory or its use or sale;

(c) is not solely owned by a Loan Party or a Loan Party does not have good and valid title thereto;

(d) it is not subject to the Collateral Agent’s duly perfected, first-priority security interest or is subject to a Lien other than the Lien of the Collateral Agent (other than a Lien securing the Term Loan Obligations, Incremental Term Loans, Incremental Equivalent Term Debt, a Lien permitted under Section 6.02(u) or 6.02(cc), a Permitted Lien arising by operation of law and any other Permitted Lien that is subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent between the holder of such Lien and the Collateral Agent);

(e) is located (i) in a public warehouse, or (ii) in possession of a bailee; provided that (A) such Inventory will be Eligible Inventory if the Collateral Agent has received a reasonably satisfactory landlord’s agreement or bailee letter, as applicable, with respect to such location, (B) such Inventory will nevertheless be Eligible Inventory for 90 days following the date on which such Inventory becomes located in such warehouse, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion), and the Administrative Agent may impose reserves equal to a two month rent reserve for such warehouse; provided that after 90 days (or such longer period as the Administrative Agent may agree in its reasonable discretion), such Inventory shall cease to be Eligible Inventory and (C) if such Inventory is in transit, it shall be Eligible Inventory if it satisfies the criteria set forth in clause (f) below;

(f) is in transit, except for Eligible Domestic In-Transit Inventory and Eligible LC Inventory and except as set forth in (g) below;

(g) is located outside of the United States of America or Canada, other than Eligible LC Inventory;

(h) which constitutes spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment (unless a Loan Party retains title to such goods and such goods are fully insured) or goods which are not of a type held for sale in the ordinary course of business;

(i) is leased by or is on consignment to a Loan Party (unless a Loan Party retains title to such goods and such goods are fully insured);

(j) is not insured in compliance with the provisions of the Loan Documents;

(k) has been sold but not yet delivered or as to which a Borrower Party has accepted a deposit;

(l) is subject to the intellectual property rights of a third party; provided that such Inventory will be Eligible Inventory to the extent the Administrative Agent determines, in its Reasonable Credit Judgment, that upon an Event of Default such Inventory could be liquidated without (i) infringing or otherwise violating the rights of such third party, (ii) violating any contract with such licensor or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(m) is acquired in a Permitted Business Acquisition, unless and until the Collateral Agent has completed or received (i) an appraisal of such Inventory from an Acceptable Inspector and otherwise meets the requirements of Eligible Inventory and (ii) such other due diligence as the Agents may require, all of the results of the foregoing to be reasonably satisfactory to the Agents in their Reasonable Credit Judgment; provided such Inventory (to the extent such Inventory (x) would otherwise be eligible pursuant to the other criteria of the definition of “Eligible Inventory” and (y) is of a type similar to inventory included in the Borrowing Base prior to such Permitted Business Acquisition (as determined by the Administrative Agent in its Reasonable Credit Judgment)) shall be deemed Eligible Inventory prior to the completion or receipt of such appraisal or due diligence to the extent provided in Section 5.04(h)(ii); or

(n) is a discontinued product or component thereof and is not immediately usable in a continuing product; or

(l) is Inventory for which reclamation rights have been asserted by the seller.

If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of the Borrowing Base; provided, however, that if any Inventory ceases to be Eligible Inventory because of the adjustment of or imposition of new exclusionary criteria pursuant to the succeeding paragraph, the Administrative Agent will not require exclusion of such Inventory from the Borrowing Base until three Business Days following the date on which the Administrative Agent gives notice to the Borrower of such ineligibility; provided that upon such notice, the Borrower Parties shall not be permitted to borrow any Loans or have any Letters of Credit issued so as to exceed the Borrowing Base after giving effect to such adjustment or imposition of new exclusionary criteria.

The Administrative Agent reserves the right, at any time and from time to time after the First Restatement Effective Date, to adjust any of the exclusionary criteria set forth above and to establish new criteria, in each case, its Reasonable Credit Judgment (based on an analysis of material facts or events first occurring, or first discovered by the Administrative Agent after the First Restatement Effective Date), subject to the necessary approvals set forth in Section 9.08 in the case of adjustments or new criteria which have the effect of making more credit available than would be available based upon the criteria in effect on the First Restatement Effective Date.

“Eligible Investment Grade Accounts” shall mean all Eligible Accounts for which the Account Debtor in respect thereof has an Investment Grade Rating.

“Eligible LC Inventory” shall mean Inventory that would otherwise be Eligible Inventory (other than for its location) as to which: (i) the Inventory is purchased with and subject to a Letter of Credit issued hereunder, (ii) the Inventory is then in transit (whether by vessel, air or land) from a location outside of the continental United States of America to a location permitted hereunder and for which the Collateral Agent shall have received such evidence thereof as the Collateral Agent may reasonably require, (iii) the title of the Inventory has passed to, and such Inventory is owned by, a Loan Party and for which the Collateral Agent shall have received such evidence thereof as the Collateral Agent may reasonably require, (iv) the Collateral Agent has received each of the following (to the extent applicable): (A) a copy of the certificate of marine cargo insurance in connection therewith in which the Collateral Agent has been named as an additional insured and loss payee in a manner reasonably acceptable to the Collateral Agent and (B) a copy of the invoice, packing slip and manifest with respect thereto, (v) the Inventory is either (A) subject to a negotiable bill of lading: (1) that is consigned to the applicable Issuing Bank (unless and until such time as the Agents shall require that the same be consigned to the Collateral Agent, then thereafter, that is consigned to the Collateral Agent either directly or by means of endorsements), (2) that was issued by the carrier in respect of such Inventory and (3) is either in the possession of the customs broker, freight forwarder or other third party handling the shipping and delivery of such Inventory acting on behalf of the Collateral Agent or the subject of a telefacsimile or other electronic copy that the Agents have received from the applicable Issuing Bank with respect to the Letter of Credit and as to which the Agents have also received confirmation from such Issuing Bank that such document is in transit to the Agents or the customs broker, freight forwarder or other third party handling the shipping and delivery of such Inventory acting on behalf of the Collateral Agent or (B) subject to a negotiable cargo receipt and is not the subject of a bill of lading (other than a negotiable bill of lading consigned to, and in the possession of a consolidator or the Collateral Agent, or their respective agents) and such negotiable cargo receipt is (1) consigned to the applicable Issuing Bank (unless and until such time as Agents shall require that the same be consigned to the Collateral Agent, then thereafter, that is consigned to the Collateral Agent either directly or by means of endorsements), (2) issued by a consolidator in respect of such Inventory and (3) either in the possession of Collateral Agent or the customs broker, freight forwarder or other third party handling the shipping and delivery of such Inventory acting on behalf of the Collateral Agent or the subject of a telefacsimile or other electronic copy that the Agents have received from the applicable Issuing Bank with respect to the Letter of Credit and as to which the Agents have also received a confirmation from such Issuing Bank that such document is in transit to the Collateral Agent or the customs broker, freight forwarder or other third party handling the shipping and delivery of such Inventory, (vi) such Inventory is insured in accordance with the terms of this Agreement, and (vii) such Inventory shall not have been in transit for more than 90 days.

“environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all applicable laws (including common law), statutes, rules, regulations, codes, ordinances, orders, binding agreements and final, binding decrees or judgments, in each case, promulgated or entered into by or with any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any harmful or deleterious substances or to occupational health and safety matters (to the extent relating to the environment or exposure to harmful or deleterious substances) but for the avoidance of doubt excluding any laws relating to products liability.

“Equity Interests” shall mean, with respect to any person, any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower or any of its Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) a Reportable Event, or the requirements of Section 4043(b) of ERISA apply, with respect to a Plan, (b) a withdrawal by Borrower or any of its Restricted Subsidiaries or, to the knowledge the Borrower, any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations by Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Borrower, any ERISA Affiliate that is treated as a termination under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Borrower, any ERISA Affiliate from a Multiemployer Plan, receipt of written notification by the Borrower any of its Restricted Subsidiaries or, to the knowledge of the Borrower, any ERISA Affiliate concerning the imposition of Withdrawal Liability or written notification that a Multiemployer Plan is, or is expected to be, insolvent, in reorganization within the meaning of Title IV of ERISA or endangered or in critical status within the meaning of Section 305 of ERISA, (d) the provision by a Plan administrator or the PBGC of notice of intent to terminate a Plan, the treatment of a Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan, (e) the incurrence by the Borrower any of its Restricted Subsidiaries or, to the knowledge of the Borrower, any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, (f) the application for a minimum funding waiver under Section 302(c) of ERISA with respect to a Plan, (g) the imposition of a lien under Section 303(k) of ERISA with respect to any Plan, (h) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA or (i) a Foreign Benefit Event.

“Erroneous Payment” has the meaning assigned to it in Section 8.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.12(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.12(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.12(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.12(d).

~~“Eurocurrency Borrowing” shall mean a Borrowing comprised of Eurocurrency Revolving Loans.~~

~~“Eurocurrency Revolving Loan” shall mean any Revolving Loan bearing interest at a ratedetermined by reference to the Adjusted LIBO Rate.~~

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Amount” shall have the meaning assigned to such term in Section 5.11(a).

“Excluded Assets” shall have the meaning assigned to it in the Collateral and Guarantee Agreement.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or is not permitted under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to any Recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) income taxes imposed on or measured by its net income (however denominated), franchise taxes imposed in lieu of net income taxes or branch profits taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender making a Loan to the Borrower, any withholding tax (including any backup withholding tax) imposed by the United States that is in effect and would apply to amounts payable hereunder to such Lender at the time such Lender (i) acquires its interest in the Loans or Commitments (other than pursuant to Section 2.15) or (ii) designates a new lending office, except in each case to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Loan Party with respect to any withholding tax pursuant to Section 2.17(a) or Section 2.17(c)), (c) Taxes attributable to such Lender’s failure to comply with Section 2.17(d) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” shall have the meaning assigned to such term in Section 3.22(b).

“Existing Lenders” means “Lenders” under and defined in the Existing Revolving Credit Agreement.

“Existing Letters of Credit” means the letters of credit currently outstanding under the Existing Revolving Credit Agreement and described on Schedule 1.01B hereto.

“Existing Revolving Credit Agreement” shall have the meaning assigned to such term in the introductory paragraphs hereof.

“Existing Revolving Loans” means “Revolving Loans” under and as defined in the Existing Revolving Credit Agreement.

“Existing Swingline Loans” means “Swingline Loans” under and as defined in the Existing Revolving Credit Agreement.

“Extended Revolving Commitment” shall have the meaning assigned to such term in Section 2.23(a).

“Extending Lender” shall have the meaning assigned to such term in Section 2.23(a).

“Extension” shall have the meaning assigned to such term in Section 2.23(a).

“Extension Amendment” shall have the meaning assigned to such term in Section 2.23(c).

“Extension Offer” shall have the meaning assigned to such term in Section 2.23(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, modified, and supplemented thereto.

“Federal Funds Effective Rate” shall mean, for any day, an interest rate per annum equal to the rate calculated by the New York Federal Reserve Bank based on such day’s federal funds transactions by depository institutions (as determined in such manner as the New York Federal Reserve Bank shall set forth on its public website from time to time) and published on the next succeeding Business Day by the New York Federal Reserve Bank as the federal funds effective rate; provided, that if the “Federal Funds Effective Rate” shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” shall mean the Fee Letter, dated August 16, 2013, by and among CPG Merger Sub, LLC, Barclays Bank PLC, Citigroup Global Markets Inc., Deutsche Bank, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, The Royal Bank of Scotland plc, RBS Securities Inc., UBS Loan Finance LLC and UBS Securities LLC, as amended and supplemented prior to the Closing Date.

“Fees” shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees and all other fees set forth in the Fee Letter and relating hereto.

“FILO Amendment” shall mean that certain First Amendment to Amended and Restated Revolving Credit Agreement, dated as of June 5, 2020, by and among the Borrower, Holdings, the Administrative Agent and the Lenders party thereto.

“FILO Amendment Effective Date” shall mean June 5, 2020.

“Financial Officer” shall mean, with respect to any person, the chief financial officer, principal accounting officer, director of financial services, treasurer, assistant treasurer or controller of such person.

“Financial Performance Covenant” shall mean the covenant set forth in Section 6.10.

“First Lien Debt” shall mean, as of any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on the Term Loan Priority Collateral that is senior to the Lien on the Term Loan Priority Collateral securing the Obligations or that is secured by a Lien on the ABL Priority Collateral that is pari passu or senior to the Lien on the ABL Priority Collateral securing the Obligations.

“First Lien Leverage Ratio” shall mean, as at any date of determination, the ratio of First Lien Debt (net of Unrestricted Cash and cash equivalents of Holdings and the Restricted Subsidiaries) as at such date to Consolidated EBITDA for the trailing four fiscal quarter period most recently ended prior to such date for which financial statements have been delivered pursuant to Section 5.04.

“First Restatement Effective Date” means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 9.08).

“Fixed Charge Coverage Ratio” shall mean, the ratio of (i) trailing four-quarter Consolidated EBITDA of Holdings and the Restricted Subsidiaries minus unfinanced Consolidated Maintenance Capital Expenditures to (ii) the sum of (1) consolidated interest charges paid or payable currently in cash, but in any event to (A) exclude (w) fees and expenses associated with the Closing Date Transactions, the Transactions and any annual agency fees, (x) costs associated with obtaining, or breakage costs in respect of, obligations under Hedge Agreements, (y) fees and expenses associated with any Asset Sale, acquisitions, Investments, equity issuances or debt issuances (in each case, whether or not consummated) and (z) amortization of deferred financing costs and (B) be net of interest income, (2) taxes paid or payable currently in cash (including any Restricted Payments made to Holdings to enable Holdings to pay taxes), (3) scheduled principal payments of Indebtedness for borrowed money (including payments in respect of Capital Lease Obligations but excluding payments in respect of intercompany Indebtedness and any payments due on the final maturity of any such Indebtedness) paid or payable currently in cash and (4) all cash dividend payments (excluding items eliminated in consolidation) on any Disqualified Stock of Holdings and the Restricted Subsidiaries.

“Floor” shall mean a rate of interest equal to 0.00%.

“Foreign Benefit Event” shall mean, with respect to any Foreign Benefit Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments under any applicable law on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Benefit Plan, which termination would reasonably be expected to give rise to liability for the Borrower or any of the other Restricted Subsidiaries or to appoint a trustee or similar official to administer any such Foreign Benefit Plan, or alleging insolvency or any such Foreign Benefit Plan, (d) the incurrence of any liability under applicable law on account of the complete or partial termination of such Foreign Benefit Plan or the complete or partial withdrawal of any participating employer therein, (e) the occurrence of any transaction that is prohibited under any applicable law and could reasonably be expected to result in the incurrence of any liability by the Borrower or any of the other

Restricted Subsidiaries, or (f) the imposition on the Borrower or any of the other Restricted Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case, that would result in a Material Adverse Effect.

“Foreign Benefit Plan” shall mean any benefit plan (other than a Plan or a Multiemployer Plan) that is not governed by the laws of the United States and that, under applicable law, is required to be funded through a trust or other funding vehicle maintained exclusively by a Governmental Authority.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than the United States of America. For purposes of this definition, the United States of America, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean any Subsidiary that is not organized under the laws of the United States or any state thereof or the District of Columbia.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to the Issuing Banks, such Defaulting Lender’s Revolving Facility Percentage of the outstanding Revolving L/C Exposure, other than Revolving L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Facility Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.03; provided that any reference to the application of GAAP in Section 3.13(b), Section 5.03, Section 5.07 and Section 6.02(e) to a Foreign Subsidiary (and not as a consolidated Subsidiary of the Borrower) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary.

“Governing Person(s)” shall mean (a) in the case of any corporation, the board of directors of such corporation, (b) in the case of any limited liability company, (i) if such limited liability company is a member-managed limited liability company, the member(s) of such limited liability company or (ii) if such limited liability company is not a member-managed limited liability company, the board of directors, board of managers or manager of such limited liability company, (c) in the case of any partnership, the general partner of such partnership and (d) in case of any other entity, the functional equivalent of the foregoing as it relates to that entity.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body with competent jurisdiction over a person.

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligations, (ii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iii) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (iv) as an account party in respect of any letter of credit, bank guarantee or other letter of credit guarantee issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the First Restatement Effective Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Guarantors” shall mean Holdings, each Restricted Subsidiary of the Borrower listed on Schedule 1.01C and each other Restricted Subsidiary of the Borrower that is or becomes, or is required to become, a party to the Collateral Agreement after the First Restatement Effective Date.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum byproducts or distillates, friable asbestos or friable asbestos containing materials, polychlorinated biphenyls or radon gas, in each case, that are regulated or would give rise to liability under any Environmental Law.

“Hedge Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, not entered into for speculative purposes; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or any of its Subsidiaries shall be a Hedge Agreement.

“Historical Annual Financial Statements” shall have the meaning assigned to such term in Section 4.02(b).

“Historical Interim Financial Statements” shall have the meaning assigned to such term in Section 4.02(b).

“Holdings” shall have the meaning assigned to such term in the introductory paragraphs hereof.

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal year of Holdings most recently ended, have assets with a value in excess of 5.0% of the Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of Holdings and the Restricted Subsidiaries on a consolidated basis as of such date, and (b) when taken together with all Immaterial Subsidiaries as of the last day of the fiscal year of Holdings most recently ended, have assets with a value in excess of 10.0% of Consolidated Total Assets or revenues representing in excess of 10.0% of total revenues of Holdings and the Restricted Subsidiaries as of such date; provided that Holdings shall only be required to make such determination at the time it delivers Annual Financial Statements corresponding to such fiscal year pursuant to Section 5.04(a). Holdings will designate in writing to the Administrative Agent the Subsidiaries that will cease to be treated as “Immaterial Subsidiaries” promptly after making any determination in order to comply with the foregoing limitation. All Accounts and Inventory of the Immaterial Subsidiaries shall be segregated or otherwise identifiable in a manner sufficient to distinguish ownership of such Accounts and Inventory from the Accounts and Inventory of the Loan Parties.

“Incremental Equivalent Term Debt” shall mean the “Incremental Equivalent Term Debt” as defined in the Term Loan Credit Agreement.

“Incremental Facility Amendment” shall have the meaning assigned to such term in Section 2.21(b).

“Incremental Revolving Commitments” shall have the meaning assigned to such term in Section 2.21(a).

“Incremental Revolving Lender” shall have the meaning assigned to such term in Section 2.21(b).

“Incremental Term Loans” shall mean term loans made by one or more lenders to the Borrower pursuant to Section 2.19 of the Term Loan Credit Agreement.

“Indebtedness” shall mean, with respect to any person, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services, to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP, (e) all Capital Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Hedge Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and bank guarantees, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all Guarantees by such person of Indebtedness described in clauses (a) through (h) above) and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided that Indebtedness shall not include (i) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (ii) prepaid or deferred revenue arising in the ordinary course of business, (iii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (iv) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP or (v) obligations under or in respect of the Sale/Lease-Back Documents. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.

“Indemnified Taxes” shall mean (a) all Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 3.14(a).

“Insufficiency” with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

“Intellectual Property Rights” shall have the meaning assigned to such term in Section 3.23.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Revolving Facility Borrowing in accordance with Section 2.07.

“Interest Payment Date” shall mean, (a) with respect to any ~~Eurocurrency~~SOFR Revolving Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurocurrency~~SOFR Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any ABR Loan, the last Business Day of each March, June, September and December.

“Interest Period” shall mean, as to any ~~Eurocurrency~~SOFR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, three or six months thereafter (or, if available to all Lenders, 12 months), as the Borrower may elect, or the date any ~~Eurocurrency~~SOFR Borrowing is converted to an ABR Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Section 2.10 or 2.11; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period ~~and~~, (c) no Interest Period shall extend beyond the applicable Maturity Date and (d) no tenor that has been removed from this definition pursuant to Section 2.27(d) shall be available for specification in any Borrowing Request or Interest Election Request. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Inventory” shall mean, with respect to a person, all of such person’s now owned and hereafter acquired inventory (as defined in the UCC), goods and merchandise, wherever located, in each case, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials, and supplies of any kind, nature or description which are used or consumed in such person’s business or used in connection with the packing, shipping, advertising, selling, or finishing of such goods, merchandise and other property, and all documents of title or other documents representing the foregoing.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“Investment Conditions” shall mean (i) no Default or Event of Default shall have occurred and be continuing or would result from the taking of the relevant action as to which the satisfaction of the

Investment Conditions is being determined and (ii) on a Pro Forma Basis, immediately prior to and immediately after giving effect to any transaction that is subject to the Investment Conditions, either (A) (1) Availability is at least 12.5% of the Line Cap at such time and for the immediately preceding 30 days and (2) the Fixed Charge Coverage Ratio, on a Pro Forma Basis, is at least 1.0 to 1.0 or (B) Availability is at least 15.0% of the Line Cap at such time and for the immediately preceding 30 days.

“Investment Grade Rating” shall mean, with respect to any Account Debtor, that the long-term senior unsecured publicly held debt rating or corporate family rating of such Account Debtor is equal to or higher than Baa3 (or its equivalent) by Moody’s, BBB- (or its equivalent) by S&P or the equivalent rating by any other nationally recognized statistical rating agency reasonably acceptable to the Administrative Agent.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” shall mean Deutsche Bank, Bank of America, N.A., Barclays Bank PLC, JPMorgan Chase Bank, N.A. and each other Issuing Bank designated pursuant to Section 2.05(k), in each case, in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i); provided that in no event shall Barclays Bank PLC be required to issue any Trade Letter of Credit. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(b).

“Junior Financing” shall have the meaning assigned to such term in Section 6.09(b)(i).

“Latest Maturity Date” shall mean, at any date of determination, the latest Maturity Date of the Revolving Facility Commitments, any Extended Revolving Commitments or any Replacement Revolving Commitments in effect on such date.

“L/C Amount” shall have the meaning assigned to such term in the definition of “Revolving L/C Exposure”.

“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“L/C Participation Fee” shall have the meaning assigned such term in Section 2.12(b).

“LCE Election” shall have the meaning assigned to such term in Section 1.06.

“LCE Test Date” shall have the meaning assigned to such term in Section 1.06.

“Lead Arranger” shall mean each of the Bookrunners and Lead Arrangers identified on the cover page of this Agreement.

“Lender” shall mean each financial institution listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any person that becomes a Lender hereunder pursuant to Section 9.04 and any Additional Lender. Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swingline Lender.

“Lender Default” shall mean (a) the refusal (which may be given verbally or in writing and has not been retracted) or failure of a Lender to make available its portion of any Borrowing to acquire participations in a Swingline Loan pursuant to Section 2.04 or to fund its portion of any unreimbursed payment under Section 2.05(e), which refusal or failure is not cured within two Business Days after the date of such refusal or failure, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding has not been satisfied, (b) the failure of a Lender to pay over to the Administrative Agent, any Issuing Bank or any other Lender any amount (other than any amount referred to in clause (a)) required to be paid by it under this Agreement within two Business Days of the date such amount is due, (c) any Lender having notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its obligations under Section 2.04, Section 2.05 or Section 2.06, or any Lender having made a public statement that it does not intend to comply with Section 2.04, Section 2.05 or Section 2.06 or its funding obligations generally under other agreements pursuant to which it has committed to extend credit, unless such public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding cannot be satisfied, (d) the failure of any Lender within three Business Days after request by the Administrative Agent in writing to confirm that it will comply with its obligations under Section 2.04, Section 2.05 or Section 2.06, as applicable, (e) the admission by any Lender that it has been deemed insolvent or is subject to a Lender-Related Distress Event or (f) any Lender, or the direct or indirect parent company of any Lender, becoming the subject of a Bail-In Action; provided that a Lender shall cease to be a Defaulting Lender pursuant to clause (d) hereof upon receipt of written confirmation by the Administrative Agent and the Borrower that it will comply with its obligations under Section 2.04, Section 2.05 or Section 2.06, as applicable.

“Lender-Related Distress Event” shall mean, with respect to any Lender or any person that directly or indirectly Controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, or a custodian, conservator, receiver or similar official being appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any person that directly or indirectly controls such Distressed Person being subject to a forced liquidation, or such Distressed Person making a general assignment for the benefit of creditors or being otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any Lender or any person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.

“lending office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Letters of Credit” shall mean any letters of credit issued pursuant to Section 2.05.

“Letter of Credit Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.05, expressed as an amount representing the maximum aggregate permitted amount of the aggregate Revolving L/C Exposure attributable to Letters of Credit issued by such Issuing Bank. The Letter of Credit Commitment of (a) Deutsche Bank is $20.0 million, (b) Bank of America, N.A. is $10.0 million, (c) Barclays Bank PLC is $10.0 million and (d) JPMorgan Chase Bank, N.A. is $10.0 million.

“Letter of Credit Request” shall mean a request by the Borrower substantially in the form of Exhibit E (or such other form as may be agreed between the Borrower and the Administrative Agent).

“Letter of Credit Sublimit” shall mean $50.0 million.

“Leverage Ratio Debt” shall have the meaning assigned to such term in Section 6.01(d).

~~“LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum equal to the arithmetic mean of the offered rates for deposits in Dollars with aterm equivalent to such Interest Period that appears on the Reuters Screen LIBOR01 Page (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market as designated by the Administrative Agent from time to time) (the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that if such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Revolving Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent to major banks in the London interbank Eurocurrency market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; provided, further, that if the “LIBO Rate” shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~

~~“LIBO Screen Rate” shall have the meaning assigned to such term in the definition of“LIBO Rate”.~~

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset or (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Event” shall have the meaning assigned to such term in Section 1.06.

“Line Cap” shall mean, as of any date of determination, the lesser of (a) the aggregate Revolving Facility Commitments and (b) the Revolving Facility Borrowing Base, each as then in effect.

“Liquidity” shall mean, at any time, the sum of (a)(i) the Line Cap at such time plus (ii) Unrestricted Cash of the Borrower and the other Restricted Subsidiaries at such time, minus (b) the Revolving Facility Credit Exposure at such time.

“Loan Accounts” shall mean the loan accounts established on the books of the Administrative Agent.

“Loan Documents” shall mean this Agreement, the Security Documents, the ABL/Term Loan Intercreditor Agreement, any Note and, solely for the purposes of Section 3.01, Section 3.02, and Section 7.01 hereof, the Fee Letter, as each such document may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Loan Parties” shall mean Holdings, the Borrower, each Co-Borrower and the other Subsidiary Loan Parties.

“Loans” shall mean the Revolving Loans, the Swingline Loans and any other loans and advances of any kind made by the Administrative Agent, any Lender or any Affiliate of the Administrative Agent or any Lender pursuant to this Agreement.

“Management Group” shall mean the group consisting of the Governing Persons of Holdings and its Subsidiaries, as the case may be, on the Closing Date, or any replacements appointed or elected by the Sponsors or their Affiliates after the Closing Date.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Market Disruption Event” shall have the meaning assigned to such term in Section 2.14(b).

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, financial condition or results of operations, in each case, of Holdings and its Restricted Subsidiaries, taken as a whole, (ii) the ability of the Borrower and the Guarantors (taken as a whole) to perform their payment obligations under the Loan Documents or (iii) the legality, validity or enforceability of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders, taken as a whole, under the Loan Documents.

“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of Holdings or any Subsidiary Loan Party in an aggregate principal amount exceeding $30.0 million.

“Material Real Property” shall mean Real Property having a value on an individual basis in excess of $5.0 million.

“Material Subsidiary” shall mean any Restricted Subsidiary other than Immaterial Subsidiaries.

“Maturity Date” shall mean the earliest of (a) the date that is five years after the Third Amendment Effective Date and (b) the date that is 91 days prior to the maturity of the Term Loan Obligations or any Permitted Refinancing Indebtedness in respect thereof.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Minimum Extension Condition” shall have the meaning assigned to such term in Section 2.23(b).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any other Restricted Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net Cash Proceeds” shall mean 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any other Restricted Subsidiary of any Indebtedness (other than all Indebtedness not incurred in violation of Section 6.01 (other than Credit Agreement Refinancing Indebtedness)), Equity Interests or capital contributions, net of all taxes and fees (including attorney, accountants, auditor, printer,

SEC filing, brokerage, consultant, investment banking, advisory, placement, arranger or underwriting fees and expenses and any other customary fees and expenses actually incurred in connection therewith).

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“New York Courts” shall have the meaning assigned to such term in Section 9.15(a).

“New York Federal Reserve Bank” shall mean the Federal Reserve Bank of New York.

“New York Federal Reserve Bank Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if neither of such rates are published for any day that is a Business Day, the term “New York Federal Reserve Bank Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received to the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Note” shall have the meaning assigned to such term in Section 2.09(b).

“Obligations” shall mean (a) all amounts owing to any Agent, any Issuing Bank or any Lender pursuant to the terms of this Agreement or any other Loan Agreement, including all interest and expenses accrued or accruing (or that would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement by or against any Loan Party of any proceeding under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law naming such Loan Party as the debtor in such proceeding, in accordance with and at the rate specified in this Agreement, whether or not the claim for such interest or expense is allowed or allowable as a claim in such proceeding, (b) all amounts owing to any Qualified Counterparty under any Specified Hedge Agreement, (c) any Cash Management Obligations and (d) any Erroneous Payment Subrogation Rights; provided that (i) the Obligations of the Loan Parties under any Specified Hedge Agreement and Cash Management Obligations shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors (as defined in the Collateral Agreement) effected in the manner permitted by this Agreement or any Security Document shall not require the consent of any Cash Management Bank or Qualified Counterparty pursuant to any Loan Document; and, provided, further, that for purposes of determining any Obligations of a Loan Party, “Obligations” shall not create any Guarantee by a Guarantor of any Excluded Swap Obligation of such Guarantor.

“OFAC” shall have the meaning assigned to such term in Section 3.22(b).

“Other Accounts” shall have the meaning assigned to such term in Section 5.11(a).

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise, transfer, sales, property, all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overadvance” shall have the meaning assigned to such term in Section 2.01(b).

“Overnight Bank Funding Rate” shall mean, for any day, an interest rate per annum equal to the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S. managed banking offices of depository institutions (as such composite rate shall be determined by the New York Federal Reserve Bank as set forth on its public website from time to time) and published on the next succeeding Business Day by the New York Federal Reserve Bank as an overnight bank funding rate (from and after such date as the New York Federal Reserve Bank shall commence to publish such composite rate).

“Parent Entity” shall mean any direct or indirect parent of the Borrower, including Holdings.

“Participant” shall have the meaning assigned to such term in Section 9.04(d).

“Payment Conditions” shall mean (i) no Default or Event of Default shall have occurred and be continuing or would result from the taking of the relevant action as to which the satisfaction of the Payment Conditions is being determined and (ii) on a Pro Forma Basis, immediately prior to and immediately after giving effect to any transaction that is subject to the Payment Conditions, either (A) (1) Availability is at least 12.5% of the Line Cap at such time and for the immediately preceding 30 days and (2) the Fixed Charge Coverage Ratio, on a Pro Forma Basis, is at least 1.0 to 1.0 or (B) Availability is at least 17.5% of the Line Cap at such time and for the immediately preceding 30 days.

“Payment Office” shall mean the office of the Administrative Agent located at 60 Wall St., 2nd floor, New York, NY 10005, or such other office as the Administrative Agent may designate to the Borrower and the Lenders from time to time.

“Payment Recipient” has the meaning assigned to it in Section 8.12(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor thereto.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Business Acquisition” shall mean any acquisition of a business, line or division of a person, all or substantially all the assets of, or a majority or all the Equity Interests (other than directors’ qualifying shares) in, or merger, consolidation or amalgamation with, a person or division or line of business of a person (or any subsequent acquisition of Equity Interests in a person, a majority of whose Equity Interests were previously acquired in a Permitted Business Acquisition) if, immediately after giving effect thereto, the Investment Conditions are satisfied.

“Permitted Cure Securities” shall mean any equity securities of any Parent Entity other than Disqualified Stock.

“Permitted Holder” shall mean any of (a) the Sponsors and any of their Affiliates, (b) funds or partnerships managed or advised by any of the persons described in clause (a) of this definition (but not including any portfolio company of any of the foregoing), (c) the Management Group, (d) family members or trusts of any person listed in clauses (a) and (c) and (e) any person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any of the persons listed in clauses (a), (c) and (d); provided that persons described in clauses (a), (c) and (d) shall form the majority in interest of any group formed pursuant to this clause (e).

“Permitted Indebtedness” shall mean all Indebtedness not incurred in violation of Section 6.01.

“Permitted Investments” shall mean:

(a) Dollars, Canadian dollars, pounds sterling, euros or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business and not for speculation;

(b) direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case, with maturities not exceeding two years;

(c) time deposits, eurodollar time deposits, certificates of deposit and money market deposits, in each case, with maturities not exceeding one year from the date of acquisition thereof, and overnight bank deposits, in each case, with any commercial bank having capital, surplus and undivided profits of not less than $250.0 million and whose long term debt, or whose parent holding company’s long term debt, is rated at least “A-2” by Moody’s or at least “A” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(d) repurchase obligations for underlying securities of the types described in clauses (b) and (c) above entered into with a bank meeting the qualifications described in clause (c) above;

(e) commercial paper maturing not more than one year after the date of acquisition issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating, at the time any investment therein is made, of at least “P-1” by Moody’s or at least “A-1” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(f) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(g) Indebtedness issued by persons (other than a Sponsor or any Sponsor Affiliate) with a rating of at least “A-2” by Moody’s or “A” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case, with maturities not exceeding one year from the date of acquisition;

(h) shares of or interests in mutual funds substantially all of the assets of which comprise investments satisfying any of the provisions of clauses (a) through (g) above;

(i) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated “Aaa” by Moody’s and “AAA” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency) and (iii) have portfolio assets of at least $250.0 million; and

(j) instruments equivalent to those referred to in clauses (a) through (i) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”) the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus the amount of unpaid accrued or capitalized interest and premiums thereon (including tender premiums), underwriting discounts, original issue discount, defeasance costs, fees (including upfront fees), commissions and expenses), (b) except with respect to Section 6.01(j), the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the shorter of (i) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (ii) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being Refinanced that were due on or after the date that is one year following the Latest Maturity Date were instead due on the date that is one year following the Latest Maturity Date; provided that no Permitted Refinancing Indebtedness incurred in reliance on this subclause (ii) shall have any scheduled principal payments due prior to the Latest Maturity Date in excess of, or prior to, the scheduled principal payments due prior to such Latest Maturity Date for the Indebtedness being Refinanced; provided, further, that this requirement shall not apply to Permitted Refinancing Indebtedness in the form of customary bridge loans that are automatically convertible or exchangeable without conditions into other instruments meeting the requirements set forth in this definition (but for the avoidance of doubt, this requirement shall apply to any loans, securities or other debt into which such bridge loans are exchanged or that otherwise replace such bridge loans), (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced and (d) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or security, than the Indebtedness being Refinanced; provided, further, that (i) with respect to a Refinancing of any Indebtedness permitted hereunder that is subordinated, such Permitted Refinancing Indebtedness shall (A) be subordinated to the guarantee by Holdings and the Subsidiary Loan Parties of the Revolving Facility and (B) be otherwise on terms not materially less favorable to the Lenders than those contained in the documentation governing the Indebtedness being Refinanced and (ii) with respect to a Refinancing of the Term Loan Obligations, the Liens, if any, securing such Permitted Refinancing Indebtedness shall be (A) subject to the ABL/Term Loan Intercreditor Agreement or another intercreditor agreement that is substantially consistent with and no less favorable to the Lenders in any material respect than the ABL/Term Loan Intercreditor Agreement and (B) on terms not materially less favorable to the Lenders than those contained in the documentation governing the Indebtedness being Refinanced; provided, further, that Indebtedness constituting Permitted Refinancing Indebtedness shall not cease to constitute Permitted Refinancing Indebtedness as a result of the subsequent extension of the Latest Maturity Date.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, government, individual or family trust, Governmental Authority or other entity of whatever nature.

“Plan” shall mean any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is (a) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and (b) either (i) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by Holdings or any of its Restricted Subsidiaries or any ERISA Affiliate or (ii) in respect of which Holdings or any of its Restricted Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.17(a).

“Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement.

“Pro Forma Basis” shall mean, for purposes of determining compliance with any provision of this Agreement, including the determination of any financial ratio or test, that the applicable Specified Transaction shall be deemed to have occurred as of the first day of the relevant period, including pro forma adjustments arising out of events attributable to the Specified Transactions (including giving effect to those specified in accordance with the definition of Consolidated EBITDA and Consolidated Net Income). Upon giving effect to a transaction on a “Pro Forma Basis,” (i) any indebtedness incurred by the Borrower or any of the other Restricted Subsidiaries in connection with such Specified Transaction (or any other transaction which occurred during the relevant period) shall be deemed to have been incurred as of the first day of the relevant period, (ii) if such Indebtedness has a floating or formula rate, then the rate of interest for such Indebtedness for the applicable period for purposes of the calculations contemplated by this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of such calculations, (iii) income statement items (whether positive or negative) attributable to all property acquired in such Specified Transaction or to the Investment constituting such Specified Transaction, as applicable, shall be included as if such Specified Transaction has occurred as of the first day of the relevant period, (iv) income statement items (whether positive or negative) attributable to all property disposed of in any Specified Transaction (including any income statement items attributable to disposed, abandoned or discontinued operations), shall be excluded as if such Specified Transaction has occurred as of the first day of the relevant period, (v) such other pro forma adjustments which would be permitted or required by Regulations S-K and S-X under the Securities Act of 1933, as amended, shall be taken into account and (vi) such other adjustments made by the Borrower with the consent of the Administrative Agent (not to be unreasonably withheld) shall be taken into account. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or the applicable Restricted Subsidiary may designate. Any such adjustments included in calculations made on a Pro Forma Basis shall continue to apply to subsequent calculations of any applicable financial ratios or tests, including during any subsequent test periods in which the effects thereof are expected to be realized. Notwithstanding anything to the contrary in this Agreement or any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, no pro forma effect shall be given to any discontinued operations (and the Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.

“Projections” shall mean projections and any forward looking statements of such entities furnished to the Lenders or the Administrative Agent by or on behalf of Holdings or any of the Restricted Subsidiaries prior to the First Restatement Effective Date.

“Protective Advances” shall have the meaning assigned to such term in Section 2.01(c).

“Public Lender” shall have the meaning assigned to such term in Section 9.17(b).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.26.

“Qualified CFC Holding Company” shall mean a Subsidiary of Holdings that has no material assets other than Equity Interests of one or more CFCs or Qualified CFC Holding Companies.

“Qualified Counterparty” shall mean any counterparty to any Specified Hedge Agreement that, at the time such Specified Hedge Agreement was entered into or, if entered into prior to the Closing Date, on the Closing Date, was an Agent, a Lead Arranger, a Lender or an Affiliate of the foregoing, whether or not such person subsequently ceases to be an Agent, a Lead Arranger, a Lender or an Affiliate of the foregoing.

“Qualified Equity Interests” shall mean any Equity Interests other than Disqualified Stock.

“Qualified IPO” shall mean the initial public offering of the Equity Interests of Holdings that occurred on June 11, 2020.

“Quarterly Financial Statements” shall have the meaning assigned to such term in Section 5.04(b).

“Ratio Debt” shall have the meaning assigned to such term in Section 6.01(r).

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Reasonable Credit Judgment” shall mean reasonable (from the perspective of a secured asset-based lender) credit judgment exercised in good faith in accordance with customary business practices of the Administrative Agent for comparable asset-based lending transactions.

“Recipient” shall mean the Administrative Agent and any Lender, as applicable.

“Recovery Event” shall mean any settlement of, or payment in respect of, any property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings or any Restricted Subsidiary.

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness”, and “Refinanced” shall have a meaning correlative thereto.

“Refinanced Debt” shall have the meaning assigned to such term in the definition of the term “Credit Agreement Refinancing Indebtedness”.

“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) the Borrower, the Co-Borrowers and Holdings, (b) the Administrative Agent and (c) each Lender that agrees to provide any Replacement Revolving Commitment pursuant thereto, in accordance with Section 2.22.

“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).

“Registered Equivalent Notes” shall mean, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, as amended, substantially identical notes (having the same guarantees and collateral provisions) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation S-K” shall mean Regulation S-K in the Exchange Act, as amended, modified, and supplemented thereby.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Related Sections” shall have the meaning assigned to such term in Section 6.04.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating in, into, upon, onto or through the environment.

“Relevant Governmental Body” shall mean the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto.

“Remaining Present Value” shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Replacement Revolving Commitments” shall have the meaning assigned to such term in Section 2.22.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30 day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Required Financial Statements” shall have the meaning assigned to such term in Section 5.04(b).

“Required Lenders” shall mean, at any time, Lenders having total Commitments representing more than 50% of the total Commitments at such time, or if the Commitments have expired or been terminated, Lenders holding in the aggregate more than 50% of the Aggregate Credit Exposure. The Commitments and Aggregate Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders.

“Reserves” shall mean as of any date of determination, such amounts as the Administrative Agent may from time to time establish and revise in its Reasonable Credit Judgment reducing the amount of Loans and Letters of Credit which would otherwise be available to the Borrower or any Co-Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by the Administrative Agent in its Reasonable Credit Judgment, adversely affect, or would have a reasonable likelihood of adversely affecting the ability of the Administrative Agent to realize the value or amount that might be received from the sale or other disposition or realization upon the Collateral, (b) to reflect costs, expenses and other amounts that the Administrative Agent may reasonably incur or be required to pay in order to sell, otherwise dispose of or realize upon the Collateral, (c) to reflect priority claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the sale, other disposition or realization on the Collateral, (d) to reflect criteria, events, conditions, contingencies or risks that differ materially from facts or events occurring or known to the Administrative Agent on the Closing Date and which directly and adversely affect any component of the Borrowing Base or (e) for customary rent reserves. To the extent that an event, condition or matter as to any Eligible Accounts or Eligible Inventory is addressed pursuant to the treatment thereof within the applicable definition of such terms, the Administrative Agent shall not also establish a Reserve to address the same event, condition or matter. The amount of any Reserve established by the Administrative Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve as determined by the Administrative Agent in good faith and to the extent that such Reserve is in respect of amounts that may be payable to third parties the Administrative Agent may, at its option, deduct such Reserve from the Line Cap at any time that such limit is less than the amount of the Line Cap. Notwithstanding the foregoing in this definition of “Reserves”, neither the Administrative Agent nor the Collateral Agent may establish any Reserve unless the Borrowers are given at least three Business Days’ prior written notice of the establishment of such reserve; provided that upon such notice, the Borrower Parties shall not be permitted to borrow any Loans or have any Letters of Credit issued so as to exceed the Borrowing Base after giving effect to such reserve. The Administrative Agent will be available during the three Business Day-period referred to in the foregoing sentence to discuss any such proposed Reserve with the Borrowers and, without limiting the right of the Administrative Agent to establish or change such Reserve in the Administrative Agent’s Reasonable Credit Judgment, the Borrowers may take such action as may be required so that the event, condition or matter that is the basis for such Reserve no longer exists, in a manner and to the extent reasonably satisfactory to the Administrative Agent.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean, with respect to any Loan Party, the chief executive officer, president, vice president, secretary, assistant secretary or any Financial Officer of such Loan Party or any other individual designated in writing to the Administrative Agent by an existing Responsible Officer of such Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payments” shall have the meaning assigned to such term in Section 6.06.

“Restricted Subsidiary” shall mean any Subsidiary of Holdings that is not an Unrestricted Subsidiary.

“Revolving Facility Availability” shall mean, at any time, (a)(i) the Line Cap at such time plus (ii) cash and cash equivalents of the Borrower and the other Subsidiary Loan Parties at such time, to the extent maintained in a Blocked Account, minus (b) the Revolving Facility Credit Exposure at such time.

“Revolving Facility” shall mean the Revolving Facility Commitments (including any Incremental Revolving Commitments) and the extensions of credit made hereunder by the Revolving Lenders.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Facility Borrowing Base” shall mean, subject to Section 5.04(h)(ii), with respect to the Loan Parties at any time, an amount equal to the sum of the following: (a) the sum of (i) (x) 85% of the amount of the Eligible Accounts (other than Eligible Accounts constituting Eligible Investment Grade Accounts) of the Loan Parties and (y) 90% of the amount of the Eligible Investment Grade Accounts of the Loan Parties plus (ii) the lesser of (A) 85% of the lower of Cost, on a first in, first out basis, or market value of Eligible Inventory of the Loan Parties and (B) 85% of the Appraised Liquidation Value of Eligible Inventory of the Loan Parties; provided that, the amount included in the Revolving Facility Borrowing Base pursuant to clause (a)(ii) above shall not exceed 100% of Cost on a first in, first out basis, of Eligible Inventory of the Loan Parties minus (b) the sum of all applicable Reserves which the Administrative Agent deems necessary in the exercise of its Reasonable Credit Judgment to maintain with respect to the Loan Parties.

The specified percentages set forth in this definition will not be reduced without the consent of the Borrower. Any determination by the Administrative Agent in respect of the Revolving Borrowing Base shall be based on the Administrative Agent’s Reasonable Credit Judgment. The parties understand that the exclusionary criteria in the definitions of Eligible Accounts and Eligible Inventory, any Reserves that may be imposed as provided herein, any deductions or other adjustments to determine “lower of Cost, on a first in, first out basis, or market value” and factors considered in the calculation of Appraised Liquidation Value of Eligible Inventory have the effect of reducing the Revolving Borrowing Base and, accordingly, whether or not any provisions hereof so state, all of the foregoing shall be determined without duplication so as not to result in multiple reductions in the Revolving Borrowing Base for the same facts or circumstances.

“Revolving Facility Commitment” shall mean, with respect to a Lender, the commitment of such Lender to make Revolving Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04 or (c) increased from time to time under Section 2.21. The initial amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Facility Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Facility Commitments on the First Restatement Effective Date is $150.0 million.

“Revolving Facility Credit Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of the Revolving Loans outstanding at such time, (b) the Swingline Exposure at such time and (c) the Revolving L/C Exposure at such time. The Revolving Facility Credit Exposure of any Revolving Lender at any time shall be the product of (i) such Revolving Lender’s Revolving Facility Percentage and (ii) the aggregate Revolving Facility Credit Exposure of all Revolving Lenders, collectively, at such time.

“Revolving Loans” shall have the meaning assigned to such term in Section 2.01(a)(i).

“Revolving Lender” shall mean each Lender with a Revolving Facility Commitment or outstanding Revolving Facility Credit Exposure.

“Revolving Facility Percentage” shall mean, with respect to any Revolving Lender, the percentage of the total Revolving Facility Commitments represented by such Lender’s Revolving Facility Commitment. If the Revolving Facility Commitments have terminated or expired, the Revolving Facility Percentages shall be determined based upon the Revolving Facility Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“Revolving L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time (the “L/C Amount”) and (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The Revolving L/C Exposure of any Revolving Lender at any time shall mean its Revolving Facility Percentage of the aggregate Revolving L/C Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standard Practices, International Chamber of Commerce No. 590, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that, with respect to any Letter of Credit that by its terms or the terms of any document related thereto provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“S&P” shall mean Standard & Poor’s Financial Services LLC or any successor entity thereto.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sale/Lease-Back Documents” shall mean each of the documents set forth on Schedule 1.01D.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Parties” shall mean the collective reference to the “Secured Parties” as defined in the Collateral Agreement.

“Security Documents” shall mean the Collateral Agreement, each Blocked Account Agreement and each of the security agreements and other instruments and documents executed and delivered by any Loan Party pursuant to the Collateral Agreement or pursuant to Section 5.10 of the Existing Revolving Credit Agreement or Section 5.10 hereof.

“Senior Secured Debt” shall mean, as of any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on any assets of Holdings or any Restricted Subsidiary.

“Senior Secured Leverage Ratio” shall mean the ratio of Senior Secured Debt to Consolidated EBITDA for the trailing four fiscal quarter period most recently ended prior to the date of determination for which financial statements have been delivered pursuant to Section 5.04.

“Senior Unsecured Notes” shall mean the senior unsecured notes in an aggregate amount not to exceed $315.0 million issued on the Closing Date to finance, in part, the Closing Date Transactions.

“Settlement Date” shall have the meaning provided in Section 2.18(b).

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Borrowing” shall mean a Borrowing comprised of SOFR Revolving Loans.

“SOFR Loan” or “SOFR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, other than pursuant to clause (c) of the definition of “ABR”.

“Specified Event of Default” shall mean any Event of Default under Section 7.01(b), Section 7.01(c), Section 7.01(h) or Section 7.01(i).

“Specified Hedge Agreement” shall mean any Hedge Agreement entered into or assumed between or among the Borrower, any Co-Borrower or any other Restricted Subsidiary and any Qualified Counterparty and designated by the Qualified Counterparty and the Borrower in writing to the Administrative Agent as a “Specified Hedge Agreement”.

“Specified Transaction” shall mean with respect to any period, any (i) Investment involving the acquisition of an operating unit of a business or that constitutes an acquisition of all or substantially all of the common stock of a person and involves the payment of consideration by the Borrower and its Restricted Subsidiaries in excess of $5.0 million, (ii) sale or transfer of assets or property or other asset disposition (including any disposal, abandonment or discontinuance of operations) that yields gross proceeds to the Borrower or any of its Restricted Subsidiaries in excess of $5.0 million or involves the abandonment or discontinuation of operations with a value in excess of $5.0 million, (iii) incurrence, repayment or refinancing of Indebtedness, (iv) Restricted Payment, (v) designation or redesignation of an Unrestricted Subsidiary or Restricted Subsidiary, (vi) provision of Incremental Revolving Commitment increases, (vii) any Limited Condition Event or (viii) other event, in each case that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

“Sponsors” shall mean a collective reference to Ares and Teachers.

“Sponsor Affiliate” shall mean each Affiliate of a Sponsor and each individual who is a partner or employee of a Sponsor.

“Standby Letters of Credit” shall have the meaning provided in Section 2.05(a).

~~“Statutory Reserves” shall mean, with respect to any currency, any reserve, liquid asset or similar requirements established by any Governmental Authority of the United States of America or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined.~~

“Subagent” shall have the meaning assigned to such term in Section 8.02.

“Subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, limited liability company or other entity of which (a) Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the Governing Persons of such corporation, partnership, limited liability company or other entity are at the time owned by such parent or (b) more than 50.0% of the Equity Interests are at the time owned by such parent. Unless the context otherwise requires, “Subsidiary” shall mean a Subsidiary of Holdings.

“Subsidiary Loan Parties” shall mean each Borrower, Co-Borrower and Guarantor.

“Subsidiary Redesignation” shall have the meaning assigned to such term in the definition of “Unrestricted Subsidiary”.

“Supported QFC” has the meaning assigned to it in Section 9.26.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.

“Swingline Borrowing Request” shall mean a request by the Borrower substantially in the form of Exhibit F (or such other form as may be agreed between the Borrower and the Administrative Agent).

“Swingline Commitment” shall mean, with respect to any Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.04. The aggregate amount of the Swingline Commitments on the First Restatement Effective Date is $15.0 million.

“Swingline Exposure” shall mean, at any time, the aggregate principal amount of all outstanding Swingline Borrowings at such time. The Swingline Exposure of any Revolving Lender at any time shall mean its Revolving Facility Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall mean Deutsche Bank, in its capacity as a lender of Swingline Loans to the Borrower Parties.

“Swingline Loans” shall mean the swingline loans made to the Borrower or any Co-Borrower pursuant to Section 2.04.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings or similar charges imposed by any Governmental Authority and any and all interest and penalties related thereto.

“Teachers” shall mean Ontario Teachers’ Pension Plan Board.

“Term Facility” shall mean the “Term Facility” as defined in the Term Loan Credit Agreement.

“Term Loan Credit Agreement” shall mean the Term Loan Credit Agreement, dated as of the Closing Date, by and among CPG Merger Sub LLC, CPG International Inc., The Azek Company Inc., the guarantors thereto, the lenders party thereto and Barclays Bank PLC, as administrative agent, initially in respect of up to $625.0 million of term loans made available on the Closing Date, as such document may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Term Loan Documents” shall mean the Term Loan Credit Agreement and the other “Loan Documents” under and as defined in the Term Loan Credit Agreement, as each such document may be amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

“Term Loan Obligations” shall mean the “Obligations” as defined in the Term Loan Credit Agreement.

“Term Loan Priority Collateral” shall have the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement.

“Term Loan Security Documents” shall mean the “Security Documents” as defined in the Term Loan Credit Agreement.

“Term Loans” shall mean the “Term Loans” as defined in the Term Loan Credit Agreement.

“Term SOFR” shall mean,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period at approximately 5:00 a.m., Chicago time, on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR

Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.

“Term SOFR Adjustment” shall mean a percentage equal to 0.10% per annum.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Third Amendment” means that Third Amendment to Amended and Restated Revolving Credit Agreement, dated as of March 31, 2021, among the Borrower, Holdings, the Guarantors, the Lenders party thereto and the Administrative Agent.

“Third Amendment Effective Date” means March 31, 2021.

“TimberTech Acquisition” shall refer to the acquisition of TimberTech Limited, an Ohio limited liability company, by CPG International Inc., which was consummated on September 21, 2012.

“Trade Letters of Credit” shall have the meaning provided in Section 2.05(a).

“Transactions” shall mean, collectively, the transactions to occur pursuant to the Loan Documents, including (a) the execution and delivery of the Loan Documents, the creation of the Liens pursuant to the Security Documents and the initial borrowings hereunder and (b) the payment of all fees and expenses incurred or paid in connection with the foregoing.

“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean Adjusted ~~LIBO~~Term SOFR Rate or ABR, as applicable.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Cash” shall mean cash or cash equivalents of Holdings or any of the Restricted Subsidiaries that would not appear as “restricted” on the Required Financial Statements.

“Unrestricted Subsidiary” shall mean any Subsidiary of Holdings (other than the Borrower) designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that the Borrower shall only be permitted to so designate a new Unrestricted Subsidiary after the Closing Date if (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) such Unrestricted Subsidiary is capitalized (to the extent capitalized by Holdings or any of the Subsidiaries) through Investments as permitted by, and in compliance with, Section 6.04(j), and any prior or concurrent Investments in such Subsidiary by Holdings or any of its Restricted Subsidiaries shall be deemed to have been made under Section 6.04(j), (iii) without duplication of clause (ii), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof are treated as Investments pursuant to Section 6.04(j), (iv) at the time such Subsidiary is designated an Unrestricted Subsidiary, the Fixed Charge Coverage Ratio, determined on a Pro Forma Basis, is not less than 2.00:1.00 and (v) such Subsidiary has been designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants and defaults) under the Term Loan Credit Agreement, all other Indebtedness permitted to be incurred hereunder and all Permitted Refinancing Indebtedness in respect of any of the foregoing and all Disqualified Stock; provided further that at the time of designation of any Unrestricted Subsidiary, such Unrestricted Subsidiary, when taken together with all Unrestricted Subsidiaries as of the last day of the fiscal quarter of Holdings most recently ended, shall not have assets with a value in excess of 10.0% of Consolidated Total Assets (calculated with respect to Holdings and the Restricted Subsidiaries) or revenues representing in excess of 10.0% of Consolidated EBITDA of Holdings and the Restricted Subsidiaries as of such date. The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (a) such Unrestricted Subsidiary, after giving effect to such designation, shall be a Wholly Owned Subsidiary of Holdings, (b) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (c) all representations and warranties contained herein and in the Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Subsidiary Redesignation (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (d) at the time of such Subsidiary Redesignation, the Fixed Charge Coverage Ratio, determined on a Pro Forma Basis, is not less than 2.00:1.00 and (e) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (a) through (d), inclusive.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.26.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(e).

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal (excluding nominal amortization), including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest 1/12) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” shall mean, with respect to any person, a Subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context requires otherwise, (a) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (b) in the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including”; the words “to” and “until” each mean “to but excluding” and the word “through” shall mean “to and including”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) the word “incur” shall be construed to mean incur, create, issue, assume or become liable in respect of (and the words “incurred” and “incurrence” shall have correlative meanings), (e) the word “or” shall be construed to mean “and/or”, (f) any reference to any person shall be construed to include such person’s legal successors and permitted assigns and (g) the words “asset” and “property” shall be construed to have the same meaning and effect. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any agreement (including any Loan Document), organizational document of the Loan Parties or other contractual instrument shall mean such document as amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document). Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein (including pursuant to the definition of Capital Lease Obligations and Consolidated Capital Expenditures), all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, notwithstanding anything to the contrary herein, (i) all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under Statement of Financial Accounting Standards Board Accounting Standards Codification 825-10 (or any other Statement of Financial Accounting Standards Board Accounting Standards Codification having a similar effect) to value any Indebtedness or other liabilities of Holdings or any Restricted Subsidiary at “fair value”, as defined therein, (ii) for purposes of determinations of the Fixed Charge Coverage Ratio, the First Lien Leverage Ratio and the Senior Secured Leverage Ratio, GAAP shall be construed as in effect on the Closing Date and (iii) for purposes of determining compliance with any provision of this Agreement and any related definitions, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in GAAP that becomes effective on or after the Closing Date that would require treating any lease (or similar arrangement) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on the Closing Date. In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then upon the written request of the Borrower or the Administrative Agent, the Borrower, the Administrative Agent and the Lenders shall enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not occurred; provided that if such notice is given then the provisions of this Agreement in effect on the date of such Accounting Change shall remain in effect until the effective date of such amendment. “Accounting Change” shall mean any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants.

SECTION 1.04. Effectuation of Transactions. Each of the representations and warranties of Holdings and the Borrower contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.

SECTION 1.05. Currencies. Unless otherwise specifically set forth in this Agreement, monetary amounts shall be in Dollars. For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness or Liens or the making of any Investment or determining the amount of any Indebtedness, Lien, Investment or judgment pursuant to clauses (f) or (j) of Section 7.01, the Dollar-equivalent principal amount of any Indebtedness, Lien, Investment or judgment denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness or Lien was incurred, such Investment was made or such judgment was entered.

SECTION 1.06. Limited Condition Events; Basket and Ratio Compliance.

(a) For purposes of determining (i) compliance under this Agreement with any financial ratio or test, including the First Lien Leverage Ratio, the Senior Secured Leverage Ratio and the Fixed Charge Coverage Ratio, (ii) the absence of any Default or Event of Default, (iii) the accuracy of any representation or warranty, (iv) compliance under this Agreement with any basket expressed as a percentage of Consolidated EBITDA or Consolidated Total Assets or (v) compliance with any other condition precedent to any action or transaction, in each case, as a condition to (w) the consummation of any transaction (other than the borrowing of Loans or issuance of Letters of Credit) in connection with an acquisition of, or Investment in, any assets, business or person by one or more of the Borrower and the other Restricted Subsidiaries, in each case, that is not conditioned on the availability of, or on obtaining, third party financing, (x) the incurrence by one or more of the Borrower and the other Restricted Subsidiaries of any Indebtedness (and any Liens with respect thereto) (other than the borrowing of Loans or the issuance of Letters of Credit) the proceeds of which are used to finance an acquisition or Investment described in clause (w) above, (y) the making by one or more of the Borrower and the other Restricted Subsidiaries of any Restricted Payment in connection with any acquisition or Investment or (z) designation by the Borrower of any Subsidiary as a Restricted Subsidiary, Unrestricted Subsidiary or Immaterial Subsidiary in connection with any acquisition or Investment, in each case, permitted by this Agreement (any such acquisition, Investment, incurrence of Indebtedness or Liens, making of a Restricted Payment or designation of a Subsidiary, a “Limited Condition Event”), at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Event, an “LCE Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be (1) in the case of any such acquisition or Investment described in clause (w) above and any related incurrences of Indebtedness and/or Liens, either (I) on the date of the execution of the definitive agreement with respect to such acquisition or Investment or (II) on the date of the consummation of such acquisition or Investment, in either case of clause (I) or (II) after giving effect to such acquisition or Investment and any related incurrences of Indebtedness and/or Liens on a Pro Forma Basis, (2) in the case of any Restricted Payment made in connection with an acquisition or Investment, either (I) on the date of the execution of the definitive agreement with respect to such acquisition or Investment or (II) on the date of making such Restricted Payment, in either case of clause (I) or (II) after giving effect to the relevant Restricted Payment on a Pro Forma Basis, (3) in the case of a designation of a Subsidiary in connection with any acquisition or Investment, either (I) on the date of the execution of the definitive agreement for such acquisition or Investment which would result in such Subsidiary becoming a Restricted Subsidiary, Unrestricted Subsidiary or Immaterial Subsidiary, as applicable, or (II) on the date of the consummation of such acquisition or Investment on a Pro Forma Basis (each such date of determination, an “LCE Test Date”), and if, after giving effect to the Limited Condition Event and the other transactions to be entered into in connection therewith on a Pro Forma Basis as if they had occurred at the beginning of the trailing four fiscal quarter period most recently ended prior to the LCE Test Date for which financial statements have been delivered pursuant to Section 5.04, the Borrower could have taken such action on the relevant LCE Test Date in compliance with such financial ratio or test, default or event of default, basket or other provision, such financial ratio or test, default or event of default, basket or other provision shall be deemed to have been complied with.

(b) For the avoidance of doubt, if the Borrower has made an LCE Election and any of the financial ratios, tests, baskets or other provisions for which compliance was determined or tested as of the LCE Test Date are exceeded as a result of fluctuations in any such financial ratio, test or basket or a change in facts and circumstances or other provisions at or prior to the consummation of the relevant transaction or action, such financial ratio, test, basket or other provision will not be deemed to have been exceeded, breached or otherwise failed as a result of such fluctuations. If the Borrower has made an LCE Election for any Limited Condition Event, then in connection with any subsequent calculation of such financial ratios, tests or baskets on or following the relevant LCE Test Date and prior to the earlier of (i) the date on which such Limited Condition Event is consummated and (ii) the date that the definitive agreement for such Limited Condition Event is terminated or expires without consummation of such Limited Condition Event, any such financial ratio, test or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Event and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof) have been consummated, except that (other than solely with respect to any incurrence test under which such Limited Condition Event is being made) Consolidated EBITDA, Consolidated Total Assets and Consolidated Net Income of any target of such Limited Condition Event can only be used in the determination of the relevant financial ratios, tests and baskets if and when such acquisition has closed.

(c) Notwithstanding anything in this Agreement or any Loan Document to the contrary,

(i) the Borrower may rely on more than one basket or exception hereunder (including both ratio-based and non-ratio based baskets and exceptions, and including partial reliance on different baskets that, collectively, permit the entire proposed transaction) at the time of any proposed transaction,

(ii) unless the Borrower elects otherwise, if the Borrower or its Restricted Subsidiaries in connection with any transaction or series of such related transaction (A) incurs Indebtedness, creates Liens, makes dispositions, makes Investments, makes Restricted Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under or as permitted by a ratio-based basket and (B) incurs Indebtedness, creates Liens, makes dispositions, makes Investments, makes Restricted Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under a non-ratio-based basket (which shall occur within five Business Days of the events in clause (A) above), then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket without regard to any such action under such non-ratio-based basket made in connection with such transaction or series of related transactions, and

(iii) if the Borrower or its Restricted Subsidiaries enters into any revolving, delayed draw or other committed debt facility, the Borrower may elect to determine compliance of such debt facility (including the incurrence of Indebtedness and Liens from time to time in connection therewith) with this Agreement and each other Loan Document on the date commitments with respect thereto are first received, assuming the full amount of such facility is incurred (and any applicable Liens are granted) on such date, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with such applicable ratio-based basket hereunder, in lieu of determining such compliance on any subsequent date (including any date on which Indebtedness is incurred pursuant to such facility); provided that, (x) if such election is made with respect to any delayed draw facility or other committed debt facility (other than a revolving facility), then in connection with any subsequent calculation of any ratio or financial test or basket or exception with respect to any subsequent incurrence of Indebtedness (including the incurrence of Liens in connection therewith) or Liens, such calculation shall be made assuming the full amount of such delayed draw facility or committed debt facility, as applicable, has been incurred (and any applicable Liens granted) on such date of incurrence for so long as any commitments remain outstanding thereunder and (y) in the case of a revolving facility, any future calculation of such ratio-based basket shall only include amounts borrowed and outstanding as of such date of determination.

SECTION 1.07. Delaware Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.08. ~~LIBOR Notification~~Rates. ~~The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel~~

~~contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 2.27(a) and (b) provide the mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.27(d), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.27(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.27(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.~~

The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein:

(a) Loans.

(i) Revolving Loans. Each Revolving Lender agrees to make loans (“Revolving Loans”) to the Borrower Parties from time to time during the Availability Period in amounts not to exceed (except for the Swingline Lender with respect to Swingline Loans) such Revolving Lender’s Revolving Facility Percentage of the Revolving Facility Borrowing Base, and in an aggregate principal amount that will not result in (A) such Revolving Lender’s Revolving Facility Credit Exposure exceeding such Revolving Lender’s Revolving Facility Commitment, (B) the total Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments or (C) the Aggregate Credit Exposure exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower Parties may borrow, repay and reborrow Revolving Loans. ~~On the First Restatement Effective Date, all Existing Revolving Loans shall be deemed to be repaid (other than for purposes of Section 2.16 of the Existing Revolving Credit Agreement) and such portion thereof that were ABR Revolving Loans shall be deemed to be reborrowed as ABR Revolving Loans by the applicable Borrower Party and such portion thereof that were Eurocurrency Revolving Loans shall be deemed to be reborrowed as Eurocurrency Revolving Loans by the applicable Borrower Party (it being understood that for each Borrowing of Existing Revolving Loans that were Eurocurrency Revolving Loans, (x) the initial Interest Period for the relevant reborrowed Eurocurrency Revolving Loans shall equal the remaining length of the Interest Period for such Borrowing and (y) the Adjusted LIBO Rate for the relevant reborrowed Eurocurrency Revolving Loans during such initial Interest Period shall be the Adjusted LIBO Rate for such Borrowing immediately prior to the First Restatement Effective Date) and Revolving Lenders shall advance funds to the Administrative Agent no later than 12:00 Noon, New York City time on the First Restatement Effective Date as shall be required to repay the Existing Revolving Loans and funded participations in Existing LC Disbursements and Existing Swingline Loansof Existing Lenders such that each Revolving Lender’s share of outstanding RevolvingLoans on the First Restatement Effective Date is equal to its Revolving FacilityPercentage (after giving effect to the First Restatement Effective Date).~~

(b) Overadvances. Insofar as the Borrower may request and the Administrative Agent or Required Lenders under the Revolving Facility (as provided below) may be willing in their sole discretion to make Revolving Loans to the Borrower Parties at a time when the Revolving Facility Credit Exposure exceeds, or would exceed with the making of any such Revolving Loan, the Borrowing Base (any such Loan being herein referred to individually as an “Overadvance”), the Administrative Agent shall enter such Overadvances as debits in the applicable Loan Account. All Overadvances shall be repaid on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Loans generally. Any Overadvance made pursuant to the terms hereof shall be made to the Borrower Parties by all Lenders ratably in accordance with their respective Revolving Facility Percentages. Overadvances in the aggregate amount of $5.0 million or less may, unless a Default or Event of Default has occurred and is continuing, be made in the sole, reasonable discretion of the Administrative Agent; provided that the Required Lenders may at any time revoke the Administrative Agent’s authorization to make future Overadvances (provided that existing Overadvances shall not be subject to such revocation and any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof). Overadvances in an aggregate amount of more than $5.0 million but less than $10.0 million may, unless a Default or Event of Default has occurred and is continuing, be made with the consent of the Required Lenders. Overadvances in an aggregate amount of $10.0 million or more and Overadvances to be made after the occurrence and during the continuation of a Default or Event of Default shall require the consent of all Revolving Lenders. The foregoing notwithstanding, in no event, unless otherwise consented to by all Revolving Lenders, (x) shall any Overadvances be outstanding for more than 90 consecutive days, (y) after all outstanding Overadvances have been repaid, shall the Administrative Agent or Lenders make any additional Overadvances unless 30 days or more have expired since the last date on which any Overadvances were outstanding or (z) shall the Administrative Agent make Revolving Loans on behalf of Lenders under this Section 2.01(b) to the extent such Revolving Loans would cause a Lender’s share of the Revolving Facility Credit Exposure to exceed such Lender’s Revolving Facility Commitment or cause the aggregate Revolving Facility Commitments to be exceeded.

(c) Protective Advances. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, in its sole, reasonable discretion, may make Revolving Loans to the Borrower Parties on behalf of the Lenders, so long as the aggregate amount of such Revolving Loans shall not exceed 5% of the Borrowing Base, if the Administrative Agent, in its Reasonable Credit Judgment, deems that such Revolving Loans are necessary or desirable (i) to protect all or any portion of the Collateral, (ii) to enhance the likelihood or maximize the amount of repayment of the Loans and the other Obligations or (iii) to pay any other amount chargeable to the Borrower Parties pursuant to this Agreement (such Revolving Loans, “Protective Advances”); provided that (A) in no event shall the Revolving Facility Credit Exposure exceed the aggregate Revolving Facility Commitments and (B) the Required Lenders under the Revolving Facility may at any time revoke the Administrative Agent’s authorization to make future Protective Advances (provided that existing Protective Advances shall not be subject to such revocation and any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof). Each applicable Lender shall be obligated to advance to the Borrower Parties its Revolving Facility Percentage of each Protective Advance made in accordance with this Section 2.01(c). If Protective Advances are made in accordance with the preceding sentence, then all Revolving Lenders shall be bound to make, or permit to remain outstanding, such Protective Advances based upon their Revolving Facility Percentages in accordance with the terms of this Agreement. All Protective Advances shall be repaid by the Borrower Parties on demand, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Loans generally.

SECTION 2.02. Loans and Borrowings.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments (or, in the case of Swingline Loans, in accordance with their respective Swingline Commitments). The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14 and 2.27, each Borrowing (other than a Swingline Borrowing) shall be comprised entirely of ABR Loans or ~~Eurocurrency~~SOFR Revolving Loans as the Borrower may request in accordance herewith. Each Swingline Borrowing shall be an ABR Borrowing. Each Lender at its option may make any ABR Loan or ~~Eurocurrency~~SOFR Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower Parties to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c) At the commencement of each Interest Period for any ~~Eurocurrency~~SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Facility Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Facility Borrowing may be in an aggregate amount that is equal to the entire unused available balance of the Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Each Swingline Borrowing shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than six ~~Eurocurrency~~SOFR Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, neither the Borrower nor any Co-Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings.

(a) To request a Revolving Facility Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a ~~Eurocurrency~~SOFR Borrowing, not later than 2:00 p.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing or (ii) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request substantially in the form of Exhibit C (or such other form as may be agreed between the Borrower and the Administrative Agent) and signed by the Borrower.

(b) Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing, which amount shall not exceed Availability;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a ~~Eurocurrency~~SOFR Borrowing;

(iv) in the case of a ~~Eurocurrency~~SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower Parties’ account to which funds are to be disbursed.

(c) Disbursement. Each Borrower Party hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each Loan requested pursuant to this Section 2.03. The proceeds of each Revolving Loan requested under this Section 2.03 shall be disbursed by the Administrative

Agent in immediately available funds and in the same form as received from the Lenders, by wire transfer to such bank account as may be agreed upon by the Borrower and the Administrative Agent, from time to time or elsewhere if pursuant to a written direction from the Borrower. If at any time any Loan is funded in excess of the amount requested by the Borrower, the Borrower Parties agree, jointly and severally, to repay the excess to the Administrative Agent immediately upon notice thereof to the Borrower from the Administrative Agent or any Lender.

(d) If no election as to the Type of Revolving Facility Borrowing is specified, then the requested Revolving Facility Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested ~~Eurocurrency~~SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise the Lenders of the details thereof and of the amount of each such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower Parties from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment, (ii) the Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments, (iii) the Revolving Facility Credit Exposure exceeding the Borrowing Base; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Borrowing or (iv) the Aggregate Credit Exposure exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower Parties may borrow, repay and reborrow Swingline Loans. On the First Restatement Effective Date, all Existing Swingline Loans shall be deemed to be repaid (other than for purposes of Section 2.16 of the Existing Revolving Credit Agreement) and reborrowed as Swingline Loans by the applicable Borrower Party.

(b) To request a Swingline Borrowing, the Borrower shall notify the Administrative Agent and the Swingline Lender of such request by telephone (confirmed by a Swingline Borrowing Request by email or facsimile), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Borrowing. Each such notice and Swingline Borrowing Request shall be irrevocable and shall specify the requested (i) date (which shall be a Business Day) and (ii) amount of the Swingline Borrowing. The Swingline Lender shall consult with the Administrative Agent as to whether the making of the Swingline Loan is in accordance with the terms of this Agreement prior to the Swingline Lender funding such Swingline Loan. The Swingline Lender shall make each Swingline Loan in accordance with Section 2.02(a) on the proposed date thereof by wire transfer of immediately available funds by 4:00 p.m., New York City time, to the account of the Borrower Parties (or, in the case of a Swingline Borrowing made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank); provided that the Swingline Lender shall not be obligated to make any Swingline Loan at any time when any Lender is at such time a Defaulting Lender, unless the Swingline Lender is satisfied in its reasonable discretion that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders in accordance with Section 2.26.

(c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by it. Such notice shall specify the aggregate amount of such Swingline Loans in which the Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each such Lender, specifying in such notice such Revolving Lender’s Revolving Facility Percentage of such

Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent for the account of the Swingline Lender, such Revolving Lender’s Revolving Facility Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Loans pursuant to this paragraph (c) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph (c) by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from any Borrower Party (or other party on behalf of any Borrower Party) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph (c) and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to any Borrower Party for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph (c) shall not relieve any Borrower Party of any default in the payment thereof.

(d) If the maturity date shall have occurred in respect of any tranche of Revolving Facility Commitments at a time when another tranche or tranches of Revolving Facility Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.05(m)), there shall exist sufficient unutilized Extended Revolving Commitments so that the respective outstanding Swingline Loans could be incurred pursuant to the Extended Revolving Commitments that will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Commitments, and such Swingline Loans shall not be so required to be repaid in full on such earliest maturity date; provided, in no event shall such adjustment cause a Lender’s share of the Extended Revolving Commitment to exceed such Lender’s Commitment.

SECTION 2.05. Letters of Credit.

(a) Subject to the terms and conditions set forth herein, the Borrower may request the issuance of (i) trade letters of credit in support of trade obligations of the Borrower Parties or any other Subsidiary Loan Party incurred in the ordinary course of business (such letters of credit issued for such purposes, “Trade Letters of Credit”) and (ii) standby letters of credit issued for any other lawful purposes of the Borrower Parties and the other Subsidiary Loan Parties (such letters of credit issued for such purposes, “Standby Letters of Credit”) for their own account or for the account of any Subsidiary in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period and prior to the date that is five Business Days prior to the Maturity Date. All Letters of Credit shall be issued in Dollars. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. “Letters of Credit” shall include Trade Letters of Credit and Standby Letters of Credit and the Existing Letters of Credit. Each Existing Letter of Credit shall be deemed to have been issued under this Section 2.05 on the First Restatement Effective Date.

(b) Notice of Issuance, Amendment, Renewal, Extension. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic extension in accordance with paragraph (c) of this Section 2.05) or extension of an outstanding Letter of Credit), the Borrower shall deliver by hand or facsimile (or transmit by e-mail, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent three Business Days in advance of the requested date of issuance, amendment or extension (or such shorter period as the Administrative Agent and the applicable Issuing Bank in their sole discretion may agree) a Letter of Credit Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit constitutes a Standby Letter of Credit or a Trade Letter of Credit, and such other information as shall be necessary to issue, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower shall also submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower Parties shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the Revolving L/C Exposure shall not exceed the Letter of Credit Sublimit, (ii) the Revolving Facility Credit Exposure shall not exceed the total Revolving Facility Commitments and (iii) the Revolving Facility Credit Exposure shall not exceed the Revolving Facility Borrowing Base. Notwithstanding anything to the contrary contained herein, (i) no Issuing Bank shall issue (or be obligated to issue) any Letter of Credit if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, (B) any applicable law or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance of letters of credit generally, (C) such Letter of Credit shall impose upon such Issuing Bank any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, (D) such Letter of Credit shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it or (E) any Lender is at such time a Defaulting Lender, unless such Issuing Bank (1) is satisfied in its reasonable discretion that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders in accordance with Section 2.26 or (2) the Borrower Parties have provided cash collateral in accordance with Section 2.26 and (ii) in no event shall any Issuing Bank be obligated to issue any Letter of Credit if, after giving effect to such issuance, the sum of (A) the aggregate amount of all Letters of Credit issued by such Issuing Bank outstanding at such time and (B) the aggregate principal amount of all L/C Disbursements made by such Issuing Bank that have not yet been reimbursed at such time would exceed the Letter of Credit Commitment of such Issuing Bank.

(c) Expiration Date. Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year (unless otherwise agreed upon by the Administrative Agent and the applicable Issuing Bank in their sole discretion) after the date of the issuance of such Standby Letter of Credit (or, in the case of any extension thereof, one year (unless otherwise agreed upon by the Administrative Agent and the applicable Issuing Bank in their sole discretion) after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Standby Letter of Credit with a one year tenor may provide for automatic extension thereof for additional one year periods (which in no event shall extend beyond the date referred to in clause (ii) of this paragraph (c)) so long as such Standby Letter of Credit permits the applicable Issuing Bank to prevent any such extension at least once in each 12-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof within a time period during such 12-month period to be agreed upon at the time such Standby Letter of Credit is issued; provided, further, that if the applicable Issuing Bank and the Administrative Agent each consent in their sole discretion, the expiration date of any Standby Letter of Credit may extend beyond the date referred to in clause (ii) above; provided that (x) if any such Standby Letter of Credit is outstanding or is issued after the date that is 30 days prior to the Maturity Date, the Borrower Parties shall provide cash collateral pursuant to documentation reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank in an amount equal to 103% of the face amount of each such Standby Letter of Credit on or prior to the date that is 30 days prior to the Maturity Date or, if later, such date of issuance, and (y) to the extent such cash collateral is provided, each Revolving Lender’s participation in any undrawn Standby Letter of Credit that is outstanding on the Maturity Date shall terminate on the Maturity Date. Each Trade Letter of Credit shall expire at the earlier of (A) 180 days after such Trade Letter of Credit’s date of issuance and (B) the date that is five Business Days prior to the Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Bank, its Revolving Facility Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower Parties on the date due as provided in paragraph (e) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower Parties for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph (d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower Parties shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 2:00 p.m., New York City time, on the first Business Day after the Borrower receives notice under paragraph (g) of this Section 2.05 of such L/C Disbursement (or the second Business Day, if such notice is received after 12:00 noon, New York City time), together with accrued interest thereon from the date of such L/C Disbursement at the rate applicable to ABR Loans; provided that the Borrower Parties may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.04 that such payment be financed with an ABR Revolving Facility Borrowing or a Swingline Borrowing, as applicable, in an equivalent amount and, to the extent so financed, the Borrower Parties’ obligations to make such payment shall be discharged and replaced by the resulting ABR Revolving Facility Borrowing or Swingline Borrowing. If the Borrower Parties fail to reimburse any L/C Disbursement when due, then the Administrative Agent shall promptly notify the applicable Issuing Bank and each other Revolving Lender of the applicable L/C Disbursement, the payment then due from the Borrower Parties in respect thereof and, in the case of a Revolving Lender, such Lender’s Revolving Facility Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Facility Percentage of the payment then due from the Borrower Parties in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower Parties pursuant to this paragraph (e), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph (e) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph (e) to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of an ABR Revolving Loan or a Swingline Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Borrower Parties of their obligations to reimburse such L/C Disbursement.

(f) Obligations Absolute. The obligations of the Borrower Parties to reimburse L/C Disbursements as provided in paragraph (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, any Borrower Party’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank, or any of the circumstances referred to in clauses (i), (ii) or (iii) of the first sentence of this paragraph (f); provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower Parties to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower Parties to the extent permitted by applicable law) suffered by any Borrower Party that are determined by a final and binding decision of a court of competent jurisdiction to have been caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile or e-mail) of any such demand for payment under a Letter of Credit and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower Parties of their obligations to reimburse such Issuing Bank or the Revolving Lenders with respect to any such L/C Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any L/C Disbursement, then, unless the Borrower Parties shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower Parties reimburse such L/C Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if such L/C Disbursement is not reimbursed by the Borrower Parties when due pursuant to paragraph (e) of this Section 2.05, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph (h) shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i) Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower Parties shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, (i) in the case of an Event of Default described in Section 7.01(h) or (i), on the Business Day, or (ii) in the case of any other Event of Default, on the third Business Day, in each case, following the date on which the Borrower receives notice from the Administrative Agent demanding the deposit of cash collateral pursuant to this paragraph (j), the Borrower Parties shall deposit in an account with or at the direction of the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the Revolving L/C Exposure as of such date plus any accrued and unpaid interest thereon; provided that upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01(h) or (i), the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind. Each such deposit pursuant to this paragraph (j) shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower Parties under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (A) for so long as an Event of Default shall be continuing, the Administrative Agent and (B) at any other time, the Borrower, in each case, in Permitted Investments and at the risk and expense of the Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower Parties for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Lenders), be applied to satisfy other obligations of the Borrower Parties under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(k) Additional Issuing Banks. From time to time, the Borrower may, by notice to the Administrative Agent, designate any Lender (in addition to Deutsche Bank) to act as an Issuing Bank; provided that such Lender agrees in its sole discretion to act as such and such Lender is reasonably satisfactory to the Administrative Agent as an Issuing Bank. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes. The Borrower may, in its sole discretion, request a Letter of Credit issuance from any Issuing Bank.

(l) Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall (i) provide to the Administrative Agent copies of any notice received from the Borrower or any Co-Borrower pursuant to Section 2.05(b) no later than the next Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), and such Issuing Bank shall be permitted to issue, amend or extend such Letter of Credit if the Administrative Agent shall not have advised such Issuing Bank that such issuance, amendment or extension would not be in conformity with the requirements of this Agreement, (B) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount of such L/C Disbursement and (C) on any other Business Day, such other information with respect to the outstanding Letters of Credit issued by such Issuing Bank as the Administrative Agent shall reasonably request, including but not limited to prompt verification of such information as may be requested by the Administrative Agent. The failure of any Issuing Bank to comply with the provisions of this paragraph (l) shall, unless otherwise agreed by the Administrative Agent, result in the letter of credit issued by it not being deemed a “Letter of Credit” hereunder and under the other Loan Documents.

(m) If the maturity date in respect of any tranche of Revolving Facility Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Facility Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Section 2.05(e)) under (and ratably participated in by Lenders pursuant to) the Revolving Facility Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Facility Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated); provided, in no event shall such reallocation cause a Lender’s share of the Revolving Facility Commitment to exceed such Lender’s Commitment, and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrower shall cash collateralize any such Letter of Credit in accordance with Section 2.05(j). If, for any reason, such cash collateral is not provided or the reallocation does not occur, the Revolving Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit. Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a maturity date with respect to a given tranche of Revolving Facility Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any tranche of Revolving Facility Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the extended tranches.

SECTION 2.06. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 10:00 a.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower Parties by promptly crediting the amounts so received, in like funds, to an account of the Borrower Parties as specified in the applicable Borrowing Request; provided that ABR Revolving Loans and Swingline Borrowings made to finance the reimbursement of an L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the Borrower Parties a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower Parties severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower Parties to but excluding the date of payment to the Administrative Agent at (i) in the case of such Lender, the greater of (A) the New York Federal Reserve Bank Rate and (B) a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower Parties, the interest rate applicable to ABR Loans at such time. If such Lender pays such amount to the Administrative Agent then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c) The foregoing notwithstanding, the Administrative Agent, in its sole discretion, may from its own funds make a Revolving Loan on behalf of any such Lender that fails to fund (including by means of Swingline Loans to the Borrower Parties). In such event, the Lender, on behalf of whom Administrative Agent made the Revolving Loan, shall reimburse Administrative Agent for all or any portion of such Revolving Loan made on its behalf upon written notice given to each applicable Lender not later than 12:00 noon, New York City time, on the Business Day such reimbursement is requested. On each such settlement date, the Administrative Agent will pay to each Lender the net amount owing to such Lender in connection with such settlement, including amounts relating to Loans, fees, interest and other amounts payable hereunder. The entire amount of interest attributable to such Revolving Loan for the period from and including the date on which such Revolving Loan was made on such Lender’s behalf, to but excluding the date the Administrative Agent is reimbursed in respect of such Revolving Loan by such Lender, shall be paid to the Administrative Agent for its own account.

SECTION 2.07. Interest Elections. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurocurrency~~SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurocurrency~~SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.07 shall not apply to Swingline Borrowings, which may not be converted or continued.

To make an election pursuant to this Section 2.07, the Borrower shall notify the Administrative Agent of such election by telephone (i) in the case of an election to convert to or continue a ~~Eurocurrency~~SOFR Borrowing, not later than 2:00 p.m., New York City time, three U.S. Government Securities Business Days before the effective date of such election or (ii) in the case of an election to convert to or continue an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day before the effective date of such election. Each such telephonic Interest Election Request shall be confirmed promptly by hand delivery, facsimile transmission or PDF attachment to an e-mail to the Administrative Agent of a written Interest Election Request substantially in the form of Exhibit G (or such other form as may be agreed between the Borrower and the Administrative Agent) and signed by the Borrower.

(a) Each telephonic and written Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a ~~Eurocurrency~~SOFR Borrowing; and

(iv) if the resulting Borrowing is a ~~Eurocurrency~~SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”; provided that if any such Interest Election Request requests a ~~Eurocurrency~~SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(b) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(c) If the Borrower Parties fail to deliver a timely Interest Election Request with respect to a ~~Eurocurrency~~SOFR Borrowing two Business Days prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a ~~Eurocurrency~~SOFR Borrowing having an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a ~~Eurocurrency~~SOFR Borrowing and (ii) unless repaid, each ~~Eurocurrency~~SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination and Reduction of Commitments.

(a) Unless previously terminated, the Revolving Facility Commitments shall terminate on the Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Facility Commitments; provided that (x) each reduction of the Revolving Facility Commitments shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million (or, if less, the remaining amount of the applicable Revolving Facility Commitments) and (y) the Borrower shall not terminate or reduce the Revolving Facility Commitments if, after giving effect to any concurrent repayment of the

Revolving Loans in accordance with Section 2.11, the Revolving Facility Credit Exposure would exceed the lesser of the total Revolving Facility Commitments and the Borrowing Base.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments under paragraph (b) of this Section 2.08 at least three Business Days prior to the closing date of such termination or reduction, specifying such election and the closing date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination of the Revolving Facility Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified closing date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.09. Promise to Pay; Evidence of Debt.

(a) Each of the Borrower Parties, jointly and severally, hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan, Protective Advance and Overadvance to such Borrower Party on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of (x) the Maturity Date and (y) the date that is five Business Days after such Swingline Loan was made.

(b) Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the Borrower Parties shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form attached hereto as Exhibit H (or such other form as may be agreed between the Administrative Agent and the Borrower). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the payee named therein (or, if requested by such payee, to such payee and its registered assigns).

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan to any of the Borrower Parties made hereunder, the Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower Parties to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the accounts maintained pursuant to this paragraph (c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower Parties to repay the Obligations in accordance with the terms of this Agreement.

SECTION 2.10. Optional Repayment of Loans.

(a) The Borrower Parties shall have the right at any time and from time to time to repay any Loan in whole or in part, without premium or penalty (but subject to Section 2.16), in an aggregate principal amount, (i) in the case of ~~Eurocurrency~~SOFR Revolving Loans, that is an integral multiple of $500,000 and not less than $2.5 million, and (ii) in the case of ABR Loans, that is an integral multiple of $100,000 and not less than $1.0 million, or, in each case, if less, the amount outstanding.

(b) Prior to any repayment of any Loans, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile transmission or PDF attachment to an e-mail) of such selection not later than 2:00 p.m., New York City time, (i) in the case of an ABR Borrowing, one Business Day before the anticipated date of such repayment and (ii) in the case of a ~~Eurocurrency~~SOFR Borrowing, three U.S. Government Securities Business Days before the anticipated date of such repayment. Other than any payment made pursuant to Section 2.11, each repayment hereunder shall be applied to the Revolving Loans included in the repaid Borrowing such that each Revolving Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Lenders at the time of such repayment). Notwithstanding anything to the contrary in the immediately preceding sentence, prior to any repayment of a Swingline Loan hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery, facsimile transmission or PDF attachment to an e-mail) of such selection not later than 2:00 p.m., New York City time, on the scheduled date of such repayment. Repayments of ~~Eurocurrency~~SOFR Borrowings shall be accompanied by accrued interest on the amount repaid, together with any amounts due under Section 2.16.

SECTION 2.11. Mandatory Repayment of Loans.

(a) In the event the aggregate amount of the Revolving Facility Credit Exposure exceeds the Line Cap at such time, then the Borrower shall promptly repay outstanding Revolving Loans and Swingline Loans, and, if there remains an excess after paying all Revolving Loans and Swingline Loans, cash collateralize Letters of Credit (in accordance with Section 2.05(j)) in an aggregate amount equal to such excess.

(b) In the event and on such occasion as either (i) the Revolving L/C Exposure exceeds the Letter of Credit Sublimit or (ii) the aggregate Revolving L/C Exposure attributable to Letters of Credit issued by any Issuing Bank exceeds the Letter of Credit Commitment of such Issuing Bank, the Borrower shall deposit cash collateral (in accordance with Section 2.05(j)) in an amount equal to such excess.

(c) Upon the occurrence and during the continuance of a Cash Dominion Event, all amounts in the Dominion Account shall be applied by the Administrative Agent to repay outstanding Revolving Loans and Swingline Loans and, thereafter, if an Event of Default shall have occurred and be continuing, to cash collateralize (in accordance with Section 2.05(j)) the Revolving L/C Exposure.

(d) Any repayments made pursuant to this Section 2.11 shall be without premium or penalty, other than amounts due under Section 2.16, if any.

SECTION 2.12. Fees.

(a) The Borrower Parties agree, jointly and severally, to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, on the fifth Business Day of January, April, July and October in each year, and on the earlier of the Maturity Date and the date on which the Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the daily amount of the Available Unused Commitment of such Lender during the preceding three calendar month period (or other period commencing with the First Restatement Effective Date or ending with the date on which the last of the Commitments of such Lender shall be terminated) at a rate equal to the Applicable Commitment Fee. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For the purpose of calculating any Lender’s Commitment Fee, the outstanding Swingline Loans during the period for which such Lender’s Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Lender shall commence to accrue on the First Restatement Effective Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.

(b) The Borrower Parties from time to time agree, jointly and severally, to pay (i) to each Revolving Lender (other than any Defaulting Lender, it being understood that at any time the Issuing Bank has Fronting Exposure to such Defaulting Lender, the L/C Participation Fee with respect to such Fronting Exposure shall be payable to each applicable Issuing Bank for its own account) through the Administrative Agent, on the fifth Business Day of January, April, July and October of each year and on the earlier of the Maturity Date and the date on which the Commitments of all the Lenders shall be terminated as provided herein, a fee (an “L/C Participation Fee”) on such Lender’s Revolving Facility Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements), during the preceding quarter (or shorter period commencing with the First Restatement Effective Date or ending with the Maturity Date or the date on which the Revolving Facility Commitments shall be terminated) at the rate per annum equal to the Applicable Margin for ~~Eurocurrency~~SOFR Borrowings effective for each day in such period and (ii) to each Issuing Bank, for its own account (A) on the fifth Business Day of January, April, July and October of each year and on the earlier of the Maturity Date and the date on which the Commitments of all the Lenders shall be terminated as provided herein, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 0.125% per annum of the daily stated amount of such Letter of Credit) plus (B) such Issuing Bank’s customary issuance fees and customary documentary and processing fees and charges (collectively, “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees that are payable in Dollars on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(c) The Borrower Parties, jointly and severally, agree to pay to the Administrative Agent, for its own account, the agency fees set forth in the Fee Letter at the times specified therein or in such other amounts and at such other times as may be separately agreed in writing by the Administrative Agent and the Borrower from time to time (the “Administrative Agent Fees”).

(d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent at the Payment Office for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.13. Interest.

(a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the ABR plus the Applicable Margin.

(b) The Loans comprising each ~~Eurocurrency~~SOFR Borrowing shall bear interest at the Adjusted ~~LIBO~~Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Following the occurrence and during the continuation of a Specified Event of Default from the date the Borrower Parties receives written notice of such Specified Event of Default from the Administrative Agent, the Borrower Parties shall pay interest on overdue amounts hereunder at a rate per annum equal to (i) in the case of overdue principal of, or interest on, any Loan, 2.0% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other overdue amount, 2.0% plus the rate applicable to ABR Loans as provided in clause (a) of this Section 2.13.

(d) Accrued interest on each Loan shall be payable by the Borrower Parties, jointly and severally, in arrears (i) on each Interest Payment Date for such Loan and (ii) upon termination of the

Revolving Facility Commitments; provided that (A) default interest accrued pursuant to paragraph (c) of this Section 2.13 shall be payable on demand, (B) in the event of any repayment of any Loan (other than a repayment of an ABR Revolving Loan or Swingline Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment and (C) in the event of any conversion of any ~~Eurocurrency~~SOFR Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the prime rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and, in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted ~~LIBO~~Term SOFR Rate or ~~LIBO~~Term SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. Subject to Section 2.27, if, prior to the commencement of any Interest Period for ~~a Eurocurrency Borrowing~~any SOFR Loan:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining ~~the~~ Adjusted ~~LIBO Rate or the LIBO Rate~~Term SOFR or Term SOFR, as applicable, for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(b) the Administrative Agent is advised by the Required Lenders that ~~the~~ Adjusted ~~LIBO Rate or the LIBO Rate~~Term SOFR or Term SOFR, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period (each of clauses (a) and (b), a “Market Disruption Event”), then, the Administrative Agent shall give notice thereof to the Borrower and the applicable Lenders by telephone, facsimile transmission or PDF attachment to an email as promptly as practicable thereafter and until the Administrative Agent notifies the Borrower and the Lender~~s~~ that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any applicable Borrowing to, or continuation of any such Borrowing as, a ~~Eurocurrency~~SOFR Borrowing shall be ineffective and such Borrowing shall be converted to or continued as ~~on~~of the last day of the Interest Period applicable thereto as an ABR Borrowing and (ii) if any Borrowing Request requests a ~~Eurocurrency~~SOFR Borrowing, such Borrowing shall be made as an ABR Borrowing. During any period in which a Market Disruption Event is in effect, Borrower may request that the Administrative Agent request the Required Lenders to confirm that the circumstances giving rise to the Market Disruption Event continue to be in effect; provided that (A) Borrower shall not be permitted to submit any such request more than once in any 30‑day period and (B) nothing contained in this Section 2.14 or the failure to provide confirmation of the continued effectiveness of such Market Disruption Event shall in any way affect the Administrative Agent’s or Required Lenders’ right to provide any additional notices of a Market Disruption Event as provided in this Section 2.14.

SECTION 2.15. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted ~~LIBO~~Term SOFR Rate) or Issuing Bank;

(ii) subject any Recipient to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Revolving Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Revolving Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered. Notwithstanding any other provision herein, no Lender or Issuing Bank shall demand compensation pursuant to this Section 2.15(b) as a result of a change in law resulting from Basel III or the Dodd-Frank Wall Street Reform and Consumer Protection Act if it shall not at the time be the general policy or practice of such Lender or such Issuing Bank to demand such compensation from similarly situated borrowers (to the extent that with respect to such change in law, such Lender has the right to do so under its credit facilities with similarly situated borrowers).

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Borrower thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any ~~Eurocurrency~~SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any ~~Eurocurrency~~SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or repay any ~~Eurocurrency~~SOFR Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any ~~Eurocurrency~~SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. ~~In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Loan, for the period that would have been the Interest Period for such Loan) over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the Eurocurrency market.~~ A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable law; provided that if a Loan Party or the Administrative Agent shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable by such Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Administrative Agent, any Lender or any Issuing Bank, as applicable, receives an amount equal to the amount it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each Loan Party shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes imposed on the Administrative Agent, such Lender or such Issuing Bank, as applicable (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or

W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans (together with any other extensions of credit pursuant thereto) as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(g) If the Administrative Agent, Issuing Bank or any Lender receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts, in each case pursuant to this Section 2.17, it shall pay an amount equal to such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Issuing Bank or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent, such Issuing Bank or such Lender in good faith, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent, such Issuing Bank or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the

Administrative Agent, such Issuing Bank or such Lender in the event the Administrative Agent, such Issuing Bank or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent, Issuing Bank or any Lender be required to pay any amount to a Loan Party pursuant to this paragraph (g) the payment of which would place the Administrative Agent, such Issuing Bank or such Lender in a less favorable net after-Tax position than the Administrative Agent, such Issuing Bank or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17 shall not be construed to require the Administrative Agent, any Issuing Bank or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems, in good faith, to be confidential) to the Loan Parties or any other person.

(h) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(d) relating to the maintenance of a Participant Register, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender against any amount due to the Administrative Agent under this paragraph (h).

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Unless otherwise specified, the Borrower Parties shall make each payment required to be made by them hereunder (whether of principal, interest, fees, reimbursement of L/C Disbursements or otherwise) prior to 2:00 p.m., New York City time, at the Payment Office, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.15, Section 2.16, Section 2.17 and Section 9.05 shall be made directly to the persons entitled thereto, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof and shall make settlements with the Lenders with respect to other payments at the times and in the manner provided in this Agreement. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) The amount of each Lender’s Revolving Facility Percentage of outstanding Revolving Loans (including outstanding Swingline Loans), shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Revolving Loans (including Swingline Loans) and repayments of Revolving Loans (including Swingline Loans)

received by the Administrative Agent as of 4:00 p.m., New York City time, on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent. The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its Revolving Facility Percentage of repayments and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Lender shall be equal to such Lender’s Revolving Facility Percentage of all Revolving Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 2:00 p.m., New York City time, on a Business Day, such transfers shall be made in immediately available funds no later than 4:00 p.m., New York City time, that day and, if received after 2:00 p.m., then no later than 4:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, equal to the greater of the New York Federal Reserve Bank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

(c) Except as otherwise provided in this Agreement, if (i) at any time insufficient funds are received by and available to the Administrative Agent from the Borrower Parties to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees and other Obligations then due from the Borrower or any Co-Borrower hereunder, (ii) at any time that a Cash Dominion Event shall have occurred and be continuing (including in connection with any termination of the Revolving Facility Commitments pursuant to Section 7.01) or (iii) after an Event of Default not otherwise covered by clause (ii) above has occurred and is continuing and the Required Lenders so direct and, in the case of the foregoing clauses (ii) and (iii), the Administrative Agent or the Collateral Agent shall receive proceeds of Collateral, such funds shall be applied, (A) first, if an Event of Default has occurred and is continuing and either the Commitments have been terminated or the Administrative Agent and the Lenders are exercising their rights as a secured creditor as a result of such Event of Default, toward payment of any expenses and indemnities due to the Agents under Section 9.05 hereof, (B) second, toward payment of interest and fees then due from the Borrower Parties hereunder in respect of the Revolving Facility, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (C) third, toward payment of principal of Swingline Loans, unreimbursed L/C Disbursements, Protective Advances and Overadvances then due from the Borrower Parties hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal, unreimbursed L/C Disbursements, Protective Advances and Overadvances then due to such parties, (D) fourth, toward payment of other principal then due from the Borrower Parties hereunder in respect of the Revolving Facility, ratably among the parties entitled thereto in accordance with the amounts of such principal then due to such parties, (E) fifth, if an Event of Default shall have occurred and is continuing or during any Cash Dominion Event, to cash collateralize Letters of Credit issued for the account of the Borrower, any Co-Borrower or any other Subsidiary in accordance with Section 2.05(j), (F) sixth, to payment of obligations pursuant to Specified Hedge Agreements then due from any Loan Party, ratably among the parties entitled thereto in accordance with the amounts of obligations under such Specified Hedge Agreements then due to such parties, (I) seventh, to payment of Cash Management Obligations of the Loan Parties then due from any Loan Party, ratably among the parties entitled thereto in accordance with the amounts of such Cash Management Obligations then due to such parties and (J) eighth, to payment of all other Obligations of the Borrower Parties then due and payable, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties; provided that the application of such proceeds shall at all times be subject to the application of proceeds provisions contained in the ABL/Term Loan Intercreditor Agreement. Any application of funds pursuant to this Section 2.18(c) to Revolving Loans shall be applied first, to ABR Revolving Loans and second, to ~~Eurocurrency~~SOFR Revolving Loans.

(d) If any Lender shall, by exercising any right of set‑off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in L/C Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in L/C Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in L/C Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (d) shall not be construed to apply to any payment made by the Borrower Parties pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Borrower Parties or any other Subsidiary or Affiliate thereof in an assignment not permitted by this Agreement (as to which the provisions of this paragraph (d) shall apply). Each of the Borrower Parties consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrower Party rights of set‑off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower Party in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrower Parties will not make such payment, the Administrative Agent may assume that the Borrower Parties have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if the Borrower Parties have not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the New York Federal Reserve Bank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), Section 2.05(d) or (e), Section 2.06(b) or Section 2.18(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrower Parties are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or assign its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower Parties hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, is a Defaulting Lender, or if the Borrower Parties are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then the Borrower Parties may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower Parties shall have received the prior written consent of the Administrative Agent, the Swingline Lender and the Issuing Banks, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower Parties (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower Parties may have against any Lender that is a Defaulting Lender. In connection with any such assignment, the Borrower, the Administrative Agent, such replaced Lender and the replacement Lender shall otherwise comply with Section 9.04; provided that if such replaced Lender does not comply with Section 9.04 within three Business Days after the Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which, pursuant to the terms of Section 9.08, requires the consent of all of the Lenders affected or all Lenders and with respect to which the Required Lenders shall have granted their consent, then the Borrower Parties shall have the right (unless such Non-Consenting Lender grants such consent) at their sole expense, to replace such Non-Consenting Lender by deeming such Non-Consenting Lender to have assigned its Loans and Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent, the Swingline Lender and the Issuing Banks; provided that (i) all Obligations of the Borrower Parties owing to such Non-Consenting Lender (including accrued Fees and any amounts due under Section 2.15, 2.16 or 2.17) being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such removal or assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment, the Borrower Parties, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided that if such Non-Consenting Lender does not comply with Section 9.04 within three Business Days after the Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.

SECTION 2.20. Illegality. If any Lender reasonably determines that any change in law has made it unlawful, or if any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any ~~Eurocurrency~~SOFR Loans, then, upon notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue ~~Eurocurrency~~SOFR Loans or to convert ABR Borrowings to ~~Eurocurrency~~SOFR Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), either convert all ~~Eurocurrency~~SOFR Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~Eurocurrency~~SOFR Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such repayment or conversion, the Borrower shall also pay accrued interest on the amount so repaid or converted.

SECTION 2.21. Incremental Revolving Commitments.

(a) At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), establish one or more increases in the Revolving Facility Commitments (the “Incremental Revolving Commitments”). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Revolving Commitments shall not exceed an amount equal to $100.0 million. Each establishment of Incremental Revolving Commitments pursuant to this Section 2.21 shall be in a minimum aggregate principal amount of $10.0 million and integral multiples of $1.0 million in excess thereof (or such lesser minimum amount reasonably approved by the Administrative Agent).

(b) Each notice from the Borrower pursuant to this Section 2.21 shall set forth the requested amount and proposed terms of the relevant Incremental Revolving Commitments. Incremental Revolving Commitments may be provided by any existing Lender (it being understood that no existing Lender will have an obligation to provide, and the Borrower Parties shall have no obligation to offer any existing Lender the opportunity to provide any commitment for, Incremental Revolving Commitments), in each case, on terms permitted under this Section 2.21, or any Additional Lender; provided that the Administrative Agent shall have consented (in each case, such consent not to be unreasonably withheld, delayed or conditioned) to any Additional Lender’s providing such Incremental Revolving Commitments if such consent by the Administrative Agent would be required under Section 9.04 for an assignment of Loans to such Additional Lender. Any Incremental Revolving Commitments shall become effective pursuant to an amendment (each, an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower Parties, each Lender or Additional Lender providing such Incremental Revolving Commitments (but without the consent of any other Lender) and the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Facility Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Facility Amendment, this Agreement and the other Loan Documents, as applicable, shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Revolving Commitments evidenced thereby. Upon each increase in Revolving Facility Commitments in accordance with this Section 2.21, each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender or Additional Lender providing such Incremental Revolving Commitments (each, an “Incremental Revolving Lender”) in respect of such increase, (i) each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A)

participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans held by each Lender (including each such Incremental Revolving Lender) will equal the percentage of the aggregate Revolving Facility Commitments of all Lenders presented by such Lender’s Revolving Facility Commitment and (ii) the Administrative Agent may, in consultation with the Borrower, take any and all actions as may be reasonably necessary to ensure that, after giving effect to such Lender’s Incremental Revolving Commitments, the percentage of the aggregate Revolving Facility Commitments held by each Lender (including each such Incremental Revolving Lender) will equal the percentage of the aggregate Revolving Facility Commitments of all Lenders presented by such Lender’s Revolving Facility Commitment (which may be accomplished, at the discretion of the Administrative Agent following consultation with the Borrower, (i) by requiring the outstanding Loans to be prepaid with the proceeds of a new Borrowing, (ii) by causing non-increasing Lenders to assign portions of their outstanding Loans to Incremental Revolving Lenders or (iii) by a combination of the foregoing).

(c) Any Incremental Revolving Commitments shall be subject to the following terms and conditions (i) no Default or Event of Default shall have occurred and be continuing or would result from the incurrence of such Incremental Revolving Commitments, (ii) the arrangement or similar fees for any Incremental Revolving Commitments shall be as determined by the Borrower and the arranger or the lenders providing such Incremental Revolving Commitments and (iii) except as otherwise provided in clause (ii), all other terms of such Incremental Revolving Commitments shall be on terms and pursuant to documentation applicable to the existing Revolving Facility.

(d) The proceeds of any Incremental Revolving Commitments will be used for general corporate purposes (including financing capital expenditures, Permitted Business Acquisitions, Restricted Payments, refinancing of Indebtedness and any other transaction not prohibited hereunder).

(e) Notwithstanding the foregoing, no Incremental Facility Amendment shall become effective unless, on the date of such effectiveness, the representations and warranties set forth in the Loan Documents are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which such case such representations and warranties shall be true and correct in all material respects as of such earlier date).

SECTION 2.22. Refinancing Amendments.

At any time and from time to time, the Borrower Parties may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all of the Loans and Commitments then outstanding under this Agreement, in each case, pursuant to a Refinancing Amendment establishing replacement revolving commitments hereunder (“Replacement Revolving Commitments”). The terms of any Replacement Revolving Commitments shall be as agreed between the Borrower Parties and the lenders thereof, and shall be subject to the consent of the Administrative Agent, the Swingline Lender and the Issuing Banks (to the extent (i) such consent would be required with regard to the identity of potential lenders pursuant to Section 9.04, such consent not to be unreasonably withheld, delayed or conditioned, and (ii) the Administrative Agent, the Swingline Lender and such Issuing Banks shall remain in such capacity in connection with the Replacement Revolving Commitments). The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.01 (including, solely to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of customary legal opinions, board resolutions, officers’ certificates or reaffirmation agreements consistent with those delivered on the First Restatement Effective Date under Section 4.02 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent)). The

Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Replacement Revolving Commitments established pursuant thereto. Any Refinancing Amendment may, without the consent of any person other than the Administrative Agent, the Swingline Lender, the Issuing Banks, the Borrower and the Lenders providing the applicable Credit Agreement Refinancing Indebtedness, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, the Swingline Lender, the Issuing Banks and the Borrower Parties, to effect the provisions of this Section 2.22. This Section 2.22 shall supersede any provisions in Section 9.08 (other than Section 9.08(b)(ix)) to the contrary. It is understood that (a) any Lender approached to provide all or a portion of Replacement Revolving Commitments may elect or decline, in its sole discretion, to provide such Replacement Revolving Commitments (it being understood that there is no obligation by the Borrower to approach any existing Lenders to provide any Replacement Revolving Commitments) and (b) the Administrative Agent, the Swingline Lender and each Issuing Bank shall have consented (such consent not to be unreasonably withheld, delayed or conditioned) to such person’s providing such Replacement Revolving Commitments if such consent would be required under Section 9.04 for an assignment of Loans or Commitments to such person.

SECTION 2.23. Extensions of Revolving Facility Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Revolving Lenders on a pro rata basis (based on the aggregate outstanding principal amount of the respective Revolving Facility Commitments) and on the same terms to each such Revolving Lender, the Borrower Parties may consummate from time to time transactions with individual Revolving Lenders that accept the terms contained in such Extension Offers to extend the Maturity Date of each such Revolving Lender’s Revolving Facility Commitments and otherwise modify the terms of such Revolving Facility Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Revolving Facility Commitments) (each, an “Extension”, and each group of Revolving Facility Commitments so extended, as well as the original Revolving Facility Commitments not so extended, being a “tranche”). Any Extended Revolving Commitments shall constitute a separate tranche of Revolving Facility Commitments from the tranche of Revolving Facility Commitments, so long as the following terms are satisfied: (i) no Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Revolving Lenders; (ii) except as to pricing (interest rate and fees) and maturity (which shall be set forth in the relevant Extension Offer but shall be no earlier than the Maturity Date of the then existing Revolving Facility Commitments), the Revolving Facility Commitment of any Revolving Lender that agrees to an Extension with respect to such Revolving Facility Commitment (an “Extending Lender”) extended pursuant to any Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Facility Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Facility Commitments (and related outstandings); provided that (A) the borrowing and repayment (except for (1) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (2) repayments required upon the Maturity Date of the non-extending Revolving Facility Commitments and (3) repayment made in connection with a permanent repayment and termination of Revolving Facility Commitments) of Loans with respect to Extended Revolving Commitments after the applicable extension date shall be made on a pro rata basis with all other Revolving Facility Commitments, (B) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Commitments after the applicable extension date shall be made on a pro rata basis with all other Revolving Facility Commitments, except that the Borrower Parties shall be permitted to permanently repay and terminate Revolving Facility Commitments prior to any Extended Revolving Commitments, (C)

assignments and participations of Extended Revolving Commitments and extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Facility Commitments and Revolving Loans, (D) subject to the provisions of Section 2.04(d) and Section 2.05(m) to the extent dealing with Swingline Loans and Letters of Credit that mature or expire after a maturity date when there exist Extended Revolving Commitments with a longer maturity date, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Revolving Lenders with Revolving Facility Commitments in accordance with their Revolving Facility Percentage of the Revolving Facility Commitments (and except as provided in Section 2.04(d) and Section 2.05(m), without giving effect to changes thereto on an earlier maturity date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and (E) at no time shall there be Revolving Facility Commitments hereunder (including Extended Revolving Commitments, Replacement Revolving Commitments and any Revolving Facility Commitments) which have more than two different Maturity Dates; (iii) if the aggregate principal amount of Revolving Facility Commitments (calculated on the face amount thereof) in respect of which Revolving Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Facility Commitments offered to be extended by the Borrower Parties pursuant to such Extension Offer, then the Revolving Facility Commitments of such Revolving Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Revolving Lenders have accepted such Extension Offer; and (iv) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower and, to extent provided below, the Administrative Agent.

(b) With respect to all Extensions consummated by the Borrower Parties pursuant to this Section 2.23, (i) such Extensions shall not constitute voluntary or mandatory payments for purposes of this Agreement and (ii) each Extension Offer shall specify the minimum amount of Revolving Facility Commitments to be tendered, which shall be an integral multiple of $1.0 million and an aggregate principal amount that is not less than $25.0 million (or if less, the remaining outstanding principal amount thereof) (or such lesser minimum amount reasonably approved by the Administrative Agent) (a “Minimum Extension Condition”). The transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) shall not require the consent of any Revolving Lender or any other person (other than as set forth in clause (c) of this Section 2.23), and the requirements of any provision of this Agreement (including Section 2.11 and Section 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.23 shall not apply to any of the transactions effected pursuant to this Section 2.23.

(c) The consent (such consent not to be unreasonably withheld, delayed or conditioned) of the Administrative Agent shall be required to effectuate any Extension. No consent of any Lender or any other person shall be required to effectuate any Extension, other than the consent of the Borrower and each Lender agreeing to such Extension with respect to one or more of its Revolving Facility Commitments. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (an “Extension Amendment”) with the Borrower as may be necessary in order to establish new tranches in respect of Revolving Facility Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches, in each case, on terms consistent with this Section 2.23. This Section 2.23 shall supersede any provisions in Section 9.08 (other than Section 9.08(b)(ix)) to the contrary. For the avoidance of doubt, it is understood that no existing Lenders will have any obligation to commit to any such extension.

SECTION 2.24. Joint and Several Liability of Borrower Parties.

(a) Each of the Borrower Parties is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrower Parties and in consideration of the undertakings of each of the Borrower Parties to accept joint and several liability for the obligations of each of them under the Loan Documents.

(b) Each of the Borrower Parties jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower Parties with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrower Parties without preferences or distinction among them.

(c) If and to the extent that any of the Borrower Parties shall fail to make any payment with respect to any of the Obligations hereunder as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event, the other Borrower Parties will make such payment with respect to, or perform, such Obligation.

(d) The obligations of each Borrower Party under the provisions of this Section 2.24(d) constitute full recourse obligations of such Borrower Party, enforceable against it to the full extent of its properties and assets.

(e) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Co-Borrower hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the U.S. Bankruptcy Code or any comparable provisions of any applicable state law.

SECTION 2.25. Appointment of Borrower as Agent for Borrower Parties. Each Co-Borrower hereby appoints the Borrower to act as its exclusive agent for all purposes under this Agreement and the other Loan Documents (including with respect to all matters related to the borrowing and repayment of Loans as described in Article II hereof). Each Co-Borrower (in such capacity) acknowledges and agrees that (a) the Borrower may execute such documents on behalf of all the Borrower Parties as the Borrower deems appropriate in its sole discretion and each Borrower Party (in such capacity) shall be bound by and obligated by all of the terms of any such document executed by the Borrower on its behalf, (b) any notice or other communication delivered by the Administrative Agent or any Lender hereunder to the Borrower shall be deemed to have been delivered to each Borrower Party and (c) the Administrative Agent and each of the Lenders shall accept (and shall be permitted to rely on) any document or agreement executed by the Borrower on behalf of the Borrower Parties (or any of them).

SECTION 2.26. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.08.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the

Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks or Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by the applicable Issuing Bank or the Swingline Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Revolving Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Revolving Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower Parties as a result of any judgment of a court of competent jurisdiction obtained by the Borrower Parties against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender. Any payments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.26(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. Such Defaulting Lender (A) shall not be entitled to receive any Commitment Fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrower Parties shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (B) shall not be entitled to receive any L/C Participation Fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrower Parties shall not be required to pay any such L/C Participation Fee that otherwise would have been required to have been paid to such Defaulting Lender except as provided in Section 2.12(a)).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to Section 2.04 and Section 2.05, the “Revolving Facility Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of such Defaulting Lender; provided, that, each such reallocation shall be given effect only to the extent such that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Facility Commitment of such non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Loans of such non-Defaulting Lender.

(v) Elimination of Remaining Fronting Exposure. Within one Business Day of being notified that any Lender has become a Defaulting Lender, (A) the Borrower Parties shall deliver to the Administrative Agent cash collateral in an amount sufficient to cover all Fronting Exposure of the Revolving L/C Exposure (after giving effect to Section 2.26(a)(iv)) which shall be held as security for the reimbursement obligations of the Borrower with respect to the Revolving L/C Exposure and (B) the Borrower Parties shall repay an amount of Swingline Loans sufficient to eliminate the Fronting Exposure of the Swingline Lender (after giving effect to Section 2.26(a)(iv)).

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the Issuing Banks agree in writing that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Revolving Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Revolving Facility Percentages (without giving effect to Section 2.26(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

SECTION 2.27. ~~LIBOR Successor~~Benchmark Replacement Setting.

(a) Benchmark Replacement. ~~(i)~~ Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior to ~~the Reference Time in respect of~~ any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (~~1) or (2~~a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

~~Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement may replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this~~

~~Agreement or any other Loan Document; provided that, this clause (a)(ii) shall not be effective unless the Administrative Agent has delivered to theLenders and the Borrower a Term SOFR Notice.~~

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) ~~any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii)~~ the implementation of any Benchmark Replacement and (ii~~i~~) the effectiveness of any Benchmark Replacement Conforming Changes~~, (iv)~~ in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to ~~clause~~Section 2.27(d) ~~below~~and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.27, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.27.

(c) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR ~~or LIBO~~Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will ~~be no longer~~not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(d) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a ~~Eurocurrency~~SOFR Borrowing of, conversion to or continuation of ~~Eurocurrency~~SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans~~. During any~~ and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

~~(f) Certain Defined Terms. As used in this Section 2.27:~~

~~“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.27(d).~~

~~“Benchmark” means, initially, LIBO Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.27(a).~~

~~“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:~~

~~(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

~~(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; or~~

~~(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;~~

~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided, further, that notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~

~~If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.~~

~~“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~

~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;~~

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~

~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Adjusted LIBO Rate,” “ABR,” “Business Day,” “Interest Period” and “LIBO Rate,” the timing and frequency of determining rates and making~~

~~payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~

~~“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:~~

~~(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);~~

~~(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;~~

~~(3) in the case of a Term SOFR Transition Event, the date that is 30 days after the date of a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.21(a)(ii); or~~

~~(4) in the case of an Early Opt-in Election, the sixth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

~~For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).~~

~~“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:~~

~~(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will~~

~~cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);~~

~~(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or~~

~~(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.~~

~~For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).~~

~~“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.27 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.27.~~

~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~

~~“Early Opt-in Election” means, if the then-current Benchmark is LIBO Rate, the occurrence of:~~

~~(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

~~“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the LIBO Rate.~~

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

~~“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the LIBO Rate, the time determined by the Administrative Agent in its reasonable discretion.~~

~~“Relevant Governmental Body” means the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto.~~

~~“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.~~

~~“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).~~

~~“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~

~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

~~“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~

~~“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.27 that is not Term SOFR.~~

~~“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.~~

ARTICLE III

Representations and Warranties

Each of Holdings (solely in respect of Section 3.01, Section 3.02, Section 3.03, Section 3.04 and Section 3.06 and solely regarding Holdings as such provision relates to its respective Guarantee of the Obligations, its respective pledge of the Equity Interests of the Borrower Parties, financial statements, Article VI and Article VIA) and the Borrower Parties, with respect to itself and each of its Restricted Subsidiaries, represents and warrants to each Agent and to each of the Lenders that:

SECTION 3.01. Organization; Powers. Each of Holdings, the Borrower Parties and the other Restricted Subsidiaries (i) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing (or in any foreign jurisdiction where an equivalent status exists, enjoys the equivalent status under the laws of such foreign jurisdiction of organization) under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (iii) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (iv) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower Parties, to borrow and otherwise obtain credit hereunder.

SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party, the borrowings hereunder and the Transactions (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be taken by the Loan Parties and (b) will not violate (i) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreement or by-laws) of any Loan Party or (ii) any applicable order of any court or any rule, regulation or order of any Governmental Authority, where any such violation referred to in this Section 3.02(b) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (c) result in the creation or imposition of any Lien upon any property or assets of any Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.

SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by each Loan Party that is party hereto and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) implied covenants of good faith and fair dealing and (d) any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries that are not Loan Parties.

SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or third party is or will be required in connection with the Transactions, the perfection or maintenance of the Liens created under the Security Documents or the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for (a) the filing of Uniform Commercial Code financing statements and equivalent filings in foreign jurisdictions, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) filings required under Environmental Laws as set forth on Schedule 3.04, (d) such as have been made or obtained and are in full force and effect, (e) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 3.04.

SECTION 3.05. Borrowing Base Certificate. At the time of delivery of each Borrowing Base Certificate, assuming that any eligibility criteria that requires the approval or satisfaction of the Administrative Agent has been approved by or is satisfactory to the Administrative Agent, each material Account reflected therein as eligible for inclusion in the Borrowing Base is an Eligible Account and the material Inventory reflected therein as eligible for inclusion in the Borrowing Base constitutes Eligible Inventory.

SECTION 3.06. Financial Statements. Each of the Historical Annual Financial Statements and the Historical Interim Financial Statements fairly present in all material respects the consolidated financial condition of the Borrower and its Restricted Subsidiaries as of the dates thereof and the results of operations of the Borrower and its Restricted Subsidiaries for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein and subject to normal year-end audit adjustments. As of the First Restatement Effective Date, none of Holdings nor any Restricted Subsidiary has any material Guarantee obligations, known contingent liabilities and liabilities for taxes, or any long term leases or unusual forward or long term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from September 30, 2016 to and including the First Restatement Effective Date there has been no disposition by Holdings or any Restricted Subsidiary of any material part of its business or property.

SECTION 3.07. Title to Properties. Each of the Borrower Parties and each of the other Restricted Subsidiaries has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all of its Real Properties and has valid title to its personal property and assets, in each case, except for Permitted Liens and defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

SECTION 3.08. Subsidiaries.

(a) Schedule 3.08(a) sets forth as of the First Restatement Effective Date the name and jurisdiction of incorporation, formation or organization of each direct or indirect Subsidiary of Holdings and, as to each such Subsidiary, the percentage of each class of Equity Interests owned by Holdings or by any such Subsidiary.

(b) As of the First Restatement Effective Date and except as set forth on Schedule 3.08(b), there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests owned or held by Holdings, the Borrower or any of the other Restricted Subsidiaries.

SECTION 3.09. Litigation; Compliance with Laws.

(a) Except as set forth on Schedule 3.09(a), there are no actions, suits or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower Parties or any of the other Restricted Subsidiaries or any business, property or rights of any such person (but excluding any actions, suits or proceedings arising under or relating to any Environmental Laws, which are subject to Section 3.16) which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) To the knowledge of the Borrower, none of the Borrower Parties, any of the other Restricted Subsidiaries or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval, or any building permit, but excluding any Environmental Laws, which are subject to Section 3.16) or any restriction of record or agreement affecting any property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.10. Federal Reserve Regulations.

(a) None of Holdings or any of the Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Loan or Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 3.11. Investment Company Act. None of Holdings or any of the Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.12. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Restricted Subsidiary have not been in violation of the Fair Labor

Standards Act or any other applicable law dealing with such matters; and (c) all payments due from any Restricted Subsidiary on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Restricted Subsidiary.

SECTION 3.13. Tax Returns. Except as set forth on Schedule 3.13:

(a) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of Holdings and the Restricted Subsidiaries has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it and each such Tax return is true and correct;

(b) Each of Holdings and the Restricted Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) of this Section 3.13 and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due) with respect to all periods or portions thereof ending on or before the First Restatement Effective Date (except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Holdings or any of the Restricted Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP), which Taxes, if not paid or adequately provided for, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(c) Other than as would not be in, individually or in the aggregate, reasonably expected to have a Material Adverse Effect, as of the First Restatement Effective Date, with respect to each of Holdings and any of the Restricted Subsidiaries, there are no claims being asserted in writing with respect to any Taxes.

SECTION 3.14. No Material Misstatements.

(a) All written information (other than the Projections, estimates and information of a general economic nature or general industry nature) (the “Information”) concerning Holdings or any of its Subsidiaries, the Transactions and any other transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any Lender, any Lead Arranger or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects as of the date such Information was furnished to such person and as of the First Restatement Effective Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(b) The Projections and estimates and information of a general economic nature prepared by or on behalf of the Borrower Parties or any of their representatives and that have been made available to any Lenders, any Lead Arranger or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrower Parties to be reasonable as of the date thereof (it being understood that actual results may vary materially from the Projections), as of the date such Projections and estimates were furnished to the Lenders and as of the First Restatement Effective Date and (ii) as of the First Restatement Effective Date, have not been modified in any material respect by the Borrower without the consent of the Administrative Agent and the Lead Arrangers.

(c) As of the FILO Amendment Effective Date, to the knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the FILO

Amendment Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

SECTION 3.15. Employee Benefit Plans.

(a) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Plan is in compliance with the applicable provisions of ERISA and the Code; (ii) no Reportable Event has occurred during the past five years as to which Holdings or any of the Restricted Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC; (iii) no ERISA Event has occurred or is reasonably expected to occur; (iv) none of Holdings or any of the Restricted Subsidiaries has engaged in a “prohibited transaction” (as defined in Section 406 of ERISA and Code Section 4975) in connection with any employee pension benefit plan (as defined in Section 3(2) of ERISA) that would subject Holdings or any of the Restricted Subsidiaries to tax or other penalty; (v) none of Holdings, any of the Restricted Subsidiaries or, to the knowledge of the Borrower or any of the other Restricted Subsidiaries, any ERISA Affiliate has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization (within the meaning of Section 4242 of ERISA), terminated, insolvent (within the meaning of Section 4245 of ERISA), or in endangered or in, or reasonably expected to be in, critical status (within the meaning of Section 305 of ERISA); and (vi) none of Holdings, any of the Restricted Subsidiaries or, to the knowledge of the Borrower and the other Restricted Subsidiaries, any ERISA Affiliate has incurred, and neither Holdings nor any of the Restricted Subsidiaries is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan.

(b) Each of Holdings and the Restricted Subsidiaries is in compliance with (i) all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States and (ii) the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

(c) Within the last five years, no Plans of Holdings or any of the Restricted Subsidiaries or, to the knowledge of Borrower or any of the other Restricted Subsidiaries, ERISA Affiliates have been terminated, whether or not in a “standard termination” (as such term is used in Section 404(b)(1) of ERISA) that would reasonably be expected to result in liability to Holdings, the Restricted Subsidiaries or the ERISA Affiliates in excess of $15.0 million, nor has any Plan of the Borrower or any of the other Restricted Subsidiaries or, to the knowledge of the Borrower or the other Restricted Subsidiaries, the ERISA Affiliates (determined at any time within the past five years) with an Insufficiency been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of Holdings, the Restricted Subsidiaries or the ERISA Affiliates that has or would reasonably be expected to result in a Material Adverse Effect.

(d) Except as would not reasonably be expected to result in a Material Adverse Effect, there are no pending, or to the knowledge of the Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any person as fiduciary or sponsor of any Plan that could result in liability to Holdings or any of the Restricted Subsidiaries.

(e) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Foreign Benefit Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents of such plan. With respect to each Foreign Benefit Plan, none of Holdings or any of the Restricted Subsidiaries or Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject Holdings or any of the Restricted Subsidiaries or Affiliates, directly or indirectly, to a tax or civil penalty which can reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 3.16. Environmental Matters. Except as set forth on Schedule 3.16 or as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Borrower Parties and each of the Restricted Subsidiaries is in compliance with all Environmental Laws (including having obtained all permits, licenses and other approvals required under any Environmental Law for the operation of its business as currently conducted and being in compliance with the terms of such permits, licenses and other approvals), (b) neither the Borrower Parties nor any of the Restricted Subsidiaries has received notice of or is subject to any pending, or to the Borrower’s knowledge, threatened action, suit or proceeding alleging a violation of, or liability under, any Environmental Law that remains outstanding or unresolved, (c) to the Borrower’s knowledge, there is and has been no Release or threatened Release of Hazardous Material at, on or under any property currently or formerly owned, operated or leased by the Borrower Parties or any of the Restricted Subsidiaries and no Hazardous Material has been generated, owned, treated, stored, handled or controlled by the Borrower Parties or any of the Restricted Subsidiaries and transported to or Released at any location which, in each case, described in this clause (c), would reasonably be expected to result in liability to the Borrower Parties or the Restricted Subsidiaries and (d) there are no agreements in which the Borrower Parties or any of the Restricted Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws or any Hazardous Materials.

SECTION 3.17. Security Documents.

(a) The Collateral Agreement is effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral are delivered to the Administrative Agent (or a designated bailee thereof), and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property (as defined in the Collateral Agreement)), when financing statements and other filings specified in the Collateral Agreement are filed in the offices specified in the schedules to the Collateral Agreement, the Administrative Agent (for the benefit of the Secured Parties) shall have a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to the Lien of any other person (except for Permitted Liens).

(b) When the Collateral Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) of this Section 3.17, the Administrative Agent (for the benefit of the Secured Parties) shall have, solely if and to the extent that a security interest may be perfected by making such filings, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the domestic Intellectual Property, in each case prior and superior in right to the Lien of any other person (except for Permitted Liens) (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the grantors after the First Restatement Effective Date).

(c) Notwithstanding anything herein (including this Section 3.17) or in any other Loan Document to the contrary, neither the Borrower Parties nor any other Restricted Subsidiary make any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary that is not a Loan Party, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law.

SECTION 3.18. Location of Real Property and Leased Premises.

(a) Schedule 3.18 correctly identifies, in all material respects, as of the First Restatement Effective Date, all Material Real Property owned by the Loan Parties. As of the First Restatement Effective Date, the Loan Parties own in fee all the Real Property set forth as being owned by them on Schedule 3.18.

(b) Schedule 3.18 lists correctly in all material respects, as of the First Restatement Effective Date, all Material Real Property leased by any Loan Party and the addresses thereof.

SECTION 3.19. Solvency. On the First Restatement Effective Date, after giving effect to the consummation of the Transactions, including the making of any Revolving Loans hereunder, and after giving effect to the application of the proceeds of such Indebtedness (a) the fair value of the assets of Holdings and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, direct, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of Holdings and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) Holdings and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) Holdings and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. For purposes of determining solvency, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

SECTION 3.20. No Material Adverse Effect. Since September 30, 2016, there has been no change in the financial condition, business, operations, assets or liabilities of Holdings and the Restricted Subsidiaries that, taken as a whole, has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

SECTION 3.21. Use of Proceeds. The Borrower Parties will use the proceeds of the Revolving Loans and Swingline Loans, and may request the issuance of Letters of Credit, for general corporate purposes (including for capital expenditures, Permitted Business Acquisitions, the repayment or refinancing of Indebtedness and the making of Investments and Restricted Payments, in each case to the extent not prohibited hereunder).

SECTION 3.22. USA PATRIOT Act; FCPA; OFAC.

(a) To the extent applicable, each of Holdings and the Restricted Subsidiaries is in compliance, in all material respects, with the USA PATRIOT Act.

(b) Neither Holdings nor any of the Restricted Subsidiaries is any of the following:

(i) a person that is listed in the annex to, or it otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”);

(ii) a person owned or Controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any laws with respect to terrorism or money laundering;

(iv) a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v) a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list and none of the proceeds of the Term Loans will be, directly or indirectly, offered, lent, contributed or otherwise made available to any Subsidiary, joint venture partner or other person (A) for the purpose of financing the activities of any person, or in any country or territory, that, at the time of such financing, is the subject of sanctions administered by OFAC or by any other authority applicable to Holdings or any of the Restricted Subsidiaries or (B) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of FCPA or any other anti-corruption law, rule or regulation applicable to Holdings or any of the Restricted Subsidiaries.

SECTION 3.23. Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have a Material Adverse Effect or as set forth on Schedule 3.23, (a) the Borrower Parties and each of the Subsidiary Loan Parties owns, or possesses the right to use, all intellectual property, including all of the patents, patent rights, trademarks, service marks, trade names, trade dress, copyrights or mask works, domain names, applications and registrations for any of the foregoing (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses, (b) neither the Borrower Parties nor any of the Subsidiary Loan Parties nor any product, process, method, substance, part or other material now employed, sold or offered by the Borrower Parties or the Subsidiary Loan Parties is infringing, misappropriating or otherwise violating Intellectual Property Rights of any person, (c) no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, and (d) no person is infringing, misappropriating or otherwise violating the Intellectual Property Rights owned by the Borrower or by any of the Subsidiary Loan Parties.

SECTION 3.24. EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

ARTICLE IV

Conditions of Lending

The obligations of (a) the Lenders (including the Swingline Lender) to make Loans and (b) any Issuing Bank to issue Letters of Credit or amend, extend or renew Letters of Credit hereunder (each, a “Credit Event”) are subject to the satisfaction or waiver of the following conditions:

SECTION 4.01. All Credit Events.

On the date of each Credit Event:

(a) The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit (and if requested by such Issuing Bank, a letter of credit application) as required by Section 2.05(b).

(b) The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such date, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date).

(c) At the time of and immediately after such Credit Event (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Each such Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

SECTION 4.02. Conditions to First Restatement Effective Date. On the First Restatement Effective Date:

(a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, duly executed and delivered by (A) a Responsible Officer of each Borrower Party, (B) the Administrative Agent, (C) each Issuing Bank, (D) the Swingline Lender, (E) Existing Lenders constituting the “Required Lenders” (under and as defined in the Existing Revolving Credit Agreement) and (F) each person listed on Schedule 2.01 hereto, (ii) an amendment to the Collateral Agreement in the form of Exhibit J, duly executed and delivered by (A) a Responsible Officer of each Loan Party and (B) the Administrative Agent and (iii) for the account of each Lender that has requested the same at least three Business Days prior to the First Restatement Effective Date, a Note executed and delivered by a Responsible Officer of the Borrower.

(b) Income Statement and Balance Sheet; Financial Statements. The Administrative Agent shall have received the (i) audited consolidated balance sheets and related statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal years ended September 30, 2015 and September 30, 2016 and, to the extent such consolidated balance sheets and related statements of income and cash flows include the financial results of any person who is not a Restricted Subsidiary, supplements showing consolidating information for the Borrower and its Restricted Subsidiaries (the items described in this clause (i), the “Historical Annual Financial Statements”) and (ii) unaudited interim consolidated balance sheets and related statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal quarter ended December 31, 2016 and the comparative period in the preceding fiscal year (in the case of this clause (ii), without footnote disclosure) and, to the extent such unaudited interim consolidated balance sheets and related statements of income and cash flows include the financial results of any person who is not a Restricted Subsidiary, supplements showing consolidating information for the Borrower and its Restricted Subsidiaries (the items described in this clause (ii), the “Historical Interim Financial Statements”).

(c) Fees. All accrued fees of the Administrative Agent, all fees owed to the Lenders, and all reasonable, documented and invoiced out-of-pocket expenses required to be paid by the Borrower to the Lenders, the Lead Arrangers and the Agents on or before the First Restatement Effective Date (to the extent invoiced at least one Business Day prior to the First Restatement Effective Date except as otherwise agreed by the Borrower) shall have been paid to the extent due and payable.

(d) Solvency Certificate. The Administrative Agent shall have received a solvency certificate substantially in the form attached hereto as Exhibit I executed by a Financial Officer of the Borrower.

(e) First Restatement Effective Date Certificates.

(i) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower with respect to each Loan Party dated the First Restatement Effective Date and certifying:

(A) that attached thereto is a true and complete copy of the charter or other similar organizational document of each Loan Party and each amendment thereto, certified (as of a date reasonably near the First Restatement Effective Date) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized;

(B) that attached thereto is a true and complete copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized, dated reasonably near the First Restatement Effective Date, listing the charter or other similar organizational document of such Loan Party and each amendment thereto on file in such office and, if available, certifying that (1) such amendments are the only amendments to such person’s charter on file in such office, (2) such person has paid all franchise taxes to the date of such certificate and (3) such person is duly organized and in good standing or full force and effect under the laws of such jurisdiction;

(C) that attached thereto is a true and complete copy of resolutions duly adopted by the Governing Persons of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which it is a party or any other document delivered in connection herewith and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and

(D) as to the incumbency and specimen signature of each Responsible Officer executing the Loan Documents or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to this Section 4.02(e)(i)).

(ii) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that (i) the representations and warranties set forth in the Loan Documents are true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of First Restatement Effective Date, as applicable, with the same effect as though made on and as of the First Restatement Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or, in the case of any representations and warranties qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date) and (ii) on the First Restatement Effective Date and immediately after the Transactions and any extensions of credit to be made under this Agreement on the First Restatement Effective Date, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

(f) Legal Opinions. The Administrative Agent shall have received a customary legal opinion, in form and substance reasonably acceptable to the Administrative Agent, of Sullivan & Cromwell LLP, New York counsel to the Loan Parties.

(g) Pledged Equity Interests; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the Equity Interests pledged pursuant to the Collateral Agreement (if such Equity Interests are certificated), together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note required to be delivered by the Loan Parties pursuant to the Collateral Agreement endorsed in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(h) Security Interests. The Administrative Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the applicable jurisdiction of organization of each Loan Party and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been or will contemporaneously with the initial funding of the Loans on the First Restatement Effective Date be released or terminated. Each document (including any UCC financing statement) required by the Security Documents or reasonably requested by the Administrative Agent (subject to the terms of the Collateral Agreement) to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other person (other than with respect to Permitted Liens), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

(i) Know Your Customer and Other Required Information. To the extent reasonably requested in writing (which shall include any requests by e-mail) at least five Business Days prior to the First Restatement Effective Date, the Lenders shall have received, no later than one Business Day prior to the First Restatement Effective Date, all documentation and other information about the Loan Parties that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(j) Existing Indebtedness. The Administrative Agent shall have received reasonably satisfactory evidence that, on or substantially concurrently with the First Restatement Effective Date, the outstanding principal amount of the Existing Revolving Loans and funded participations in Existing LC Disbursements and Existing Swingline Loans of the Existing Lenders shall have been repaid (or deemed repaid pursuant to the terms hereof), together with all accrued interest thereon, accrued fees and all other amounts payable to the Existing Lenders pursuant to the Existing Revolving Credit Agreement.

(k) [Reserved].

(l) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of January 31, 2017.

ARTICLE V

Affirmative Covenants

Each of Holdings and the Borrower Parties covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) shall have been paid in full, the Commitments have been terminated and Letters of Credit expired, terminated or cash collateralized on terms satisfactory to the Issuing Banks, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause the Restricted Subsidiaries to (and solely in respect of Section 5.01(a), Section 5.04, Section 5.12 and Section 5.15, Holdings will):

SECTION 5.01. Existence; Businesses and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Restricted Subsidiary other than the Borrower, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise expressly permitted under Section 6.05.

(b) Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, Intellectual Property Rights, licenses and rights with respect thereto necessary to the normal conduct of its business and (ii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

SECTION 5.02. Insurance.

(a) Maintain insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations either with (or combination of), at the Borrower’s option, (i) financially sound and reputable insurance companies, in which case the Borrower shall cause the Administrative Agent to be listed as a co-loss payee on property and casualty policies and as an additional insured on liability policies, or (ii) maintain a sufficient amount of funds to effect self-insurance in an amount customarily maintained by similarly situated companies engaged in the same or similar business. Schedule 5.02 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of Holdings, the Borrower Parties or the other Loan Parties as of the First Restatement Effective Date.

(b) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i) neither the Agents, the Lenders, nor their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Borrower Parties and the Restricted Subsidiaries shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Agents, the Lenders or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the Borrower Parties hereby agree, to the extent permitted by law, to waive, and further agrees to cause each of the Restricted Subsidiaries, to the extent permitted by law, to waive, its right of recovery, if any, against the Administrative Agent, the Lenders and their agents and employees;

(ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent or the Collateral Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Agents or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the other Restricted Subsidiaries or the protection of their properties; and

(iii) if insurance is procured from insurance companies, the Borrower shall use commercially reasonable efforts to obtain endorsements reasonably acceptable to the Administrative Agent with respect to property and casualty insurance. Each insurance policy referred to in this Section 5.02 and procured from an insurance company shall provide that it shall not be canceled, modified or not renewed (x) by reason of nonpayment of premium except upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (y) for any other reason except upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent. The Borrower shall deliver to the Administrative Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence reasonably satisfactory to the Administrative Agent of payment of the premium therefor.

SECTION 5.03. Taxes. Pay and discharge promptly when due all material Taxes imposed upon it or its income or profits or in respect of its property, before the same shall become delinquent or in default; provided that such payment and discharge shall not be required with respect to any Tax, assessment, charge or levy so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and (b) Holdings, the Borrower or any affected Restricted Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto.

SECTION 5.04. Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a) As soon as available, and in any event not later than five Business Days after the date by which Holdings is required to file its annual report on Form 10-K with the SEC (after giving effect to any permitted extensions or, if such financial statements are not required to be filed with the SEC, not later than 90 days after the end of such fiscal year), (i) a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of Holdings and its Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such year (the “Annual Financial Statements”); provided that if Holdings includes the financial results of any person that is not a Restricted Subsidiary in such Annual Financial Statements, Holdings shall also provide a supplement showing consolidating information for Holdings and the Restricted Subsidiaries; (ii) a narrative discussion of management’s discussion and analysis of results; and (iii) setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by Holdings’ independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified as to scope of audit or as to the status of Holdings or its Subsidiaries as a going concern other than any such qualification or exception that is solely with respect to, or resulting solely from, an upcoming maturity date under the Credit Facilities or any other Material Indebtedness occurring within one year from the time such report is delivered or any prospective default of any financial covenant) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP;

(b) As soon as available, and in any event not later than five Business Days after the date by which Holdings is required to file its quarterly report on Form 10-Q with the SEC (after giving effect to any permitted extensions or, if such financial statements are not required to be filed with the SEC, not later than 45 days after the end of such fiscal quarter), (i) a consolidated balance sheet and related statements of operations and cash flows showing (x) the financial position of Holdings and its Subsidiaries as of the close of such fiscal quarter and the consolidated and consolidating results of its operations during such fiscal quarter and (y) the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year (the “Quarterly Financial Statements” and, together with the Annual Financial Statements, the “Required Financial Statements”); provided that if Holdings includes the financial results of any person that is not a Restricted Subsidiary in such Quarterly Financial Statements, Holdings shall also provide a supplement showing consolidating information for Holdings and the Restricted Subsidiaries; and (ii) a narrative discussion of management’s discussion and analysis of results, certified by a Responsible Officer of Holdings on behalf of Holdings as fairly presenting, in all material respects, the financial position and results of operations of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes);

(c) concurrently with any delivery of Required Financial Statements under paragraphs (a) and (b) of this Section 5.04, a certificate of a Financial Officer of the Borrower (i) certifying that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) certifying a list of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitation set forth in clause (b) of the definition of the term “Immaterial Subsidiary”, (iii) certifying a list of all Unrestricted Subsidiaries at such time and that each Subsidiary set forth on such list qualifies as an Unrestricted Subsidiary and (iv) setting forth computations in reasonable detail calculating the Fixed Charge Coverage Ratio for the fiscal quarter then ended (irrespective of whether a Covenant Trigger Event is then in effect);

(d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Holdings or its Subsidiaries with the SEC or, after an initial public offering, distributed to its stockholders generally, as applicable;

(e) upon the reasonable request of the Administrative Agent, concurrently with the delivery of the Annual Financial Statements, provide an update to the information set forth on the schedules to the Collateral Agreement, together with (i) information about deposit accounts, securities accounts and commodities accounts entered into by the Borrower or any of the Loan Parties and (ii) information regarding Material Real Property acquired by the Borrower or any of the Loan Parties, in the case of each of (i) and (ii), since the First Restatement Effective Date or the delivery of the previous year’s Annual Financial Statements, as applicable, to the extent not previously notified to the Administrative Agent;

(f) within 90 days following the end of each fiscal year, a reasonably detailed consolidated annual budget for the succeeding fiscal year (including a projected consolidated balance sheet of Holdings and its Subsidiaries as of the end of each fiscal quarter for such fiscal year and annual consolidated statements of projected cash flow and projected income), including a description of underlying assumptions with respect thereto (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of Holdings to the effect that the Budget is based on assumptions believed by such Financial Officer to be reasonable as of the date of delivery thereof;

(g) promptly, from time to time, such other information regarding the operations, business affairs (including self-insurance) and financial condition of the Borrower and its Subsidiaries, or compliance with the terms of any Loan Document, in each case, as the Administrative Agent may reasonably request (for itself or on behalf of any Lender);

(h) In connection with the covenants set forth in this Section 5.04(h), it is understood and agreed that:

(i) Subject to Section 5.04(h)(ii), on or before the 15th Business Day after the end of each fiscal quarter, a Borrowing Base Certificate as of the last day of such fiscal quarter, with such supporting materials as the Administrative Agent shall reasonably request. Notwithstanding the foregoing, (x) upon the making of any Loans or the issuance of any Letters of Credit that would cause the Revolving L/C Exposure to exceed $5,000,000 (a “Funding Date”) at any time where immediately prior to the making of such Loans or issuance of any Letters of Credit, the Aggregate Credit Exposure solely in respect of Revolving Loans was $0 and the Revolving L/C Exposure was $5,000,000 or less, the Borrower shall furnish a Borrowing Base Certificate as of the last day of the immediately preceding month ended at least 15 Business Days prior to such Funding Date, with supporting materials as the Administrative Agent shall reasonably request, (y) at any time that any Loans or Letters of Credit are outstanding, the Borrower shall furnish a Borrowing Base Certificate on or before the 15th Business Day of each month calculated as of the last day of the immediately preceding month, with supporting materials as the Administrative Agent shall reasonably request and (z) after the occurrence and during the continuance of a Cash Dominion Event, on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), the Borrower shall furnish a Borrowing Base Certificate calculated as of the close of business on Saturday of the immediately preceding calendar week.

(ii) At any time and from time to time the Borrower is entitled to calculate the Borrowing Base on a Pro Forma Basis to give effect to a Permitted Business Acquisition (including an acquisition of inventory or accounts receivable), and to adjust the Borrowing Base accordingly, prior to completion of the applicable field examination or appraisal; provided that, if, on or prior to the date that is 90 days following the consummation of such Permitted Business Acquisition, the Borrower shall not have delivered the appropriate field examination or appraisal with respect to any asset included in the Borrowing Base pursuant to this Section 5.04(h)(ii), then on the date that is 90 days following the consummation of such Permitted Business Acquisition such asset shall be removed from the Borrowing Base until the completion of the applicable field examination or appraisal with respect to such asset.

(i) promptly upon request by the Administrative Agent (so long as the following are obtainable using commercially reasonable measures), copies of (i) each Schedule SB (Single-Employer Defined Benefit Plan Actuarial Information) to the most recent annual report (Form 5500 Series) filed with the IRS with respect to a Plan, (ii) the most recent actuarial valuation report for any Plan, (iii) all notices received from a Multiemployer Plan sponsor, a plan administrator or any governmental agency, or provided to any Multiemployer Plan by the Borrower, its Subsidiaries or any ERISA Affiliate, concerning an ERISA Event and (iv) with respect to each Foreign Benefit Plan, any available annual reports, actuarial valuation reports or notices from plan sponsors, plan administrators or any Governmental Authority with respect to such plan; and

(j) promptly following any request therefor by the Administrative Agent (so long as the following are obtainable using commercially reasonable measures), copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower, its Subsidiaries or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower, its Subsidiaries or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Borrower, its Subsidiaries or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower, its Subsidiaries or such ERISA Affiliate shall promptly make a request for such documents or notices from the such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

provided that documents required to be delivered pursuant to paragraphs (a), (b) and (d) shall be deemed to have been delivered on the earlier of the date on which (A) Holdings posts such documents or provides a link thereto on Holdings’ website, with notification to the Administrative Agent of the posting of such documents and (B) such documents are filed with the SEC; provided, further, if requested by the Administrative Agent in writing, Holdings shall also provide such documents by electronic mail to the Administrative Agent.

SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:

(a) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings or any of its Restricted Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c) any other development, the subject matter of which is not covered by Section 5.05(a), Section 5.05(b), or Section 5.05(d), specific to the Borrower or any of its Restricted Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect;

(d) the development of any ERISA Event that, together with all other ERISA Events that have developed or occurred, would reasonably be expected to have a Material Adverse Effect;

(e) any material change in accounting policies or financial reporting practices by any Loan Party with respect to the Borrower’s Accounts and Inventory or which otherwise would reasonably be expected to affect the calculation of the Borrowing Base and Reserves; and

(f) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

SECTION 5.06. Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including ERISA), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or laws related to Taxes, which are the subject of Section 5.03.

SECTION 5.07. Maintaining Records; Access to Properties and Inspections; Appraisals.

(a) Maintain all financial records in accordance with GAAP in all material respects and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender, to visit and inspect the financial records and the properties of the Borrower or any of the Restricted Subsidiaries at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested, to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender, upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of Holdings or any of the Restricted Subsidiaries with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract); provided that any visit or inspection permitted pursuant to this Section 5.07 shall be limited to once per year in the absence of an Event of Default.

(b) Upon the Administrative Agent’s request, and at the expense of the Loan Parties, permit any Acceptable Inspector to conduct field examinations and inventory appraisals, with respect to any assets of the Borrower Parties or Guarantors comprising any Borrowing Base, at reasonable business times and upon reasonable prior notice to the Borrower; provided that (i) such field examinations and inventory appraisals shall not occur more frequently than (A) once per 12 month period if clauses (i)(B) and (ii) of this Section 5.07(b) do not apply and (B) subject to clause (ii) of this Section 5.07(b), twice per 12 month period if Availability is less than the greater of (x) $16.0 million and (y) 15.0% of the Line Cap for a period of five or more consecutive Business Days during such year, and (ii) additional field examinations and inventory appraisals shall be permitted upon the occurrence and during the continuance of a Designated Event of Default. The Loan Parties shall reasonably cooperate with the Administrative Agent and such Acceptable Inspector in the conduct of such field examinations and inventory appraisals. Such appraisals shall be prepared in a form and on a basis reasonably satisfactory to the Administrative Agent, such appraisals to include information required by applicable law and by the internal policies of the Lenders. With respect to each appraisal made pursuant to this Section 5.07(b) after the First Restatement Effective Date, (i) the Administrative Agent and the Loan Parties shall each be given a reasonable amount of time to review and comment on a draft form of the appraisal prior to its finalization and (ii) any adjustments to the Appraised Liquidation Value or any Borrowing Base hereunder as a result of such appraisal shall be reflected in the Borrowing Base Certificate delivered immediately succeeding such appraisal.

(c) Conduct a physical count of the Inventory either through periodic cycle counts or wall to wall counts consistent with past practices, so that all Inventory is subject to such counts at least once each year.

SECTION 5.08. Use of Proceeds. Use the proceeds of the Revolving Loans and Swingline Loans and use Letters of Credit for general corporate purposes and working capital (including for capital expenditures and Permitted Business Acquisitions, in each case to the extent not prohibited hereunder).

SECTION 5.09. Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its Real Properties to comply, with all Environmental Laws applicable to its operations and properties, and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.10. Further Assurances; Additional Security.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Borrower, and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) [Reserved].

(c) If any additional Subsidiary of the Borrower (other than an Immaterial Subsidiary, an Unrestricted Subsidiary, a Qualified CFC Holding Company, a CFC or a Domestic Subsidiary of a CFC) is formed or acquired after the First Restatement Effective Date (with (i) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary being deemed to constitute the acquisition of a Subsidiary, (ii) any Immaterial Subsidiary being designated a Material Subsidiary being deemed to constitute the acquisition of a Subsidiary and (iii) any transaction or event resulting in a Subsidiary ceasing to be a Qualified CFC Holding Company, a CFC or a Domestic Subsidiary of a CFC being deemed to constitute the acquisition of a Subsidiary), within 10 Business Days after the date such Subsidiary is formed or acquired, notify the Administrative Agent and the Lenders thereof and, within 30 Business Days after the date such Subsidiary is formed or acquired (or such longer period as the Administrative Agent shall agree), cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of the Borrower or any other Subsidiary Loan Party, subject to paragraph (e) of this Section 5.10.

(d) (i) In each case, furnish to the Administrative Agent within 30 Business Days thereafter written notice of any change in (A) corporate or organization name, (B) organizational structure or (C) organizational identification number (or equivalent) with respect to Holdings, the Borrower and the other Subsidiary Loan Parties; provided that the Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all Collateral for the benefit of the applicable Secured Parties and (ii) promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(e) The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 need not be satisfied with respect to any Excluded Assets or Excluded Equity Interests (each as defined in the Collateral Agreement) or any exclusions and carve-outs from the perfection requirements set forth in the Collateral Agreement.

(f) Nothing in this Section 5.10 shall require Holdings, the Borrower or any other Loan Party to take any action outside the United States to create or perfect any security interests in any Collateral located outside of the United States or of a Foreign Subsidiary (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any foreign jurisdiction). Furthermore, with respect to real property, no perfection steps shall be required by any means.

SECTION 5.11. Cash Management Systems; Application of Proceeds of Accounts.

(a) Within 90 days after the Closing Date (or such longer period as may be consented to by the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed):

(i) enter into blocked account agreements (each, a “Blocked Account Agreement”), in form reasonably satisfactory to the Administrative Agent, with the Collateral Agent and any bank with which the Borrower or any other Subsidiary Loan Party maintains (A) any DDA having an average daily balance for any 30 day period in excess of $250,000 and (B) any concentration account into which DDAs are swept (each such account described in clauses (A) and (B), a “Blocked Account”) covering each such Blocked Account maintained with such bank;

(ii) ensure that all cash, checks, proceeds of collections of Accounts and other amounts received by or on behalf of the Borrower or any other Subsidiary Loan Party in respect of ABL Priority Collateral are deposited promptly upon receipt in accordance with historical practices into a DDA maintained in the name of the Borrower or such other Subsidiary Loan Party; and

(iii) deliver notifications to each depository institution with which any DDA is maintained, in form reasonably satisfactory to the Administrative Agent (each, a “DDA Notification”), instructing such depository institution to sweep, no less frequently than once per Business Day, all available cash balances and cash receipts, including the then contents or then entire ledger balance of such DDA net of such minimum balance (not to exceed $50,000 per account), if any, required by the bank at which such DDA is maintained to a concentration account of the Borrower Parties that are subject to Blocked Account Agreements; provided that the Borrower and its Subsidiary Loan Parties may maintain credit balances (including cash and cash equivalents) in DDAs or other deposit or securities accounts that are not Blocked Accounts (“Other Accounts”), so long as the aggregate credit balances in all such Other Accounts does not exceed $7.5 million (such amount, the “Excluded Amount”).

Notwithstanding anything herein to the contrary, the provisions of this Section 5.11(a) shall not apply to any deposit account that is acquired by a Loan Party in connection with a Permitted Business Acquisition or other Investment permitted under this Agreement prior to the date that is 90 days (or such later date as may be consented to by the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed) following the date of such Permitted Business Acquisition or other Investment, and the balances held in such deposit accounts at the date of such Permitted Business Acquisition or other Investment shall not be counted toward the Excluded Amount until the end of such 90 day period (or later period, if applicable).

(b) With respect to the Blocked Accounts:

(i) Each Blocked Account Agreement shall require, after the occurrence and during the continuance of a Cash Dominion Event and receipt by the Borrower of written notice thereof by the Administrative Agent, the ACH or wire transfer no less frequently than once per Business Day (unless this Agreement has been terminated, the Commitments have been terminated and the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations for which no claim has been asserted) have been paid in full and all Letters of Credit have expired or been terminated or cash collateralized on terms satisfactory to the Issuing Banks) of all available cash balances and cash receipts, including the then contents or then entire ledger balance of each Blocked Account net of such minimum balance (not to exceed $250,000 per account), if any, required by the bank at which such Blocked Account is maintained to an account established with, and subject to the control of, the Administrative Agent (the “Dominion Account”).

(ii) All collected amounts received in the Dominion Account shall be distributed and applied in accordance with Section 2.18 on a daily basis to the repayment of all Loans (and cash collateralization of Letters of Credit) outstanding under this Agreement and to the payment of all other Obligations then due and owing with any excess, unless an Event of Default shall have occurred and be continuing, to be remitted to the Borrower Parties.

(iii) At any time after the occurrence and during the continuance of an Event of Default or a Cash Dominion Event as to which the Administrative Agent has notified the Borrower, any cash or cash equivalents owned by any Borrower Party shall be deposited in a Blocked Account subject to a Blocked Account Agreement (or a DDA which is swept daily to such a Blocked Account).

(iv) The Loan Parties may close DDAs or Blocked Accounts or open new DDAs or Blocked Accounts, subject to the contemporaneous execution and delivery to the Administrative Agent of a DDA Notification or Blocked Account Agreement consistent with the provisions of this Section 5.11.

(v) The Dominion Account shall at all times be under the sole dominion and control of the Collateral Agent.

(vi) So long as (A) no Event of Default has occurred and is continuing and (B) no Cash Dominion Event has occurred and is continuing, the Loan Parties shall have full and complete access to, and may direct the manner of disposition of, funds in the Blocked Accounts.

(vii) Any amounts held or received in the Dominion Account (including all interest and other earnings with respect thereto, if any) at any time (A) after this Agreement has been terminated, the Commitments have been terminated and the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations for which no claim has been asserted) have been paid in full and all Letters of Credit have expired or been terminated or cash collateralized on terms satisfactory to the Issuing Banks or (B) when all Events of Default and Cash Dominion Events have been cured shall be remitted to the Loan Parties as the Borrower may direct.

SECTION 5.12. Fiscal Year; Accounting. In the case of Holdings or any Restricted Subsidiary, cause the fiscal year to end on September 30, unless prior written notice of a change is given to the Administrative Agent.

SECTION 5.13. Creation of Co-Borrowers.

(a) Provide to the Administrative Agent, to the extent the Borrower intends to qualify any then-existing Subsidiary Loan Party that is a Subsidiary of the Borrower (upon becoming a Co-Borrower pursuant to this Section 5.13, a “Co-Borrower”) as a Co-Borrower (i) a written request to designate such Subsidiary Loan Party as a Co-Borrower, (ii) a Co-Borrower Joinder Agreement executed by each of the Borrower and such Loan Party, (iii) no later than five Business Days prior to the date on which such Subsidiary will become a Co-Borrower, all documentation and other information about such Subsidiary that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (iv) all other information with respect to such Subsidiary reasonably requested by the Administrative Agent; provided that the materials required to be delivered pursuant to this paragraph (a) may be delivered to the Administrative Agent concurrently with the materials causing the applicable Loan Party to guarantee the Obligations pursuant to the Collateral Agreement (it being understood that no person may become a Co-Borrower unless it is first (or simultaneously) becomes a Guarantor of the Obligations and no Loan Party can become a Co-Borrower until such materials have been delivered).

(b) Provide to the Administrative Agent, to the extent the Borrower intends to cause the release of any Co-Borrower from its qualification as a Co-Borrower hereunder (i) a written request for the release of the applicable Co-Borrower stating that such Co-Borrower is concurrently being released from its Obligations as a Subsidiary Loan Party in accordance with the terms of the Loan Documents and (ii) an updated Borrowing Base Certificate which shall demonstrate that, after giving effect to the exclusion of such Co-Borrower’s assets from the Borrowing Base, the Aggregate Credit Exposure will not exceed the Line Cap (or that Loans are being repaid or Letters of Credit cash collateralized in connection with such requested release to the extent necessary to eliminate such excess); provided that (A) any such request for release shall be effective upon the release of such Subsidiary Loan Party from the Collateral Agreement and the receipt of the materials referred to in paragraphs (a) and (b) of this Section 5.13, (B) the Administrative Agent or Lenders shall, upon the release of any Co-Borrower hereunder, return to the Borrower any Notes executed by such Co-Borrower and (C) the Administrative Agent shall, at the request of the Borrower, provide evidence of the release of any Co-Borrower in a form reasonably acceptable to the Borrower to the extent such release is permitted pursuant to this paragraph (b).

SECTION 5.14. Lender Calls. Following receipt by the Borrower of a request by the Administrative Agent (which request may only be given by the Administrative Agent to the Borrower no later than 30 days following delivery of the Annual Financial Statements pursuant to Section 5.04(a)), use commercially reasonable efforts to hold an update call (which call shall take place on or prior to the date that is 10 Business Days following the receipt of such notice) with a Financial Officer of the Borrower and such other members of senior management of the Borrower as the Borrower deems appropriate (with such other details to be reasonably agreed between the Borrower and the Administrative Agent) and the Lenders and their respective representatives and advisors to discuss the state of the Borrower’s business, including, but not limited, to recent performance, cash and liquidity management, operational activities, current business and market conditions and material performance changes; provided that in no event shall more than one such call be requested in any fiscal year (in total with respect to this Agreement and the Term Loan Credit Agreement). Notwithstanding the foregoing, if more than one such call per fiscal year is required pursuant to the Senior Unsecured Notes, the Administrative Agent shall be entitled to request additional update calls, it being understood that the frequency of calls hereunder shall at no time exceed the frequency of calls required with respect to the Senior Unsecured Notes; provided that the obligations of the

Borrower to hold such additional update calls shall be satisfied by inviting the Administrative Agent and the Lenders to join any call held pursuant to the terms of the Senior Unsecured Notes.

SECTION 5.15. Post-Closing Matters. Deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, the items described on Schedule 5.15 hereof within the time periods specified thereon. All representations and warranties contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described on Schedule 5.15 within the time periods specified thereon, rather than as elsewhere provided in the Loan Documents).

SECTION 5.16. Patriot Act, OFAC, FCPA. Now or hereafter to the extent applicable to this Agreement, the transactions contemplated hereby or the Loan Parties’ execution, delivery and performance of the Loan Documents, comply in all material respects with the USA PATRIOT Act, OFAC and FCPA, and with respect to each statute, any successor statute thereto.

ARTICLE VI

Negative Covenants

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the Obligations (other than contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) shall have been paid in full and Letters of Credit have expired or been terminated or cash collateralized on terms satisfactory to the Issuing Banks, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not permit any of the other Restricted Subsidiaries to:

SECTION 6.01. Indebtedness. Incur, create or assume any Indebtedness, except:

(a) any Indebtedness listed on Schedule 6.01(a) and any Permitted Refinancing Indebtedness in respect thereof;

(b) Indebtedness created hereunder or under the other Loan Documents, Credit Agreement Refinancing Indebtedness, Indebtedness created under Incremental Revolving Commitments and any unsecured Indebtedness constituting Permitted Refinancing Indebtedness incurred to Refinance any of the foregoing Indebtedness;

(c) Indebtedness pursuant to Hedge Agreements other than for speculative purposes;

(d) (i) so long as no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, other Indebtedness secured by Liens permitted by Section 6.02(u) so long as, on a Pro Forma Basis, the Senior Secured Leverage Ratio is not greater than 5.25:1.00 (the “Leverage Ratio Debt”) and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Leverage Ratio Debt;

(e) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance (including self-insurance) to the Borrower or any of the other Restricted Subsidiaries pursuant to reimbursement or indemnification obligations to such person, in each case, in the ordinary course of business; provided that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations shall be reimbursed not later than 30 days following such incurrence;

(f) intercompany Indebtedness between or among the Borrower and the Restricted Subsidiaries or between and among Restricted Subsidiaries; provided that (i) Indebtedness owing by any Restricted Subsidiary of the Borrower that is not a Loan Party to the Borrower or another Subsidiary Loan Party is permitted under Section 6.04(b) and (ii) Indebtedness owing by the Borrower or any other Subsidiary Loan Party to any Restricted Subsidiary that is not a Loan Party is subordinated to the Obligations pursuant to customary subordination provisions;

(g) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case, provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h) (i) Indebtedness in respect of Cash Management Services in the ordinary course of business, (ii) other Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, so long as such Indebtedness (other than credit or purchase cards) is extinguished within 10 Business Days after notification is received by the Borrower of its incurrence and (iii) any other cash management or treasury services entered in the ordinary course of business;

(i) (i) Indebtedness incurred or assumed in connection with a Permitted Business Acquisition; provided, in each case, (1) no Event of Default shall have occurred and be continuing immediately before such Permitted Business Acquisition or would result immediately after giving pro forma effect to such Permitted Business Acquisition and any related transactions, (2) the Borrower shall be able to incur $1 of Ratio Debt, (3)(x) if such Indebtedness incurred or assumed is First Lien Debt, the First Lien Leverage Ratio shall not exceed the Closing Date First Lien Leverage Ratio and (y) if such Indebtedness incurred or assumed is secured Indebtedness other than First Lien Debt, the Senior Secured Leverage Ratio shall not exceed 5.25:1.00, in each case, on a Pro Forma Basis immediately after giving effect to such incurrence or assumption of Indebtedness and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided that at the time of the incurrence or assumption of any Indebtedness pursuant to clause (i) above (and after giving effect thereto), the aggregate outstanding amount of Indebtedness incurred under this Section 6.01(i) together with any amounts incurred under Section 6.01(r), in each case, by Restricted Subsidiaries that are not Guarantors does not exceed $50.0 million;

(j) Capital Lease Obligations, Indebtedness incurred with respect to installations, repairs, improvement and removal of Real Property, purchase money Indebtedness, Indebtedness with respect to mortgage financings, and Indebtedness with respect to additions or improvements to Real Property in an aggregate outstanding principal amount not to exceed, at the time of incurrence of such Indebtedness (and after giving effect thereto), and together with the Remaining Present Value of outstanding leases entered into pursuant to Section 6.03, the greater of (i) $100.0 million and (ii) 7.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date such Indebtedness is incurred for which Required Financial Statements have been delivered pursuant to Section 5.04, and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided that (i) such Indebtedness shall be incurred within 270 days after the acquisition, lease or improvement of the property that is the subject of such Indebtedness and (ii) the Remaining Present Value of outstanding leases entered into pursuant to Section 6.03 shall not apply for purposes of calculating Permitted Indebtedness under this clause (j) or permitted Sale and Lease-Back Transactions under Section 6.03 if the proceeds of the related Sale and Lease-Back Transactions are used to prepay Term Loans or Revolving Loans or any Incremental Revolving Commitments (in each case, to the extent commitments in respect thereof are permanently reduced by the amount of such prepayments);

(k) [Reserved];

(l) other unsecured Indebtedness; provided that the aggregate outstanding principal amount of Indebtedness incurred pursuant to this clause (l) shall not exceed, at the time of incurrence of such Indebtedness (and after giving effect thereto) the greater of (i) $150.0 million and (ii) 9.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which Required Financial Statements have been delivered pursuant to Section 5.04;

(m) Indebtedness consisting of (i) Term Loan Obligations in an aggregate principal amount not in excess of (A) $625.0 million plus (B) the aggregate principal amount of any Incremental Term Loans or Incremental Equivalent Term Debt, in each case permitted by the Term Loan Credit Agreement as in effect on the Closing Date and (ii) Permitted Refinancing Indebtedness incurred to Refinance any of the foregoing Indebtedness;

(n) Guarantees (i) of the Indebtedness of the Borrower described in clause (m) of this Section 6.01 so long as any Liens securing the Term Loan Obligations or any Permitted Refinancing Indebtedness in respect thereof are subject to the ABL/Term Loan Intercreditor Agreement (in the case of Term Loan Obligations) or other intercreditor agreement(s) substantially consistent with and no less favorable to the Lenders in any material respect than the ABL/Term Loan Intercreditor Agreement, as applicable, (ii) of any Indebtedness of the Borrower or any other Subsidiary Loan Party permitted to be incurred under this Agreement, (iii) of Indebtedness otherwise permitted hereunder of any Restricted Subsidiary that is not a Subsidiary Loan Party to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(t)); (iv) by any Restricted Subsidiary that is not a Loan Party of Indebtedness of another Restricted Subsidiary that is not a Loan Party and (v) of Indebtedness of Foreign Subsidiaries incurred for working capital purposes in the ordinary course of business on ordinary business terms so long as such Indebtedness is permitted to be incurred under Section 6.01(s) to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(t)); provided that Guarantees by Borrower or any other Loan Party under this clause (n) of any Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Obligations to at least the same extent as such underlying Indebtedness is subordinated;

(o) Indebtedness arising from agreements of Borrower or any of the other Restricted Subsidiaries providing for indemnification, contribution, earn-out, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with the Closing Date Transactions, any Permitted Business Acquisition, Permitted Investment or the disposition of any business, assets or Subsidiaries not prohibited by this Agreement, other than Guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiaries for the purpose of financing any such Permitted Business Acquisition;

(p) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(q) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(r) (i) so long as no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, other Indebtedness so long as the Fixed Charge Coverage Ratio, on a Pro Forma Basis, is 2.00 to 1.00 or greater (“Ratio Debt”) and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Ratio Debt; provided that at the time of the incurrence of any Indebtedness pursuant to clause (i) above (and after giving effect thereto), the aggregate outstanding amount of Indebtedness incurred under this Section 6.01(r) together with any amounts incurred under Section 6.01(i), in each case, by Restricted Subsidiaries that are not Guarantors does not exceed $50.0 million;

(s) (i) Indebtedness of Foreign Subsidiaries and (ii) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures; provided that the aggregate outstanding principal amount of Indebtedness incurred pursuant to this clause (s) shall not exceed, at the time of incurrence of such Indebtedness (and after giving effect thereto) the greater of (i) $45.0 million and (ii) 2.50% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which Required Financial Statements have been delivered pursuant to Section 5.04;

(t) unsecured Indebtedness in respect of obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services so long as such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money or any Hedge Agreements;

(u) Indebtedness representing deferred compensation to employees, directors and officers incurred in the ordinary course of business;

(v) Indebtedness arising from customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(w) Indebtedness consisting of reimbursement obligations related to bank guarantees to the extent that such obligations are collateralized by cash or cash equivalents;

(x) Indebtedness consisting of promissory notes issued by the Borrower or any other Restricted Subsidiary to current or former officers, managers, directors and consultants thereof or employees, their respective estates or family members to finance the purchase or redemption of Equity Interests of the Borrower or any Parent Entity permitted by Section 6.06;

(y) Guarantees by the Borrower or any other Restricted Subsidiary of any lease or sublease permitted hereunder of real property entered into by the Borrower or any other Restricted Subsidiary in the ordinary course of business;

(z) Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred by Borrower or any of the other Restricted Subsidiaries in connection with the Closing Date Transactions or Permitted Business Acquisitions or any other Investment permitted hereunder;

(aa) unsecured Indebtedness in a principal amount not to exceed an amount equal to the Net Cash Proceeds received from the issuance or sale of Equity Interests (other than Disqualified Stock or Permitted Cure Securities) of the Borrower or any of the other Restricted Subsidiaries (other than any such sale to Holdings or any of the Restricted Subsidiaries) and any cash or cash equivalents consisting of a capital contribution received from equityholders (other than Holdings or any Restricted Subsidiary) of the Borrower or any of the other Restricted Subsidiaries (other than in respect of Disqualified Stock or any equity contributed as Permitted Cure Securities or any such proceeds used in connection with Section 6.06(d) or Section 6.09(b)(i)(3) or used to fund charges, expenses, accruals or reserves in accordance with clause (k) of the definition of “Consolidated Net Income”) so long as such Indebtedness matures at least 91 days after the Maturity Date;

(bb) Indebtedness in respect of Senior Unsecured Notes and any Permitted Refinancing Indebtedness in respect thereof; and

(cc) all premium (if any, including tender premiums), defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (bb) of this Section 6.01.

For purposes of determining compliance with this Section 6.01, (A) Indebtedness need not be permitted solely by reference to one category of Permitted Indebtedness described in Section 6.01(a) through Section 6.01(cc) but may be permitted in part under any combination thereof and (B) in the event that an item of Indebtedness (other than any item of Indebtedness set forth in Sections 6.01(a), (b), (m) or (bb) meets the criteria of another category of Permitted Indebtedness described in Section 6.01 (other than Sections 6.01(a), (b), (m) or (bb)), the Borrower may, in its sole discretion, reclassify such item of Indebtedness and such item of Indebtedness shall be treated as having been incurred or existing pursuant to such other clause.

SECTION 6.02. Liens. Create, incur or assume any Lien on any of its property or assets (including Equity Interests or other securities of any person) at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a) (i) Liens existing on the First Restatement Effective Date (or created following the First Restatement Effective Date pursuant to agreements in existence on the First Restatement Effective Date requiring the creation of such Liens) and, in each case, set forth on Schedule 6.02(a); provided that such Liens shall secure only those obligations that they secure on the First Restatement Effective Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of the Borrower or any of the other Restricted Subsidiaries other than (A) after-acquired property that is affixed to or incorporated into the property covered by such Lien and (B) proceeds and products thereof and (ii) Liens existing on the First Restatement Effective Date securing property or assets having a fair market value not to exceed $5.0 million in the aggregate and, in each case, any modifications, replacements, renewals or extensions thereof;

(b) any Lien created under the Loan Documents, and any Lien created under the definitive documentation evidencing any other Indebtedness permitted under Section 6.01(b);

(c) any Lien securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(i); provided that in the case of a Lien securing Permitted Refinancing Indebtedness, such Lien shall be permitted subject to compliance with clause (d) of the definition of “Permitted Refinancing Indebtedness”;

(d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;

(e) Liens imposed by law, including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any of the other Restricted Subsidiaries shall have set aside on its books reserves in accordance with GAAP;

(f) (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Restricted Subsidiaries;

(g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred by the Borrower or any of the other Restricted Subsidiaries in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h) zoning restrictions, survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights of way covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or the other Restricted Subsidiaries;

(i) Liens securing Indebtedness permitted by Section 6.01(j) (limited to the assets subject to such Indebtedness or accessions to such property or the proceeds therefrom);

(j) Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.03, so long as such Liens attach only to the property sold and being leased in such Sale and Lease-Back Transaction and any accessions thereto or proceeds thereof and related property;

(k) Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

(l) Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date pursuant to Section 5.10 and any replacement, extension or renewal of any such Lien (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement); provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal and any after-acquired property that is affixed to or incorporated into the property covered by such Lien;

(m) any interest or title of a lessor or sublessor under any leases or subleases entered into by the Borrower or any of the other Restricted Subsidiaries in the ordinary course of business;

(n) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of the other Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any of the other Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of the other Restricted Subsidiaries in the ordinary course of business;

(o) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(p) leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business that do not interfere in any material respect with the business of the Borrower and any of the other Restricted Subsidiaries taken as a whole;

(q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(r) Liens solely on any cash earnest money deposits made by the Borrower or any of the other Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(s) Liens with respect to property or assets of any Restricted Subsidiary that is not a Loan Party securing Indebtedness of any Restricted Subsidiary that is not a Loan Party permitted under Section 6.01;

(t) Liens with respect to property or assets of a Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted under Section 6.01(s);

(u) Liens securing Leverage Ratio Debt; provided such Liens (i) apply only to property or assets of a Foreign Subsidiary, (ii) apply only to the Collateral and are (A) with respect to the Term Loan Priority Collateral, junior in priority to the Liens on the Term Loan Priority Collateral securing the Term Loan Obligations, but senior in priority to the Liens on the Term Loan Priority Collateral securing the Obligations and (B) with respect to the ABL Priority Collateral, junior in priority to the Liens on the ABL Priority Collateral securing the Obligations and the Term Loan Obligations or (iii) apply only to the Collateral and are junior in priority to the Liens on the Collateral securing the Obligations and the Term Loan Obligations; provided further any such Liens on Collateral are governed by an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;

(v) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(w) Liens arising from precautionary Uniform Commercial Code financing statements;

(x) Liens on Equity Interests of any joint venture or Unrestricted Subsidiary (i) securing obligations of such joint venture or Unrestricted Subsidiary, as the case may be, or (ii) pursuant to the relevant joint venture agreement or arrangement;

(y) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (d) of the definition thereof;

(z) Liens securing obligations in respect of trade-related letters of credit, trade-related bank guarantees or similar trade-related obligations permitted under Section 6.01(w) and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, bank guarantees or similar obligations and the proceeds and products thereof;

(aa) Liens securing insurance premium financing arrangements so long as such Liens are limited to the applicable unearned insurance premiums;

(bb) Liens in favor of the Borrower or any of the Restricted Subsidiaries; provided that if any such Lien shall cover any Collateral, the holder of such Lien shall execute and deliver to the Administrative Agent a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent;

(cc) Liens securing obligations permitted under Section 6.01(m) to the extent such Liens are subject to the ABL/Term Loan Intercreditor Agreement or other intercreditor agreement(s) reasonably satisfactory to the Administrative Agent and substantially consistent with and no less favorable to the Lenders in any material respect than the ABL/Term Loan Intercreditor Agreement;

(dd) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals, or replacements) as a whole, or in part, of any Indebtedness secured by any Lien permitted by the foregoing clauses; provided, however, that (x) such new Lien pursuant to this clause (dd) shall be limited to all or part of the same property (which, for the avoidance of doubt, may include after-acquired property to the extent such after-acquired property would be subject to the existing Lien) that secured the original Lien (plus improvements on and accessions to such property), and (y) the Indebtedness secured by such Lien at such time pursuant to this clause (dd) is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder, plus accrued interest, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided, further, that if any original Lien was subject to an intercreditor agreement with the Administrative Agent, such new Lien shall be subject to an intercreditor agreement substantially consistent with and no less favorable to the Lenders in any material respect than such original intercreditor agreement; and

(ee) other Liens securing obligations in an aggregate principal amount outstanding at any time not to exceed, at the time of incurrence of such Lien (and after giving effect thereto) the greater of (i) $50.0 million and (ii) 4.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which the Required Financial Statements have been delivered pursuant to Section 5.04, so long as any such Liens on the Accounts or Inventory of any Borrower Party or Guarantor are subordinated to the Liens on such assets securing the Obligations pursuant to the ABL/Term Loan Intercreditor Agreement or another intercreditor agreement substantially consistent with and no less favorable to the Lenders in any material respect than the ABL/Term Loan Intercreditor Agreement.

For purposes of determining compliance with this Section 6.02, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of Permitted Liens described in Section 6.02(a) through Section 6.02(ee) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) (other than any Lien permitted by Section 6.02(b) or (cc)) meets the criteria of another category of Permitted Liens described in Section 6.02 (other than Section 6.02(b) or (cc)), the Borrower may, in its sole discretion, reclassify such Lien securing such item of Indebtedness (or any portion thereof) and such Lien securing such item of Indebtedness will be treated as being incurred or existing pursuant to such other clause.

SECTION 6.03. Sale and Lease-Back Transactions.

(a) Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided that Sale and Lease-Back Transactions shall be permitted (a) pursuant to the Sale/Lease-Back Documents, (b) with respect to property owned (i) by the Borrower or any of its Domestic Subsidiaries that is acquired after the First Restatement Effective Date so long as such Sale and Lease-Back Transaction is consummated within 270 days of the acquisition of such property or (ii) by any Foreign Subsidiary of the Borrower regardless of when such property was acquired and (c) so long as at the time of any such Sale and Lease-Back Transaction (and after giving effect thereto), the Remaining Present Value of outstanding leases entered into pursuant to this Section 6.03, together with the outstanding amount of Indebtedness pursuant to Section 6.01(j) shall not exceed the greater of (i) $50.0 million and (ii) 3.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Sale and

Lease-Back Transaction for which Required Financial Statements have been delivered pursuant to Section 5.04; provided that the Remaining Present Value of outstanding leases entered into pursuant to this Section 6.03 shall not apply for purposes of calculating Permitted Indebtedness under Section 6.01(j) or permitted Sale and Lease-Back Transactions under this Section 6.03 if the proceeds of the related Sale and Lease-Back Transactions are used to prepay Term Loans or Revolving Loans or any Incremental Revolving Commitments (in each case, to the extent commitments in respect thereof are permanently reduced by the amount of such prepayments).

SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger, consolidation or amalgamation with a person that is not a Wholly Owned Subsidiary immediately prior to such merger, consolidation or amalgamation) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an “Investment”), any other person, except:

(a) the Closing Date Transactions;

(b) (i) Investments in the Equity Interests of Holdings, the Borrower or any other Restricted Subsidiary, (ii) intercompany loans to the Borrower or any other Restricted Subsidiary and (iii) Guarantees of Indebtedness expressly permitted hereunder; provided that in the case of an Investment by the Borrower or any of the other Restricted Subsidiaries in a Restricted Subsidiary that is not a Loan Party, at the time such Investment is made, no Event of Default shall have occurred and be continuing; provided, further, that, at the time of the making of any such Investment (and after giving effect thereto), the sum of (A) outstanding Investments (valued at the time of the making thereof and without giving effect to any write downs or write offs thereof) made after the Closing Date in Restricted Subsidiaries that are not Loan Parties pursuant to clause (i) plus (B) outstanding intercompany loans made after the Closing Date to Subsidiaries that are not Loan Parties pursuant to clause (ii) plus (C) outstanding Guarantees of Indebtedness after the Closing Date of Subsidiaries that are not Loan Parties pursuant to clause (iii) shall not exceed an aggregate net amount equal to the greater of (1) $60.0 million and (2) 4.00% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which Required Financial Statements have been delivered pursuant to Section 5.04; provided, further, that (x) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings or any of its Subsidiaries and (y) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-overs or extensions of terms) and made in the ordinary course of business consistent with past practice shall not be included in calculating the limitation in this paragraph (b) at any time;

(c) Permitted Investments and Investments that were Permitted Investments when made;

(d) Investments arising out of the receipt by the Borrower or any of the other Restricted Subsidiaries of non-cash consideration for the sale or other disposition of assets permitted under Section 6.05;

(e) loans and advances to officers, directors, managers and employees or consultants of any Parent Entity or any of its Restricted Subsidiaries (i) not to exceed $15.0 million in the aggregate at any time outstanding (calculated without regard to write downs or write offs thereof), (ii) in respect of payroll payments and expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or (iii) in connection with the purchase of Equity Interests of any Parent Entity solely to the extent that the amount of such loans and advances shall be contributed to Holdings or any of its Restricted Subsidiaries in cash as common equity;

(f) accounts receivable, security deposits and repayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any repayments and other credits to suppliers made in the ordinary course of business;

(g) Hedge Agreements permitted by Section 6.01(c);

(h) Investments existing on, or contractually committed as of, the First Restatement Effective Date and set forth on Schedule 6.04(h) and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investments existing or committed on the First Restatement Effective Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the First Restatement Effective Date);

(i) Investments resulting from pledges and deposits under the following clauses of Section 6.02: (a), (f), (g), (k), (q), (r) and (ee);

(j) other Investments in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) not to exceed at the time of the making of such Investment (and after giving effect thereto) and together with all outstanding Investments pursuant to this Section 6.04(j)(i), the greater of (A) $75.0 million and (B) 4.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which Required Financial Statements have been delivered pursuant to Section 5.04 (plus any returns of capital actually received by the respective investor in respect of Investments theretofore made by it pursuant to this clause (j)(i));

(k) Investments constituting Permitted Business Acquisitions;

(l) intercompany loans among Foreign Subsidiaries and Guarantees by Foreign Subsidiaries permitted by Section 6.01(n);

(m) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case, in the ordinary course of business and Investments acquired as a result of a foreclosure by the Borrower or any of the other Restricted Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(n) Investments of a Subsidiary of the Borrower acquired after the First Restatement Effective Date or of an entity merged into, or consolidated or amalgamated with, the Borrower or any other Restricted Subsidiary after the First Restatement Effective Date, in each case, (i) to the extent permitted under this Section 6.04, (ii) in the case of any acquisition, merger, consolidation or amalgamation, in accordance with Section 6.05, and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, consolidation or amalgamation and were in existence on the date of such acquisition, merger, consolidation or amalgamation;

(o) acquisitions of obligations of one or more directors, officers, managers or other employees of any Parent Entity, the Borrower or any other Restricted Subsidiary in connection with such director’s, officer’s, manager’s or employee’s acquisition of Equity Interests of any Parent Entity, so long as no cash is actually advanced by the Borrower or any of the other Restricted Subsidiaries to such directors, officers or employees in connection with the acquisition of any such obligations;

(p) Guarantees of operating leases (for the avoidance of doubt, excluding Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Borrower or any of the other Restricted Subsidiaries in the ordinary course of business;

(q) Investments to the extent that payment for such Investments is made with Equity Interests of any Parent Entity;

(r) Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 6.06;

(s) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(t) Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to Section 6.04);

(u) advances in the form of a repayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or any of the other Restricted Subsidiaries;

(v) Investments, including loans and advances to any Parent Entity, so long as Borrower or any of the other Restricted Subsidiaries would otherwise be permitted to make a Restricted Payment in such amount; provided that the amount of any such Investment shall also be deemed to be a Restricted Payment under the appropriate clause of Section 6.06 for all purposes of this Agreement;

(w) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other persons;

(x) purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property in each case in the ordinary course of business, to the extent such purchases and acquisitions constitute Investments;

(y) Investments received substantially contemporaneously in exchange for Equity Interests of any Parent Entity;

(z) Investments in (i) joint ventures and Unrestricted Subsidiaries, (ii) the Equity Interests of one or more newly formed persons that are received in consideration of the contribution by the Borrower or any of the other Restricted Subsidiaries of assets (including Equity Interests and cash) to such person or persons and (iii) Foreign Subsidiaries, in each case, valued at the fair market value of such Investment at the time such Investment is made, in the aggregate at any time outstanding not to exceed the greater of (x) $45.0 million and (y) 2.50% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which Required Financial Statements have been delivered pursuant to Section 5.04 (calculated without regard to write downs or write offs thereof); provided that if any Investment pursuant to this clause (z) is made in any person that is not a Restricted Subsidiary at the date of the making of such Investment and such person becomes a Restricted Subsidiary after such date pursuant to another Investment (including a Subsidiary Redesignation) the amount of which, when taken together with the amount of the prior Investment, would be permitted under another provision of this Section 6.04, any Investment in such person outstanding under this Section 6.04(z) shall thereafter be deemed to have been made pursuant to such other provision and shall cease to have been made pursuant to this clause (z) for so long as such person continues to be a Restricted Subsidiary;

(aa) Investments in assets useful in the business of the Borrower and any of its Subsidiaries made with the proceeds of any Reinvestment Deferred Amount or Below Threshold Asset Sale Proceeds (each as defined in the Term Loan Credit Agreement); provided, that if the underlying Asset Sale or Recovery Event was with respect to Holdings or a Subsidiary Loan Party, then such Investment shall be consummated by a Subsidiary Loan Party;

(bb) additional Investments; provided that both immediately before such Investment is made and immediately after giving effect thereto, the Investment Conditions shall be satisfied on a Pro Forma Basis; and

(cc) Investments in the Term Loans, the Senior Unsecured Notes and other Permitted Indebtedness of the Borrower, in each case to the extent such purchases or repurchases are not otherwise prohibited hereunder.

The amount of Investments that may be made at any time in Subsidiaries of the Borrower that are not Subsidiary Loan Parties pursuant to Section 6.04(b) or Section 6.04(j) (the “Related Sections”) may, at the election of the Borrower, be increased by the amount of Investments that could be made at such time under the other Related Section; provided that the amount of each such increase in respect of one Related Section shall be treated as having been used under the other Related Section.

SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into, or consolidate or amalgamate with, any other person, or permit any other person to merge into or consolidate with it, or sell, transfer or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of any Restricted Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person or any division, unit or business of any other person, except that this Section 6.05 shall not prohibit:

(a) (i) the purchase and sale of inventory or equipment in the ordinary course of business, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business, (iii) the disposition of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business or (iv) the disposition of Investments;

(b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger, consolidation or amalgamation of any Restricted Subsidiary into (or with) the Borrower in a transaction in which the Borrower is the survivor, (ii) the merger, consolidation or amalgamation of any Restricted Subsidiary into or with any Restricted Subsidiary of the Borrower (or person that will become a Restricted Subsidiary of the Borrower) that is or will become, substantially contemporaneously with the closing of the relevant transaction, a Subsidiary Loan Party in a transaction in which the surviving or resulting entity is a Restricted Subsidiary of the Borrower that is or becomes a Subsidiary Loan Party, (iii) the merger, consolidation or amalgamation of any Restricted Subsidiary that is not a Loan Party into or with any other Restricted Subsidiary that is not a Loan Party, (iv) the liquidation or dissolution or change in form of entity of any Restricted Subsidiary (other than the Borrower) if the Borrower or any Parent Entity on behalf of the Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrower and (with respect to any liquidation or dissolution of a Loan Party, to the extent the residual assets of such Loan Party or proceeds thereof are not transferred to another Loan Party) is not materially disadvantageous to the Lenders or (v) the merger, consolidation or amalgamation of any Restricted Subsidiary of Holdings (other than the Borrower) with or into any other person in order to effect an Investment permitted under Section 6.04 so long as the continuing or surviving person shall be or become a Restricted Subsidiary of the Borrower that is a Subsidiary Loan Party if the merging, consolidating or amalgamating Restricted Subsidiary was a Loan Party and which, together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 5.10;

(c) sales, transfers, leases or other dispositions to the Borrower or any of the other Restricted Subsidiaries (upon voluntary liquidation or otherwise); provided that any sales, transfers, leases or other dispositions by a Loan Party to a Restricted Subsidiary that is not a Loan Party in reliance on this clause (c) shall be made in compliance with Section 6.07 and the aggregate gross proceeds (including non-cash proceeds) of any and all assets sold, leased, transferred or leased shall not in the aggregate exceed, as of the date of any such disposition (and after giving effect thereto), in any fiscal year of Holdings, the greater of (i) $20.0 million and (ii) 1.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such sale, transfer or other disposition for which Required Financial Statements have been delivered pursuant to Section 5.04;

(d) Sale and Lease-Back Transactions permitted by Section 6.03;

(e) Investments permitted by Section 6.04, Permitted Liens and Restricted Payments permitted by Section 6.06;

(f) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, contractual buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(g) Transfers of property subject to casualty, eminent domain or condemnation proceedings (including in lieu thereof);

(h) the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;

(i) sales of non-core assets acquired in connection with an acquisition permitted hereunder and sales of real estate assets acquired in an acquisition permitted hereunder which, in each case, within 90 days of the date of the acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of the Borrower or any of the other Restricted Subsidiaries or any of their respective businesses;

(j) terminations of Hedge Agreements;

(k) sales or dispositions of Equity Interests of Unrestricted Subsidiaries;

(l) (i) licensing and cross-licensing arrangements involving any technology, intellectual property or intellectual property rights of the Borrower or any other Restricted Subsidiary in the ordinary course of business, other than any such exclusive licensing arrangement that prevents the Borrower or any other Restricted Subsidiary from conducting its business in any material respect, and (ii) the sale, disposal, abandonment, cancellation or lapse of intellectual property rights, or any issuances or registrations, or applications for issuances or registrations, of any intellectual property rights, which, in the reasonable good faith determination of the Borrower or any Parent Entity on behalf of the Borrower, are uneconomical, negligible, or not material to the conduct of the business of the Borrower or the other Restricted Subsidiaries;

(m) the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(n) sales, transfers or other dispositions of assets not otherwise permitted by this Section 6.05; provided that (A) no Event of Default shall have occurred and be continuing or would result therefrom, (B) at least 75.0% of the consideration therefor shall be in the form of cash and cash equivalents and (C) such sale, transfer or disposition shall be made for fair value (as determined by the Borrower in good faith); provided, further, that (A) any liabilities (as shown on the most recent Required Financial Statements or in the notes thereto) of the Borrower or any of its Subsidiaries, other than liabilities that are by their terms subordinated to the Obligations, that are assumed by the transferee with respect to the applicable disposition and for which the Borrower and its Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Borrower or its Subsidiaries from such transferee that are converted by the Borrower or such Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable disposition and (C) any Designated Non-Cash Consideration received in respect of such disposition having an aggregate fair market value as determined by the Borrower in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is then outstanding, shall not exceed the greater of (x) $35.0 million and (y) 2.0% of Consolidated Total Assets (measured at the time such Designated Non-Cash Consideration is received), with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed for purposes of this clause (n) to be cash;

(o) Permitted Business Acquisitions (including any merger, consolidation or amalgamation in order to effect a Permitted Business Acquisition); provided that following any such merger, consolidation or amalgamation involving the Borrower, the Borrower shall be the surviving entity;

(p) leases, licenses, or subleases or sublicenses of any real or personal property in the ordinary course of business;

(q) sales, leases or other dispositions of inventory of the Borrower or any of its Subsidiaries determined by the management of the Borrower or any Parent Entity on behalf of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or such Subsidiary;

(r) any exchange or swap, including transactions covered by Section 1031 of the Code, of assets for services or other assets of comparable or greater value; provided that (i) no Event of Default shall exist or would result therefrom and (ii) in the event of an exchange or swap with a fair market value in excess of $15.0 million, such exchange or swap shall have been approved by at least a majority of the Governing Persons of the Borrower or any Parent Entity on behalf of the Borrower; and

(s) (i) termination of leases in the ordinary course of business, (ii) the expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business.

To the extent any Collateral is disposed of in a transaction expressly permitted by this Section 6.05 to any person other than Holdings, the Borrower or any other Restricted Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall take, and shall be authorized by each Lender to take, any actions reasonably requested by the Borrower in order to evidence the foregoing, in each case, in accordance with Section 9.18.

SECTION 6.06. Restricted Payments. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), directly or indirectly, whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than

Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares) (the foregoing, “Restricted Payments”) other than:

(a) Restricted Payments to Holdings, the Borrower or any other Subsidiary of Holdings (or, in the case of non-Wholly Owned Subsidiaries, to Holdings and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of Holdings, the Borrower or such Subsidiary) based on their relative ownership interests so long as any repurchase of its Equity Interests from a person that is not Holdings or a Restricted Subsidiary of Holdings is permitted under Section 6.04);

(b) Restricted Payments to permit any Parent Entity to (i) pay operating, overhead, legal, accounting and other professional fees and expenses (including directors’ fees and expenses and administrative, legal, accounting, filings and similar expenses), (ii) pay fees and expenses related to any public offering or private placement of debt or equity securities of any Parent Entity whether or not consummated or any Investment permitted hereunder, (iii) pay fees, non-income taxes and expenses in connection with any Parent Entity’s ownership of any Subsidiary or the maintenance of its legal existence, (iv) make payments permitted by Section 6.07 (other than Section 6.07(g)) or (v) pay customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any Parent Entity, in each case, in order to permit such Parent Entity to make such payments;

(c) (i) Restricted Payments to any Parent Entity that files, or to any Parent Entity for the purpose of paying to any other Parent Entity that files, a consolidated U.S. federal or combined or unitary state tax return that includes Holdings and its Subsidiaries (or the taxable income thereof), in each case, to the extent income taxes reportable on such return are attributable to Holdings and its Restricted Subsidiaries, in an amount not to exceed the amount that Holdings and its Restricted Subsidiaries would have been required to pay in respect of U.S. federal, state or local taxes (as the case may be) in respect of such fiscal year if Holdings and its Restricted Subsidiaries paid such taxes directly as a stand-alone taxpayer (or stand-alone group) and (ii) to the extent of amounts paid by Unrestricted Subsidiaries to Holdings or any of its Subsidiaries (unless (A) such cash distribution by an Unrestricted Subsidiary is prohibited or restricted by any law, (B) the Borrower is unable to obtain, through commercially reasonable efforts, any required consent, approval or authorization of any Governmental Authority for such cash distribution, or (C) such cash distribution is prohibited by any contractual obligation or the terms of any security that the Borrower, through commercially reasonable efforts, is unable to avoid), Restricted Payments to any Parent Entity necessary to pay the tax liabilities of Unrestricted Subsidiaries or of any Parent Entity attributable to Unrestricted Subsidiaries;

(d) Restricted Payments to any Parent Entity the proceeds of which are used to purchase or redeem, or to any Parent Entity for the purpose of paying to any other Parent Entity to purchase or redeem, the Equity Interests of such Parent Entity (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of the Borrower or any of its Restricted Subsidiaries, their respective estates or family members, or by any Plan or any shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate amount of such purchases or redemptions under this clause (d) shall not exceed (i) $25.0 million in the aggregate in any fiscal year of Holdings (with any unused amounts in any fiscal year being carried over to the immediately succeeding fiscal year) plus (ii) the amount of Net Cash Proceeds (other than any such Net Cash Proceeds used for purposes of Section 6.01(aa) or Section 6.09(b)(i)(3) or used to fund charges, expenses, accruals or reserves in accordance with clause (k) of the definition of “Consolidated Net Income”) contributed to the Borrower or Holdings that were received by any Parent Entity during such fiscal year from sales of Equity Interests of any Parent Entity to directors, managers, consultants, officers or employees of the Borrower or any of its Subsidiaries in connection with permitted employee compensation and incentive arrangements, plus (iii) the amount of net proceeds of any key man life insurance policies received during such calendar year plus (iv) the amount of any bona fide cash bonuses otherwise payable to members of management, directors or consultants of the Borrower or any of its Subsidiaries in connection with the Closing Date Transactions that are foregone in return for the receipt of Equity Interests, the fair market value of which is equal to or less than the amount of such cash bonuses, which, if not used in any year, may be carried forward to any subsequent fiscal year; provided, further, that cancellation of Indebtedness owing to Holdings, the Borrower or any of its Subsidiaries from any future, present or former employees, directors, managers or consultants (or any of their respective estates or family members) of the Borrower or any of its Subsidiaries in connection with a repurchase of Equity Interests of any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 6.06;

(e) non-cash repurchases of Equity Interests of Holdings, the Borrower or any of the Restricted Subsidiaries deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f) Restricted Payments to allow any Parent Entity to make, or to any Parent Entity for the purpose of paying to any other Parent Entity to make, payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person; provided that any such payment is not for the purpose of evading the limitations of this Section 6.06;

(g) Restricted Payments to any Parent Entity in an amount equal to the greater of (x) 6.0% per annum of the cash proceeds received from any public offering of the Equity Interests of Holdings or any Parent Entity that are contributed to or received by Holdings or the Borrower and (y) 5.0% of market capitalization (calculated based on the average closing price per share of the common equity interests of the Borrower, Holdings or Parent Entity, as applicable, for the 30 consecutive trading days immediately preceding the date of declaration of the Restricted Payment (it being understood that with respect to market capitalization based on the closing price per share of the common equity interests of a Parent Entity, such calculation shall be adjusted by the Borrower in good faith to reflect the portion of such market capitalization attributable to the Borrower and its Subsidiaries)), so long as no Default or Event of Default has occurred or is continuing;

(h) Restricted Payments to any Parent Entity to finance, or to any Parent Entity for the purpose of paying to any other Parent Entity to finance, any Investment permitted to be made pursuant to Section 6.04; provided that (i) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (ii) such Parent Entity shall, immediately following the closing thereof, cause (A) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or any other Subsidiary or (B) the merger, consolidation or amalgamation (to the extent permitted by Section 6.05) of the person formed or acquired into the Borrower or any other Subsidiary in order to consummate such Permitted Business Acquisition or Investment, in each case, in accordance with the requirements of Section 5.10;

(i) so long as no Event of Default has occurred and is continuing, Restricted Payments to any Parent Entity not to exceed (i) $2.0 million in any fiscal year to pay, or to any Parent Entity for the purpose of paying to any other Parent Entity to pay, monitoring, consulting, management, transaction, advisory, termination or similar fees payable to a Sponsor or any Sponsor Affiliate in accordance with the terms of any management or similar agreement with terms reasonably consistent with the terms of similar agreements entered into by similar financial sponsors and portfolio companies as determined in good faith by the Borrower or any Parent Entity on behalf of the Borrower at the time such management or similar agreement is entered into by the Sponsors and the Borrower (or, in the case of Teachers, distributions and dividends paid to Teachers to approximate management fees and transaction and advisory fees) (it being understood that any amounts that are not paid due to the existence of an Event of Default shall accrue and may be paid when the applicable Event of Default ceases to exist or is otherwise waived and (ii) indemnities, reimbursements and reasonable and documented out-of-pocket fees and expenses of a Sponsor or any Sponsor Affiliate in connection therewith; provided that with respect to this clause (ii), such payments shall be on terms reasonably consistent with arrangements entered into between similar financial sponsors and portfolio companies as determined in good faith by the Borrower or any Parent Entity on behalf of the Borrower;

(j) Restricted Payments in an amount sufficient to make, to the extent permitted pursuant to Section 6.09(b), scheduled payments of interest on, prepayments of, or other payments in respect of, any Junior Financing;

(k) Restricted Payments required by the terms of agreements as in effect on the First Restatement Effective Date (or as amended, to the extent such amendment is not adverse to the Lenders in any material respect) and listed on Schedule 6.06(k);

(l) so long as no Event of Default has occurred and is continuing, payments to a Sponsor or any Sponsor Affiliate for any financial advisory, financing, underwriting or placement services or in respect of other investment banking or transaction advisory activities, including in connection with (i) the Closing Date Transactions, acquisitions or divestitures, which payments are approved by the majority of the Governing Persons of the Borrower or any Parent Entity on behalf of the Borrower, in good faith and (ii) distributions and dividends paid to Teachers to approximate management fees and transaction and advisory fees; provided that such payments shall be on terms reasonably consistent with arrangements entered into between similar financial sponsors and portfolio companies as determined in good faith by the Borrower or any Parent Entity on behalf of the Borrower; and

(m) additional Restricted Payments; provided that both immediately before such Restricted Payment is made and immediately after giving effect thereto, the Payment Conditions shall be satisfied on a Pro Forma Basis.

SECTION 6.07. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates in a transaction involving aggregate consideration in excess of $5.0 million for a single transaction or a series of related transactions, unless such transaction is (i) otherwise permitted (or required) under this Agreement or (ii) upon terms no less favorable in any material respect, taken as a whole, to Holdings or its Restricted Subsidiaries, as applicable, than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate as reasonably determined by the Borrower in good faith, except that this Section 6.07 shall not prohibit:

(a) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Governing Persons of the Borrower or any Parent Entity;

(b) loans or advances to directors, officers, managers, employees or consultants of any Parent Entity, the Borrower or any of its Subsidiaries in accordance with Section 6.04(e);

(c) transactions between or among the Borrower and any other Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which a Loan Party is the surviving entity);

(d) the payment of fees, customary benefits, reasonable out of pocket costs and indemnities to directors, officers, consultants and employees of a Parent Entity, the Borrower or any of the other Restricted Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to Holdings and its Restricted Subsidiaries (which shall be 100% for so long as such Parent Entity owns no assets other than, directly or indirectly, the Equity Interests in Holdings and its Restricted Subsidiaries and assets incidental to the ownership of Holdings and its Restricted Subsidiaries);

(e) (i) the Closing Date Transactions pursuant to the Closing Date Transaction Documents and (ii) transactions, agreements and arrangements in existence on the First Restatement Effective Date and set forth on Schedule 6.07(e) or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect;

(f) (i) any employment agreements entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors and (iii) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;

(g) Restricted Payments permitted under Section 6.06, including payments to any Parent Entity;

(h) any purchase by Parent Entity or its Subsidiaries of the Equity Interests of any Wholly Owned Subsidiary; provided that any Equity Interests of any Wholly Owned Subsidiary purchased by such Parent Entity shall be pledged to the Administrative Agent on behalf of the Lenders pursuant to the Collateral Agreement;

(i) so long as no Specified Event of Default has occurred and is continuing, any agreement to pay, and the payment of, monitoring, consulting, management, transaction, advisory, termination or similar fees payable to a Sponsor or any Sponsor Affiliate pursuant to a management agreement or another similar or related agreement entered into with a Sponsor or any Sponsor Affiliate, which agreement has terms reasonably consistent with the terms of similar agreements entered into by similar financial sponsors and portfolio companies as determined in good faith by the Borrower or any Parent Entity on behalf of the Borrower at the time such management or similar agreement is entered into (or, in the case of Teachers, distributions and dividends paid to Teachers to approximate management fees and transaction and advisory fees), provided that amounts paid pursuant to this Section 6.07 shall not exceed $2.0 million in any fiscal year, and provided, further, that to the extent any such fees are not paid due to the occurrence of a Specified Event of Default, such fees shall accrue during the continuance of such Specified Event of Default and paid immediately upon the cure, cessation or waiver of such Specified Event of Default;

(j) [Reserved];

(k) any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Governing Persons of Holdings or the Borrower from an accounting, appraisal or investment banking firm, in each case, of nationally recognized standing which letter states that such transaction is on terms that are no less favorable to Holdings or its Subsidiaries, as applicable, than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate or is fair from a financial point of view;

(l) subject to clause (i) of this Section 6.07, the payment of all fees, expenses, bonuses and awards related to the Closing Date Transactions contemplated by the Confidential Information Memorandum dated September 2013, as modified or supplemented prior to the Closing Date, including fees to a Sponsor or any Sponsor Affiliate;

(m) transactions with a joint venture, partnership, limited liability company or other entity for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice;

(n) the issuance, sale or transfer of Equity Interests of Holdings or the Borrower to any Parent Entity and capital contributions by any Parent Entity to Holdings or the Borrower;

(o) the issuance of Equity Interests to the management of Holdings or any of its Subsidiaries in connection with the Closing Date Transactions;

(p) payments by Holdings or any of the Restricted Subsidiaries pursuant to tax sharing agreements among Holdings and any of the Restricted Subsidiaries on customary terms that require each party to make payments when such taxes are due or refunds received of amounts equal to the income tax liabilities and refunds generated by each such party calculated on a separate return basis, and payments to the party generating tax benefits and credits of amounts equal to the value of such tax benefits and credits made available to the group by such party;

(q) payments or loans (or cancellation of loans) to employees, directors, officers or consultants that are (i) approved by a majority of the Governing Persons (excluding any interested persons) of Holdings or the Borrower in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement;

(r) transactions with customers, clients, suppliers, or purchasers or sellers or licensors or licensees of goods or services, licenses or sublicenses of intellectual property or lease or sublease of assets, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to Holdings and its Subsidiaries;

(s) transactions between or among Holdings or any of its Restricted Subsidiaries and any person, a director of which is also a director of the Borrower or any Parent Entity, so long as (i) such director abstains from voting as a director of the Borrower or such Parent Entity, as the case may be, on any matter involving such other person and (ii) such person is not an Affiliate of the Borrower for any reason other than such director’s acting in such capacity;

(t) transactions permitted by, and complying with, the provisions of Section 6.04(b) and Section 6.05(b); and

(u) intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the Borrower) for the purpose of improving the consolidated tax efficiency of Holdings and its Subsidiaries and not for the purpose of circumventing any covenant set forth herein.

SECTION 6.08. Business of Borrower.

Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by the Borrower or any other Restricted Subsidiary on the First Restatement Effective Date and any similar, corollary, related, incidental or complementary businesses or business activities or a reasonable extension, development or expansion thereof or ancillary thereto.

SECTION 6.09. Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By Laws and Certain Other Agreements; etc.

(a) Amend or modify in any manner materially adverse to the Lenders or the Administrative Agent, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation (or similar document), by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of the Borrower or any other Restricted Subsidiary.

(b) (i) Make, or agree or offer in writing to pay or make, directly or indirectly, any payment or other distribution (other than any consent or amendment fee) in cash in respect of (A) any Indebtedness permitted to be incurred hereunder that is subordinated in right of payment of the Obligations or secured by Liens that are in all respects subordinated to the Liens securing the Obligations, (B) Senior Unsecured Notes or unsecured Indebtedness incurred pursuant to Section 6.01(bb), (C) any Permitted Refinancing Indebtedness in respect of any of the foregoing (“Junior Financing”), (D) any Term Loan Obligations or any Permitted Refinancing Indebtedness in respect thereof or (E) any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing or such Term Loan Obligations (or any Permitted Refinancing Indebtedness in respect thereof) except for (1) the incurrence of Permitted Refinancing Indebtedness in respect thereof, (2) payments of regularly scheduled principal and interest, mandatory offers to repay, mandatory repayments of principal, premium and interest and payments of fees, expenses and indemnification obligations with respect to such Junior Financing or Term Loan Obligations (or any Permitted Refinancing Indebtedness in respect thereof), (3) payments or distributions in respect of all or any portion of such Junior Financing or Term Loan Obligations (or any Permitted Refinancing Indebtedness in respect thereof) with the proceeds (other than any such proceeds used in connection with Section 6.01(aa) or Section 6.06(d) or used to fund charges, expenses, accruals or reserves in accordance with clause (k) of the definition of “Consolidated Net Income”) contributed directly or indirectly to the Borrower or Holdings by any Parent Entity from the issuance, sale or exchange by any Parent Entity of Equity Interests made within 18 months prior thereto, (4) the conversion of any such Junior Financing or Term Loan Obligations (or any Permitted Refinancing Indebtedness in respect thereof) to Equity Interests of any Parent Entity, (5) so long as no Event of Default has occurred and is continuing, any payment that is intended to prevent any Junior Financing or Term Loan Obligations (or any Permitted Refinancing Indebtedness in respect thereof) from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code, (6) additional payments and distributions so long as both immediately before such payment or distribution is made and immediately after giving effect thereto, the Payment Conditions are satisfied on a Pro Forma Basis or (7) otherwise in an amount up to $25.0 million; or

(ii) amend or modify, or permit the amendment or modification of, any provision of any Junior Financing or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not materially adverse to the Lenders (as reasonably determined by the Borrower) or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness”.

(c) Permit any Restricted Subsidiary to enter into any agreement or instrument that by its terms restricts (1) the payment of dividends or distributions or the making of cash advances to the Borrower or any of its Subsidiaries that is a direct or indirect parent of such other Restricted Subsidiary or (2) the granting of Liens by the Borrower or such Restricted Subsidiary pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(i) restrictions imposed by applicable law;

(ii) contractual encumbrances or restrictions (A) under the Term Loan Documents, (B) under the Senior Unsecured Notes, (C) under the definitive documentation evidencing any Credit Agreement Refinancing Indebtedness or Credit Agreement Refinancing Indebtedness (as defined in the Term Loan Credit Agreement), (D) under Indebtedness created under Incremental Revolving Commitments, Incremental Term Loans, Incremental Equivalent Term Debt, (E) under Indebtedness permitted under Section 6.01(b) or Indebtedness secured by a Lien permitted under Section 6.02(u) or 6.02(ee) and (F) under any Permitted Refinancing Indebtedness in respect of any of the foregoing or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness that does not materially expand the scope of such encumbrances or restrictions (taken as a whole);

(iii) any restriction on a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Restricted Subsidiary pending the closing of such sale or disposition;

(iv) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(v) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(vi) any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Sections 6.01(i), (j), (k), (l), (n) or (s) or Permitted Refinancing Indebtedness in respect thereof;

(vii) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(viii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(ix) customary provisions restricting assignment of any agreement or any rights thereunder, in each case, entered into in the ordinary course of business;

(x) customary restrictions and conditions contained in any agreement relating to the sale, transfer or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer or other disposition;

(xi) customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(xii) customary net worth provisions contained in Real Property leases entered into by Restricted Subsidiaries, so long as the Borrower or any Parent Entity on behalf of the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and the other Restricted Subsidiaries to meet their ongoing obligations;

(xiii) any agreement in effect at the time any person becomes a Restricted Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Restricted Subsidiary;

(xiv) restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Restricted Subsidiary of the Borrower that is not a Subsidiary Loan Party;

(xv) customary restrictions on leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(xvi) restrictions on cash or other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business; or

(xvii) any encumbrances or restrictions of the type referred to in Section 6.09(c)(1) and Section 6.09(c)(2) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xvi) above, so long as such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower or any Parent Entity on behalf of the Borrower, no more restrictive in any material respect with respect to or such Lien, dividend and other payment restrictions than those contained in the Lien, dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 6.10. Financial Performance Covenant. Upon the occurrence and during the continuance of a Covenant Trigger Event, Holdings shall maintain a Fixed Charge Coverage Ratio, on a Pro Forma Basis, of not less than 1.00:1.00 for the most recent period of four consecutive fiscal quarters for which Required Financial Statements have been, or are required to be, delivered at the time of occurrence of such Covenant Trigger Event, and each subsequent four fiscal quarter period ending during the continuance of such Covenant Trigger Event.

ARTICLE VIA

Holdings Covenant

Holdings covenants and agrees with each Lender that, so long as this Agreement shall remain in effect:

(a) Holdings shall not conduct, transact or otherwise engage in any material operating or business activities; provided that the following and any activities incidental thereto shall be permitted in any event:

(i) its ownership of the Equity Interests of Borrower, including payment of dividends and other amounts in respect of its Equity Interests;

(ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance);

(iii) the performance of its obligations with respect to (x) the Loan Documents, the Term Loan Documents, the documents relating to the Senior Unsecured Notes, any other Indebtedness permitted to be incurred pursuant to Section 6.01 and any refinancing of the foregoing, and (y) any management agreement entered into with a Sponsor or a Sponsor Affiliate, which management agreement has terms reasonably consistent with the terms of similar agreements entered into by financial sponsors and portfolio companies at the time such management agreement is entered into;

(iv) any public offering of its common stock or any other issuance or sale of its Equity Interests and related activities to becoming and maintaining any requirements as a public reporting company or registrant with the SEC or any other securities regulatory authorities;

(v) the issuance of securities, payment of dividends, making contributions to the capital of its Subsidiaries and guaranteeing the obligations of the Borrower and the other Restricted Subsidiaries to the extent not prohibited under this Agreement;

(vi) making (x) payments or Restricted Payments to the extent otherwise permitted under this Article VIA and (y) Restricted Payments with any amounts received pursuant to transactions permitted under, and for the purposes contemplated by, Section 6.06;

(vii) participating in tax, accounting and other administrative matters (x) as a member of the Borrower, (y) as a member of any unitary, combined or similar group including Holdings and the Borrower, or (z) with respect to its own business and activities;

(viii) holding any cash or property (but not operate any property) received in connection with permitted Restricted Payments pending application of the proceeds thereof;

(ix) the entry into and performance of its obligations with respect to contracts and other arrangements directly related to any other activity permitted under this clause (a) and providing indemnification to officers, managers, directors and employees;

(x) making Investments in assets that are cash or cash equivalents; and

(xi) activities incidental to the businesses or activities described in clauses (i) to (x) above.

(b) Holdings may merge, amalgamate or consolidate with or into any other person; provided that (i) such person is organized under the laws of the United States or any state or other political subdivision thereof (including any territory or the District of Columbia) and (ii) such person upon the consummation of such merger, consolidation or amalgamation becomes a party to this agreement and assumes the obligations of Holdings hereunder and from and after such time such person shall be deemed to be Holdings for all purposes hereunder.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):

(a) any representation or warranty made or deemed made by Holdings, the Borrower or any other Subsidiary Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made;

(b) default shall be made in (i) the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof, at a date fixed for repayment thereof, by acceleration thereof or otherwise or (ii) the provision of any cash collateral when and as the same shall be required pursuant to Section 2.05(m);

(c) default shall be made in the payment of any interest on any Loan or the reimbursement of any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in paragraph (b) of this Section 7.01) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default shall be made in the due observance or performance by Holdings, the Borrower or any other Subsidiary Loan Party of any covenant, condition or agreement contained in (i) Section 5.01(a), Section 5.05(a), Section 5.07, Section 5.08 or Section 5.11 (but only if such default occurs during a Cash Dominion Event) or in Article VI or Article VIA (in each case solely to the extent applicable to such person) or (ii) Section 5.04(h) and such default shall continue unremedied for a period of five Business Days following notice thereof from the Administrative Agent to the Borrower;

(e) default shall be made in the due observance or performance by the Borrower or any other Subsidiary Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) of this Section 7.01) (in each case solely to the extent applicable to such person) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;

(f) (i) any event or condition shall occur that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (after all applicable grace periods have actually expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the repayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) the Borrower or any Restricted Subsidiary shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g) a Change in Control shall have occurred;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any of the Material Subsidiaries, or of a substantial part of the property or assets of Holdings, the Borrower or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Material Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any Material Subsidiary or (iii) the winding up or liquidation of Holdings, the Borrower or any Material Subsidiary (except, in the case of any Material Subsidiary, in a transaction permitted by Section 6.05) and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Holdings, the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Material Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(j) the failure by the Borrower or any other Material Subsidiary to pay one or more final judgments aggregating in excess of $30.0 million (to the extent not covered by insurance and which are not vacated, discharged, effectively waived or stayed or bonded pending appeal within 30 days from entry thereof), or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any other Subsidiary Loan Party to enforce any such judgment;

(k) (i) a trustee shall be appointed by a United States district court to administer any Plan, (ii) an ERISA Event or ERISA Events shall have occurred with respect to any Plan or Multiemployer Plan, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iv) Holdings, the Borrower or any other Restricted Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization (within the meaning of Section 4242 of ERISA), is being terminated, is insolvent (within the meaning of Section 4245 of ERISA) or is in endangered or critical status (within the meaning of Section 305 of ERISA) or (v) Holdings, the Borrower or any other Restricted Subsidiary shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan (other than any “prohibited transaction” for which a statutory or administrative exemption is available) and, in each case, with respect to clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; and

(l) (i) any material provision of any Loan Document shall cease to be, or be asserted in writing by Holdings, the Borrower or any other Restricted Subsidiary not to be, for any reason, a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are of the type which may be included in the Borrowing Base (regardless of eligibility) or otherwise are not immaterial to Holdings, the Borrower and the other Restricted Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by the Borrower or any other Loan Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under a Security Document or to file Uniform Commercial Code continuation statements or take the actions described on Schedule 3.04 and except to the extent that such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer or (iii) the Guarantees pursuant to the Security Documents by any Loan Party of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof) or shall be asserted in writing by Holdings, the Borrower or any other Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations;

then, (i) in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (A) terminate forthwith the Commitments, (B) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding, (C) if the Loans have been declared due and payable pursuant to clause (B) above, demand cash collateral pursuant to Section 2.05(j) and (D) exercise all rights and remedies granted to it under any Loan Document and all of its rights under any other applicable law or in equity, and (ii) in any event with respect to the Borrower described in paragraph (h) or (i) of this Section 7.01, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding. Notwithstanding the foregoing, if the Borrower fails to comply with the Financial Performance Covenant, the Lenders and the Administrative Agent may not take any of the actions set forth in this Section 7.01 until after the Cure Expiration Date and then only to the extent a cure has not been effected pursuant to Section 7.02 on or prior to the Cure Expiration Date.

SECTION 7.02. Right to Cure. Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower Parties fail (or, but for the operation of this Section 7.02, would fail) to comply with the requirements of the Financial Performance Covenant, until the expiration of the tenth day subsequent to the date (i) the Required Financial Statements are required to be delivered pursuant to Section 5.04(a) or (b) and (ii) the Financial Performance Covenant is required to be tested (the “Cure Expiration Date”), any Parent Entity shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the common equity (or such other equity reasonably satisfactory to the Administrative Agent) capital of such Parent Entity, and, in each case, to contribute any such cash to the capital of the Borrower (collectively, the “Cure Right”) and, upon the receipt by the Borrower of such cash (the “Cure Amount”) pursuant to the exercise by such Parent Entity of such Cure Right, the Financial Performance Covenant shall be recalculated giving effect to a pro forma adjustment by which Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any four-quarter period that contains such quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount. The resulting increase to Consolidated EBITDA from the application of a Cure Amount shall not result in any adjustment to Consolidated EBITDA or any other financial definition for any purpose under this Agreement other than for purposes of calculating the Financial Performance Covenant. In each four fiscal quarter period there shall be at least two fiscal quarters in which the Cure Right is not exercised and the Cure Right may not be exercised more than five times during the term of this Agreement. For purposes of this Section 7.02, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant and no effect shall be given to the Cure Amount (including any prepayment of Indebtedness with the Cure Amount) other than the recalculation of Consolidated EBITDA pursuant to this Section 7.02. If, after giving effect to the adjustments in this Section 7.02, the Borrower shall then be in compliance with the requirements of the Financial Performance Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of the Financial Performance Covenant and any related default that had occurred shall be deemed cured for the purposes of this Agreement.

ARTICLE VIII

The Agents

SECTION 8.01. Appointment.

(a) Each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Hedge Agreements and as potential Cash Management Banks) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Hedge Agreements and as potential Cash Management Banks) hereby irrevocably designates and appoints the Administrative Agent as agent of such Lender under this Agreement and the other Loan Documents, as applicable, including as the Collateral Agent for such Lender and the other applicable Secured Parties under the applicable Security Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacities, to enter into and take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Lenders and the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative

Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. For the avoidance of doubt, the Borrower shall have no liability for the actions of the Administrative Agent pursuant to the immediately preceding sentence.

(b) In furtherance of the foregoing, each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Hedge Agreements and as potential Cash Management Banks) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Hedge Agreements and as potential Cash Management Banks) hereby appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on the Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In connection therewith, the Administrative Agent (and any Subagents appointed by the Administrative Agent pursuant to Section 8.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Administrative Agent) shall be entitled to the benefits of this Article VIII (including Section 8.07) as though the Administrative Agent (and any such Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(c) Each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Hedge Agreements and as potential Cash Management Banks) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Hedge Agreements and as potential Cash Management Banks) irrevocably authorizes the Administrative Agent, at its option and in its discretion: (i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Commitments and payment in full of all Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) and the expiration, termination or cash collateralization (in a manner reasonably satisfactory to the Administrative Agent and the applicable Issuing Banks) of all Letters of Credit, (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document or (C) if approved, authorized or ratified in writing in accordance with Section 9.08 hereof; (ii) to release any Loan Party from its obligations under the Loan Documents if such person ceases to be a Subsidiary as a result of a transaction permitted hereunder or is designated as an Unrestricted Subsidiary; and (iii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(i) or (j). Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the Loan Documents.

(d) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Agents and any Subagents allowed in such judicial proceeding and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

SECTION 8.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of the agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent may also from time to time, when the Administrative Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Subagent so appointed by the Administrative Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects in accordance with the foregoing provisions of this Section 8.02 in the absence of the Administrative Agent’s gross negligence or willful misconduct.

SECTION 8.03. Exculpatory Provisions. None of the Administrative Agent, its Affiliates or any of their respective officers, directors, employees, agents or attorneys-in-fact shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) the Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed in good faith by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed in good faith by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Credit Event that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to such Credit Event. The Administrative Agent may consult with legal counsel (including counsel to Holdings and the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

SECTION 8.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

SECTION 8.06. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

SECTION 8.07. Indemnification. The Lenders agree to indemnify each Agent and each Issuing Bank, in each case in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), in the amount of its pro rata share (based on its aggregate Revolving Facility Credit Exposure and, in the case of the indemnification of each Agent, unused Commitments hereunder; provided that the aggregate principal amount of Swingline Loans owing to the Swingline Lender and of L/C Disbursements owing to any Issuing Bank shall be considered to be owed to the Revolving Lenders ratably in accordance with their respective Revolving Facility Credit Exposure) (determined at the time such indemnity is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or such Issuing Bank in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or such Issuing Bank under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s or such Issuing Bank’s gross negligence or willful misconduct. The failure of any Lender to reimburse the Administrative Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent or such Issuing Bank, as the case may be, for such other Lender’s ratable share of such amount. The agreements in this Section 8.07 shall survive the payment of the Loans and all other amounts payable hereunder.

SECTION 8.08. Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not the Administrative Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit or Swingline Loan participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

SECTION 8.09. Successor Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent resigns as the Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless a Specified Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed if such successor is a commercial bank with a combined capital and surplus of at least $5.0 billion, and otherwise may be withheld in the Borrower’s sole discretion), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the reference to the resigning Administrative Agent shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the retiring Administrative Agent hereunder shall, on behalf of the Lenders and the Issuing Banks, appoint a successor agent which shall (unless a Specified Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed). After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 8.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. The Borrower shall have no obligation to pay any annual fee to any successor that is greater than or in addition to the annual fees payable to the Administrative Agent as in effect on the First Restatement Effective Date.

SECTION 8.10. Lead Arrangers; Co-Syndication Agents; Co-Documentation Agents. None of the Lead Arrangers, Co-Syndication Agents or Co-Documentation Agents shall have any duties or responsibilities hereunder in their respective capacities as such.

SECTION 8.11. Certain ERISA Matters.(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

(c) The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.12. Acknowledgements of Lenders and Issuing Banks. (a) If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party such Lender or Issuing Bank (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment

Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (i) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party such Lender or Issuing Bank, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case.

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.12(b)(ii).

(c) Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return

Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 8.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices; Communications.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, in each case, as follows:

(i) if to any Loan Party, the Administrative Agent any Issuing Bank as of the First Restatement Effective Date or the Swingline Lender, to the address, facsimile number, e-mail address or telephone number specified for such person on Schedule 9.01; and

(ii) if to any other Lender or Issuing Bank, to the address, facsimile number, e‑mail address or telephone number specified in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders and any Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or any Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 9.01(b) shall be effective as provided in such Section 9.01(b).

(d) Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(e) Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01 or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent and each Lender (by facsimile or e-mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; provided, further, that, upon reasonable request by the Administrative Agent, the Borrower shall also provide a hard copy to the

Administrative Agent of any such document; provided, further, that any documents posted for which a link is provided after normal business hours for the recipient shall be deemed to have been given at the opening of business on the next Business Day for such recipient. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Section 2.15, Section 2.17 and Section 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

SECTION 9.03. Binding Effect. This Agreement shall become effective when it has been executed by Holdings, the Borrower, and the Administrative Agent and when the Administrative Agent has received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, each Issuing Bank, each Agent, each Lender and their respective permitted successors and assigns.

SECTION 9.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) no Borrower Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, any Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) of this Section 9.04, any Lender may assign to one or more assignees (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if

a Specified Event of Default has occurred and is continuing, any other person; provided, further, that such consent shall be deemed to have been given if the Borrower has not responded within 10 Business Days after notice by the Administrative Agent or the respective assigning Lender; and

(B) the Administrative Agent, each Issuing Bank and the Swingline Lender; and

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5.0 million, unless each of the Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if a Specified Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Approved Funds shall be treated as one assignment for purposes of meeting the minimum assignment amount requirement), if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent);

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.17;

(D) the Assignee shall not be the Borrower or any of the Borrower’s Affiliates or Subsidiaries; and

(E) the Assignor shall deliver to the Administrative Agent any Note issued to it with respect to the assigned Loan.

For the purposes of this Section 9.04, “Approved Fund” shall mean any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.13, Section 2.14, Section 2.15 and Section 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

(iv) The Administrative Agent, acting for this purpose as the Administrative Agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Revolving L/C Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender (solely with respect to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), all applicable tax forms, any Note outstanding with respect to the assigned Loan, the processing and recordation fee referred to in paragraph (b)(ii)(B) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent promptly shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b)(v).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitments and the outstanding balances of its Loans, in each case, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the Borrower or any other Subsidiary or the performance or observance by Holdings, the Borrower or any other Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent Required Financial Statements delivered pursuant to Section 5.04, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) the Assignee will independently and without reliance upon the Administrative Agent or the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) the Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) (2) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 9.04(b)(i) or clauses (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 9.08(c) and (2) directly affects such Participant and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to clause (c)(ii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.13, Section 2.14 and Section 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided that such Participant shall be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(i) A Participant shall not be entitled to receive any greater payment under Section 2.15, Section 2.16 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 to the extent such Participant fails to comply with Section 2.17(e) as though it were a Lender.

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(f) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) of this Section 9.04.

(g) [Reserved].

(h) If the Borrower wishes to replace all of the Loans and Commitments with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders, instead of repaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.08(d)). Pursuant to any such assignment, all Loans and Commitments shall be purchased at par (allocated among the Lenders in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 9.05(b). By receiving such purchase price, the Lenders shall automatically be deemed to have assigned the Loans or Commitments pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph (h) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(i) Notwithstanding the foregoing, no assignment may be made or participation sold to a Disqualified Institution without the prior written consent of the Borrower. For the avoidance of doubt, the list of Disqualified Institutions shall be made available to the Lenders.

SECTION 9.05. Expenses; Indemnity.

(a) The Borrower Parties, jointly and severally, agree to pay all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent and the Lead Arrangers in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent (and in the case of enforcement of this Agreement, the Lenders) in connection with the preparation, execution and delivery, amendment, modification, waiver or enforcement of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower or provided for in this Agreement) or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated), including the reasonable, documented and invoiced fees, charges and disbursements of a single counsel for the Administrative Agent and the Lead Arrangers (and in the case of enforcement of this Agreement, the Lenders) (which shall be Simpson Thacher & Bartlett LLP), one firm of local counsel in each appropriate jurisdiction and, in the case of any actual or perceived conflict of interest, one additional firm of counsel for the Administrative Agent and the Lead Arrangers (and in the case of enforcement of this Agreement, the Lenders).

(b) The Borrower Parties, jointly and severally, agree to indemnify the Administrative Agent, each Lead Arranger, each Lender, each Issuing Bank, each of their respective Affiliates and each of their respective directors, officers, employees, agents, advisors, controlling persons, equityholders, partners, members and other representatives and each of their respective successors and permitted assigns (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable, documented and invoiced fees, charges and disbursements of one firm of counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of counsel in each appropriate jurisdiction (which may include a single special counsel in multiple jurisdictions) for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, an additional counsel for all Indemnitees subject to such conflict taken as a whole), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds thereof (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by Holdings, the Borrower or any of their Subsidiaries or Affiliates; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (1) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties or (2) a material breach of the obligations of such Indemnitee hereunder or (B) result from any proceeding between or among Indemnitees that does not involve an act or omission by the Borrower or the other Subsidiaries (other than claims against the Administrative Agent or any Lead Arranger in its capacity or in fulfilling its role as the Administrative Agent or a Lead Arranger or any similar role hereunder (excluding its role as a Lender)).

(c) Subject to and without limiting the generality of the foregoing sentence, the Borrower Parties, jointly and severally, agree to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses claims, damages, liabilities and related expenses, including reasonable, documented and invoiced fees, charges and disbursements of one firm of counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of counsel in each appropriate jurisdiction (which may include a single special counsel in multiple jurisdictions) for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, an additional counsel for all Indemnitees subject to such conflict taken as a whole) and reasonable, documented and invoiced consultant fees, in each case, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of any claim related to Environmental Laws and the Borrower or any of the Restricted Subsidiaries, or any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any property for which the Borrower or any of its Restricted Subsidiaries is, or is alleged to be, liable under Environmental Laws; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties.

(d) Any indemnification or payments required by the Loan Parties under this Section 9.05 shall not be duplicative of any indemnification or payments required by the Loan Parties under Section 2.17.

(e) To the fullest extent permitted by applicable law, Holdings and the Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special,

indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Commitment, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(f) The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement. All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

SECTION 9.06. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of Holdings or any Subsidiary Loan Party against any of and all the obligations of Holdings or any Subsidiary Loan Party now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have, but be exercised only at the direction of the Administrative Agent or the Required Lenders.

SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08. Waivers; Amendment.

(a) No failure or delay of the Administrative Agent or any Lender, any Issuing Bank in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, the Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.21, Section 2.22, Section 2.23 and Section 2.27, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders, and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that except as provided in Section 2.21, Section 2.22, Section 2.23 and Section 2.27, no such agreement shall:

(i) decrease, forgive, waive or excuse the principal amount of, or any interest on, or any fees in respect of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, or extend the stated expiration of any Letter of Credit (other than by waiver or modification of a condition precedent, Default, Event of Default or covenant), without the prior written consent of each Lender directly affected thereby, except as provided in Section 2.05(c) with respect to the expiration of Letters of Credit;

(ii) increase or extend the Commitment of any Lender or decrease, waive or excuse the Commitment Fees or L/C Participation Fees or other fees of, any Lender, Agent or Issuing Bank without the prior written consent of such Lender, Agent or Issuing Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase or extension of the Commitments of any Lender);

(iii) extend any date on which payment of principal or interest on any Loan or any L/C Disbursement or any Fees, without the prior written consent of each Lender adversely affected thereby;

(iv) amend the provisions of Section 2.18(b), (c) or (d) of this Agreement, Section 5.02 of the Collateral Agreement or any analogous provision of any other Loan Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby;

(v) change the definition of the term “Revolving Facility Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrower Parties would be increased, or increase any of the percentages set forth in the definition of “Revolving Facility Borrowing Base” without the prior written consent of Revolving Lenders holding 66 2/3% of the Revolving Facility Commitments and Revolving Loans then outstanding; provided that the foregoing shall not limit the ability of the Administrative Agent to implement, change or eliminate any Reserves in its Reasonable Credit Judgment as permitted hereunder without the prior written consent of any Lenders;

(vi) amend or modify the provisions of this Section 9.08 or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the First Restatement Effective Date);

(vii) release all or substantially all of the Collateral (or subordinate the Liens in favor of the Administrative Agent on all or substantially all of the Collateral) or release any of Holdings or all or substantially all of the Subsidiary Loan Parties from their respective Guarantees under the Collateral Agreement, without the prior written consent of each Lender;

(viii) increase the aggregate Revolving Facility Commitments, other than as provided in Section 2.21, without the prior written consent of each Revolving Lender; or

(ix) amend or restate Section 2.21, 2.22 or 2.23 in a manner that would subordinate the payment or Collateral priority of the existing Commitments without the consent of each Lender adversely affected thereby;

provided that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or an Issuing Bank hereunder without the prior written consent of the Administrative Agent or such Issuing Bank acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender.

(c) Without the consent of the Administrative Agent or any Lender or Issuing Bank, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(d) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower may enter into Incremental Facility Amendments in accordance with Section 2.21, Refinancing Amendments in accordance with Section 2.22 and Extension Amendments in accordance with Section 2.23, and such Incremental Facility Amendments, Refinancing Amendments, Extension Amendments and Credit Agreement Refinancing Indebtedness shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.

(e) Notwithstanding the foregoing, the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document; provided that the Administrative Agent shall promptly give the Lenders notice of any such amendment, modification or supplement.

(f) Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made, with the consent of the Borrower and the Administrative Agent to the extent necessary to integrate any Incremental Revolving Facility Commitments on substantially the same basis as the Revolving Loans, as applicable.

(g) Notwithstanding the foregoing, no consent of any Defaulting Lender shall be required other than with respect to any amendment or waiver set forth in clauses (i) through (iv) of Section 9.08(b) that directly and adversely affect such Lender.

SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.

SECTION 9.10. Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11. .

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission (e.g., “PDF” or “TIFF”) shall be as effective as delivery of a manually signed original.

SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15. Jurisdiction; Consent to Service of Process.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against any Loan Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party from asserting or seeking the same in the New York Courts.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.16. Confidentiality. Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information relating to Holdings, the Borrower and any Subsidiary furnished to it by or on behalf of Holdings, the Borrower or any other Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Issuing Bank or the Administrative Agent without violating this Section 9.16 or (c) was available to such Lender, such Issuing Bank or the Administrative Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to Holdings, the Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any pledge under Section 9.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16) and (F) to any direct or indirect contractual counterparty in Hedge Agreements or other transaction under which payments are to be made by reference to the Borrower and its obligations or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16); or to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement. Notwithstanding the foregoing, no such information shall be disclosed to a Disqualified Institution that constitutes a Disqualified Institution at the time of such disclosure without the Borrower’s prior written consent. In addition, any of the Administrative Agent and the Lenders may provide information regarding each facility hereunder to service providers providing administrative and ministerial services solely in connection with the syndication and administration of such facility on a confidential basis; provided that, except with respect to information which has been publicly disclosed other than in breach of the terms hereof, this Agreement, the Administrative Agent or such Lender shall inform each such Person of the agreement under this Section 9.16 and cause any such Person to acknowledge its agreement to be bound by the agreement under this Section 9.16 or terms substantially similar herewith.

SECTION 9.17. Platform; Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent or the Lead Arrangers will make available to the Lenders and the Issuing Banks materials or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all the Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the Issuing Banks and the Lenders to treat the Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws, (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent and the Lead Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

SECTION 9.18. Release of Liens and Guarantees. In the event that any Loan Party is designated as an Unrestricted Subsidiary or conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of any Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Section 6.05, any Liens created by any Loan Document in respect of such Unrestricted Subsidiary or Equity Interests or assets shall be automatically released and the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense in connection with the release of any Liens created by any Loan Document in respect of such Unrestricted Subsidiary or Equity Interests or assets, and, in the case of either an Unrestricted Subsidiary or a disposition of the Equity Interests of any Subsidiary Loan Party (other than the Borrower) in a transaction permitted by Section 6.05 (including through merger, consolidation, amalgamation or otherwise) and as a result of which such Subsidiary Loan Party would cease to be a Subsidiary, such Subsidiary Loan Party’s obligations under the Collateral Agreement shall be automatically terminated and the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower to terminate such Subsidiary Loan Party’s obligations under the Collateral Agreement. In addition, the Administrative Agent agrees to take such actions as are reasonably requested by the Borrower and at the Borrower’s expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) are paid in full and all Commitments are terminated and Letters of Credit expired, terminated or cash collateralized on terms satisfactory to the Issuing Banks.

SECTION 9.19. USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.

SECTION 9.20. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.21. Security Documents and ABL/Term Loan Intercreditor Agreement. The parties hereto acknowledge and agree that any provision of any Loan Document to the contrary notwithstanding, prior to the discharge in full of all Term Loan Claims (as defined in the ABL/Term Loan Intercreditor Agreement), the Loan Parties shall not be required to act or refrain from acting under any Security Document with respect to the Term Loan Priority Collateral in any manner that would result in a “Default” or “Event of Default” (as defined in any Term Loan Document) under the terms and provisions of the Term Loan Documents. Each Lender hereunder (a) consents to the subordination of Liens provided for in the ABL/Term Loan Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the ABL/Term Loan Intercreditor Agreement and (c) authorizes and instructs the Administrative Agent to enter into the ABL/Term Loan Intercreditor Agreement as ABL Agent (as defined in the ABL/Term Loan Intercreditor Agreement) and on behalf of such Lender. The foregoing provisions are intended as an inducement to the lenders under the Term Loan Credit Agreement to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the ABL/Term Loan Intercreditor Agreement.

SECTION 9.22. No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower prove were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of such Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft, certificates and other documents that strictly comply with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

SECTION 9.23. Acknowledgements. Each of Holdings and the Borrower hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Loan Parties on other matters, and the relationship between the Credit Parties, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Credit Parties, on the one hand, and the Loan Parties, on the other hand, have an arm's length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Credit Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other person, (g) none of the Credit Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Loan Parties or any such affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Loan Parties and the Credit Parties.

SECTION 9.24. No Novation(a) The terms and conditions of the Existing Revolving Credit Agreement are amended as set forth herein, and restated in their entirety and superseded by, this Agreement. Nothing in this Agreement shall be deemed to work a novation of any of the obligations under the Existing Revolving Credit Agreement. Notwithstanding any provision of this Agreement or any other document or instrument executed in connection herewith, the execution and delivery of this Agreement and the incurrence of obligations hereunder shall be in substitution for, but not in payment of, the obligations owed by the Borrower Parties and the Guarantors under the Existing Revolving Credit Agreement (it being acknowledged that the Existing Revolving Loans and Existing Swingline Loans are being repaid on the First Restatement Effective Date for administrative convenience and to facilitate any reallocation of Revolving Facility Commitments affected on the First Restatement Effective Date). From and after the date hereof, each reference to the “Credit Agreement” or other reference originally applicable to the

Existing Revolving Credit Agreement contained in any document executed and delivered in connection therewith shall be a reference to this Agreement, as amended, supplemented, restated or otherwise modified from time to time.

SECTION 9.25. Delivery of Signature Pages; Amendment to Collateral Agreement. Each Existing Lender shall consent to the amendment and restatement of the Existing Revolving Credit Agreement effected hereby by executing a signature page to this Agreement and each such Existing Lender hereby agrees that (to the extent it has a Revolving Facility Commitment) it will continue to be a party to this Agreement as a Lender, with obligations applicable to a Lender hereunder, including the obligation to make or continue to make extensions of credit to the Borrower and the Co-Borrowers in an aggregate amount not to exceed the amount of its Revolving Facility Commitment as set forth opposite such Lender’s name in Schedule 2.01, as such amount may be changed from time to time as provided in this Agreement.

(a) Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a signature page to this Agreement duly executed by such Lender and each such initial Lender agrees to all of the provisions of this Agreement and acknowledges that it will become a party to this Agreement as of the First Restatement Effective Date as a Lender, with obligations applicable to a Lender hereunder, including the obligation to make extensions of credit to the Borrower and the Co-Borrowers in an aggregate principal amount not to exceed the amount of its Revolving Facility Commitment as set forth opposite such Lender’s name in Schedule 2.01, as such amount may be changed from time to time as provided in this Agreement.

(b) Each Lender hereby directs and authorizes the Administrative Agent and Collateral Agent to enter into an amendment to the Collateral Agreement substantially in the form of Exhibit J hereto.

SECTION 9.26. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.